Filed Pursuant to Rule 424(b)(4)

Registration No. 333-282876

Prospectus

HONG KONG PHARMA DIGITAL TECHNOLOGY
HOLDINGS LIMITED

1,403,685 Ordinary Shares

This is the initial public offering of Hong Kong Pharma Digital Technology Holdings Limited, a Cayman Islands exempted holding company (“Hong Kong Pharma”) of 1,000,000 ordinary shares, par value $0.001 per share (the “Ordinary Shares”) on a firm commitment basis, which represents approximately 9.09% of the total outstanding Ordinary Shares following completion of this offering. The Selling Shareholders (as defined and named herein) are offering an aggregate of 403,685 Ordinary Shares, also on a firm commitment basis, which represents approximately 3.67% of the total outstanding Ordinary Shares following completion of this offering, to the underwriters pursuant to this prospectus. The initial public offering price per Ordinary Share is $4.00.

Prior to this offering, there has been no public market for the Ordinary Shares. The Ordinary Shares have been approved for listing on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HKPD.”

Hong Kong Pharma is not a Chinese operating company, but a Cayman Islands holding company with operations solely conducted by its subsidiaries, Joint Cross Border Logistics Company Limited and V-Alliance Technology Supplies Limited, each a limited liability corporation incorporated in Hong Kong (together, the “HK Subsidiaries”). Throughout this prospectus, unless the context indicates otherwise, the terms “Hong Kong Pharma” and “the Company” refer to Hong Kong Pharma, the Cayman Islands holding company and references to “we,” “us,” “our,” and “our company” are to Hong Kong Pharma and its HK Subsidiaries, as a whole. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by HK Subsidiaries.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, are eligible for reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

We will be considered a “controlled company” under Nasdaq corporate governance rules as we expect that more than 50% of Hong Kong Pharma’s voting power will be held by an individual, an entity or a group immediately following the consummation of this offering. As of the date of this prospectus, our Chief Executive Officer and Chairman, Mr. Lap Sun Wong, the beneficial owner of 6,348,720 Class A Ordinary Shares of the Company, held approximately 63.49% of the voting power of our outstanding share capital. Immediately following this offering, taking into consideration the Ordinary Shares being offered hereby, Mr. Lap Sun Wong will hold approximately 56.77% (or approximately 56.01% if the underwriters exercise the over-allotment option in full) of the voting power of the outstanding share capital of the Company and we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As a “controlled company,” we will be eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market although we do not intend to avail ourselves of these exemptions. See “Prospectus Summary — Implications of Being a Controlled Company.” Additionally, Mr. Lap Sun Wong will continue to be able to control our management and matters requiring an ordinary resolution of shareholders, including the appointment and removal of directors and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. However, our controlling shareholder, Mr. Lap Sun Wong, will not have the ability to determine matters requiring a special resolution of shareholders such as amending our memorandum and articles of association. For more information, please see “Risk Factors — Risks Related to The Offering and Ownership of The Ordinary Shares — Our Chief Executive Officer and Chairman, Mr. Lap Sun Wong, will continue to hold a majority of the voting power of the Company’s outstanding share capital after this offering, which will limit or preclude your ability to influence corporate matters.”

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF HONG KONG PHARMA, A CAYMAN ISLANDS HOLDING COMPANY, RATHER THAN SECURITIES OF HONG KONG PHARMA’S SUBSIDIARIES THAT CONDUCTS SUBSTANTIVE BUSINESS OPERATIONS IN HONG KONG. Hong Kong Pharma is not a Chinese operating company but rather a holding company incorporated in the Cayman Islands. Hong Kong Pharma has no material operations of its own, and all of our operations are conducted through the operating entities established in Hong Kong, HK Subsidiaries, which are wholly owned subsidiaries of Hong Kong Pharma. Hong Kong Pharma directly owns 100% equity interests in HK Subsidiaries. We do not and have no intention to operate our business through a variable interest entities (“VIE”) structure. For a description of our corporate structure, see “Our Corporate History and Structure” beginning on page 7. The holding company structure is not used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in such operating companies. Neither of our HK Subsidiaries is subject to any prohibitions or restrictions on direct foreign investment under Chinese laws. Chinese regulatory authorities could disallow this holding company structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering, including that it could cause the value of such securities to significantly decline or become worthless.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in HK Subsidiaries. While we are advised by our People’s Republic of China (“PRC”) legal counsel, Beijing Deheng Law Offices, as of the date of this prospectus, HK Subsidiaries’ operations in Hong Kong and this public offering of the Ordinary Shares in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), we face various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies that have shareholders or directors that are PRC individuals and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China apply to HK Subsidiaries’ operations in Hong Kong, should recent statements and regulatory actions by the PRC government apply to us in the future, and then we might face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity, data privacy and personal information pursuant to the PRC laws and regulations. The PRC government may also intervene or impose restrictions on HK Subsidiaries’ ability to move cash out of Hong Kong for distributing earnings and pay dividends. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or rules that require us to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in HK Subsidiaries’ business operations and the value of the Ordinary Shares, restrictions in HK Subsidiaries’ ability to accept foreign investments, significantly limit or completely hinder Hong Kong Pharma’s ability to continue to offer securities to investors or continued listing of the Ordinary Shares on a U.S. or other foreign exchange, or cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 35 of this prospectus for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after an application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As advised by our PRC legal counsel, Beijing Deheng Law Offices, based on relevant facts and current PRC laws, as of the date of this prospectus, we believe that this offering is not an indirect or direct offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules, and thus, we do not need to fulfil the CSRC filling procedure. However, given that the New Overseas Listing Rules have been introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, Hong Kong Pharma’s securities may be prohibited from trading following the completion of this offering if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China or in Hong Kong, because of positions taken by authorities in the jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in Mainland China or Hong Kong. This list does not include our auditor, Onestop Assurance PAC as our auditor is headquartered and based in Singapore and is registered with the PCAOB and subject to the PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in 2024 and beyond. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. While our auditor is based in Singapore and is subject to the PCAOB inspection, in the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause Hong Kong Pharma’s securities to be delisted from the U.S. stock exchange. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our offering, business operations, share price and reputation.” on page 37. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and Hong Kong Pharma’s memorandum and articles of association, Hong Kong Pharma’s board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following payment of the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Hong Kong Pharma to transfer cash to its HK Subsidiaries, Hong Kong Pharma may provide funding to HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Hong Kong Pharma may rely on dividends and other distributions on equity paid by HK Subsidiaries for its cash and financing requirements. Under Hong Kong law, HK Subsidiaries are permitted to provide funding to Hong Kong Pharma through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by HK Subsidiaries. HK Subsidiaries have not made any dividends or other distributions to Hong Kong Pharma as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong, including this offering, may be transferred by Hong Kong Pharma to HK Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Hong Kong Pharma nor HK Subsidiaries has paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. In addition, as of the date of this prospectus, the transfer of cash or other types of assets between Hong Kong Pharma and any of its HK Subsidiaries totaled $800,000. This amount represented the subscription price for the Class B Redeemable Ordinary Shares paid by the holder of such shares and was remitted to Joint Cross Border directly as an interest-free, payable on demand loan from Hong Kong Pharma. HK Subsidiaries, which carry out substantive operations, maintain the cash. Each of the HK Subsidiaries has established strict internal cash management policies, which stipulate that, among other things, (i) regarding cash, the entity should not hold more than HK$100,000 cash on a single day and excess cash should be deposited into bank accounts, and (ii) regarding bank accounts, including online banking, each entity has layered authorization for accessing and using bank accounts. Hong Kong Pharma and HK Subsidiaries currently do not have plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to keep any future earnings to finance the expansion of HK Subsidiaries’ business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on Hong Kong Pharma or HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on HK Subsidiaries from making transfers or distributions to Hong Kong Pharma or U.S. investors. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Hong Kong Pharma could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if HK Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their abilities to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 10, “Risk Factors — Risks Related to Our Business and Industry — Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government”, on page 33, “Dividend Policy” on page 51 and the consolidated financial statements and the accompanying footnotes beginning on page F-1 of this prospectus.

	Per Share	Total
Initial public offering price	$4.00	$5,614,740	(3)
Underwriting discounts(1)	$0.28	$393,032
Proceeds to us, before expenses(2)	$3.72	$3,720,000
Proceeds to the Selling Shareholders, before expenses	$3.72	$1,501,708

(1)	We and the Selling Shareholders have agreed to pay the underwriters (the “Underwriters”) a discount equal to seven percent (7.0%) (or $0.28 per share) of the public offering price in this offering. We have also agreed to pay the Underwriters, including Bancroft Capital, LLC, which we refer to as the Representative, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the offering. The foregoing table does not include the non-accountable expense. See also “Underwriting” beginning on page 119 of this prospectus for a description of compensation and other items of value payable to the Underwriters.

(2)	We expect our total cash expenses for this offering (including cash expenses payable to the Underwriters for their out-of-pocket expenses) to be approximately $772,718, exclusive of the above discount and the 1% non-accountable expense allowance. These payments will further reduce proceeds available to us before expenses.

(3)	Includes $4,000,000 in gross proceeds from the sale of 1,000,000 Ordinary Shares offered by the Company and $1,614,740 in gross proceeds from the sale of 403,685 Ordinary Shares offered by the Selling Shareholders.

In addition to the underwriting discounts listed above, upon closing of this offering, we have agreed to issue to the Representative, or its designees, up to 77,684 representative’s warrants to purchase, in aggregate, the number of Ordinary Shares equal to five percent (5.0%) of the number of Ordinary Shares sold by us and the Selling Shareholders in this offering (including without limitation any shares received by the Underwriters due to the exercise the over-allotment option) exercisable at any time and from time to time, in whole or in part, during the three year period commencing six months immediately following the date of commencement of sales of the securities issued in this offering, at a per share price equal to 120% of the initial public offering price. The registration statement of which this prospectus forms a part also registers the issuance of the Ordinary Shares issuable upon exercise of the Representative’s Warrants.

This offering is being conducted on a firm commitment basis. The Representative is obligated to take and pay for all of the Ordinary Shares if any such shares are taken. We have granted the Underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional fifteen percent (15.0%) of the total number of the Ordinary Shares offered by us pursuant to this offering, solely to cover over-allotments, at the public offering price less the underwriting discounts.

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholders on the closing date. We will not receive any proceeds from the sale of the Ordinary Shares being offered by the Selling Shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriters expect to deliver the Ordinary Shares to purchasers in this offering on or about January 16, 2025.

The date of this prospectus is January 14, 2025

Through and including February 8, 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. Neither we, the Selling Shareholder, nor the Underwriters have authorized anyone to provide you with different information, and we and the Underwriters take no responsibility for any other information others may give you. Neither we, the Selling Shareholder, nor the Underwriters are making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or the sale of any Ordinary Shares.

For investors outside the United States: Neither we, the Selling Shareholders, nor any of the Underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Hong Kong Pharma is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended.

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COMMONLY USED DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“API” are to application programming interface;

●	“Chinese government” or “PRC government” are to the government of Mainland China for the purposes of this prospectus only;

●	“Class A Ordinary Share(s)” are to Hong Kong Pharma’s Class A ordinary shares, par value $0.001 per share;

●	“Class B Redeemable Ordinary Share(s)” are to Hong Kong Pharma’s Class B redeemable ordinary shares, par value $0.001 per share;

●	“F&S Report” are to the industry report commissioned by Hong Kong Pharma and issued in 2024 by Frost & Sullivan entitled “OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market Independent Market Study”;

●	“HK Subsidiaries” are to Hong Kong Pharma’s direct wholly-owned subsidiaries, Joint Cross Border Logistics Company Limited and V-Alliance Technology Supplies Limited, each a Hong Kong corporation; each, an HK Subsidiary;

●	“HK$,” “HK Dollars” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Hong Kong Pharma” are to Hong Kong Pharma Digital Technology Holdings Limited, a holding company incorporated in the Cayman Islands as an exempted company;

●	“IFRS” are to the International Financial Reporting Standards, as issued by the International Accounting Standards Board;

●	“Joint Cross Border” are to Joint Cross Border Logistics Company Limited, an HK Subsidiary;

●	“V-Alliance” are to V-Alliance Technology Supplies Limited, an HK Subsidiary;

●	“Mainland China” are to the Mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“PRC” and “China” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of Mainland China for the purposes of this prospectus only;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Share Split” are to a 1-for-10 forward split effected on October 24, 2024, of the Company’s Class A and Class B Redeemable Ordinary Shares, by way of a share subdivision of its issued and unissued shares, with each of its issued and unissued shares subdivided into ten (10) shares. Immediately after the Share Split, the number of issued and outstanding shares of Hong Kong Pharma increased from 1,000,000 to 10,000,000 shares, comprising (i) 9,501,000 Class A Ordinary Shares issued and outstanding, par value $0.001 each and (ii) 499,000 Class B Redeemable Ordinary Shares issued and outstanding, par value $0.001 each. All share and per share data set forth in this prospectus have been retroactively adjusted to reflect the Share Split.

●

“Selling Shareholders” are to, collectively, Lap Sun Wong with respect to 103,759 Ordinary Shares, HongKong Profit Fields Group Limited with respect to 24,038 Ordinary Shares, Liang Zhang with respect to 250,000 Ordinary Shares, and All Smart Ventures Limited with respect to 25,888 Ordinary Shares.

●	“U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

●	“we,” “us,” “the Company,” “our” or “our company” are to the combined business of Hong Kong Pharma Digital Technology Holdings Limited, an exempted company incorporated in Cayman Islands, and its consolidated subsidiaries.

This registration statement contains translations of certain HK dollar amounts into U.S. dollar amounts solely for the convenience of the reader. These translations from Hong Kong dollars into U.S. dollars are determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets. No representation is made that HK$ or $ amount represents or could have been, or could be converted, realized or settled into $ or HK$, as the case may be, at any particular rate, or at all.

ii

Numerical figures included in this registration statement have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

Our fiscal year end is March 31. References to a particular “fiscal year” are to our fiscal year ended March 31 of that calendar year. Our consolidated financial statements have been prepared in accordance with IFRS.

For the sake of clarity, this registration statement follows the English naming convention of given name followed by family name or surname, regardless of whether an individual’s name is Chinese or English. For example, our director Mr. Wong’s name is presented herein as “Lap Sun Wong” even though, in Chinese, Mr. Wong’s name would be presented as “Wong Lap Sun.”

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

We have proprietary rights to trademarks used in this prospectus that are important to our business. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus may contain additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

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PROSPECTUS SUMMARY

Investors are cautioned that you are buying shares of a Cayman Islands holding company without operations of its own.

This summary highlights information appearing elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” sections and the consolidated financial statements and the related notes, before deciding whether to invest in the Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

The Company

Our Business

Hong Kong Pharma is an exempted limited liability company formed under the laws of the Cayman Islands on August 17, 2023. As a holding company with no material operations of its own, Hong Kong Pharma conducts its operations through its wholly owned subsidiaries, Joint Cross Border Logistics Company Limited and V-Alliance Technology Supplies Limited, each a limited liability corporation incorporated in Hong Kong and collectively referred to as HK Subsidiaries. See “Our Corporate History and Structure” beginning on page 7 for more information of our corporate structure. Our total revenue was $16,688,364 for the fiscal year ended March 31, 2024, representing an increase of $4,132,373, or 33% from $12,555,991 for the fiscal year ended March 31, 2023. Our profit was $1,329,717 for the fiscal year ended March 31, 2024, representing an increase of $331,521, or 33% from $998,196 for the fiscal year ended March 31, 2023. For additional information regarding our financial performance, see “Summary Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our business offering consists of two main categories: (i) OTC pharmaceutical cross-border e-commerce supply chain services, primarily conducted through our Hong Kong subsidiary, Joint Cross Border, which we refer to as the “Supply Chain Services” division and (ii) OTC pharmaceutical cross-border procurement and distribution, primarily conducted through our Hong Kong subsidiary, V-Alliance, which we refer to as the “Procurement and Distribution” division. Based in Hong Kong, Joint Cross Border has established itself as a leading provider of third-party supply chain services in Mainland China’s OTC pharmaceutical cross-border e-commerce market. According to the F&S Report, we ranked first in this sector by revenue in 2022. Through our engagement with OTC pharmaceutical suppliers, logistics companies, and merchants who operate stores on Chinese e-commerce platforms, Joint Cross Border offers a convenient one-stop solution for Mainland Chinese customers who wish to access OTC pharmaceutical products outside Mainland China. Joint Cross Border’s offering includes a comprehensive array of services, such as pre-consultation, product information review, procuring overseas OTC pharmaceutical products, enlisting OTC pharmaceutical products to the Hong Kong Department of Health (“HKDOH”), obtaining import and export permits and clearances, storing products at warehouses, packaging, and arranging for logistics and end-to-end delivery services for consumers.

The regulations and policies governing cross-border transportation of OTC pharmaceutical products vary from country to country. We believe that the traditional supply chain is inefficient in navigating the intricate regulatory landscape and thus unable to meet the significant and growing demand for overseas OTC pharmaceuticals by Mainland Chinese consumers. To capture this opportunity, Joint Cross Border offers its clients a suite of supply chain solutions to address the unique needs of handling cross-border OTC pharmaceutical products. We believe our advanced technological capabilities, vast experience in the OTC pharmaceutical supply chain service industry, and e-commerce insights can further entrench our position as an ever more important player in Mainland China’s OTC pharmaceutical cross-border e-commerce market. Our main customers are (i) e-commerce platform logistics partners like Hangzhou Cainiao Supply Chain Management Co., Ltd. (“CaiNiao”) who hire our supply chain services related to cross-border OTC pharmaceutical products and (ii) merchants on established Chinese e-commerce platforms such as Tmall, Meituan, Pinduoduo, JD.com, Xiaohongshu, and Youzan to offer popular OTC pharmaceutical products sourced from Hong Kong, Taiwan, Japan, and certain European countries like the United Kingdom and German. As of the date of this prospectus, our system has cataloged more than 6,000 stock keeping units (“SKUs”), including over 4,000 HKDOH-enlisted OTC SKUs. The OTC pharmaceutical products we manage or distribute include traditional OTC Chinese medicine manufactured in Hong Kong and outside China, and non-Chinese OTC medicine registered in Hong Kong and outside China. While over 90% of the products we deal with are OTC pharmaceutical products on average, our portfolio also includes non-pharmaceutical items such as health supplements.

We have received notable recognitions, including membership in The H.K. Medicine Dealers’ Guild, The Pharmaceutical Distributors Association of Hong Kong, and China Medical Pharmaceutical Material Association.

Our Products and Services

Our offering is divided into two main categories, each conducted by one of our HK Subsidiaries: (1) Supply Chain Services and (2) Procurement and Distribution. For the fiscal years ended March 31, 2024 and 2023, we derived $10,145,855, approximately 60.8% of our total revenue, and $8,051,575, approximately 64.1% of our total revenue from our Supply Chain Services division, respectively. For the fiscal years ended March 31, 2024 and 2023, we derived $6,217,798, approximately 37.3% of our total revenue, and $4,481,379, approximately 35.7% of our total revenue from our Procurement and Distribution division, respectively.

OTC Pharmaceutical Cross-border E-commerce Supply Chain Services

Our import services under this division include (i) engaging our in-house medical professionals to sort out products into different categories, (ii) providing information related to the classification of the OTC pharmaceuticals to customers, and if classified as “western medicine” (meaning non-Chinese medicine) not registered in Hong Kong, submitting related information to the HKDOH for enlisting, (iii) applying for drug import certificates from the HKDOH, and (iv) coordinating with customers, our warehouse team, and other parties regarding invoice, import certificate, warehousing pre-entry preparation and subsequent transportation to our warehouses in Hong Kong.

After the products arrive in our warehouses, we offer a range of value-added services to prepare products for final delivery to consumers in Mainland China. Such services include adding specific labels, packaging, extended storage, product inspection, batch processing, photography, counting, disposal, and addition of gift packaging, samples or pamphlets, among others. Our warehouses thereafter process releases from warehouse in our system in accordance with order information from e-commerce logistics companies or online merchant clients. In addition, we also assist with processing export documents, delivering the goods to Hong Kong Customs and Mainland Customs for customs clearance, and ultimately delivering the products to the last mile carrier for express delivery to the end consumer. We outsource some of these services, such as customs clearance and delivery within Mainland China, to third-party business partners.

OTC Pharmaceutical Cross-border Procurement and Distribution

In addition to providing supply chain services, we also procure overseas OTC pharmaceutical products and sell them to merchants on established Chinese e-commerce platforms as well as pharmaceutical distributors.

Before the commencement of procurement, we ensure the relevant OTC pharmaceutical products have been enlisted with HKDOH.

Our procurement process includes (i) analyzing cross-border OTC pharmaceutical sales and customer orders to determine the types of OTC pharmaceuticals in demand and the delivery times needed, (ii) negotiating with suppliers on pricing and product arrival times, (iii) comparing quotations and lead time from suppliers to finalize purchase products and quantities, (iv) confirming the shipping schedule, deploying in-house medical professionals and our customs clearance team to utilize the Company’s relevant import qualifications to process corresponding import documents, (v) coordinating with freight companies for the products to arrive at the destination port, and (vi) collecting corresponding import data for reporting to relevant government authorities.

Once our procured products are in our warehouses, distribution typically includes (i) executing sales contracts with customers based on customer needs, (ii) confirming availability of the ordered products in our warehouses, and (iii) shipping out the products once our finance department confirms recipient of payment.

We currently keep abreast of new OTC drugs mainly through four channels: (i) distributors outside China, with whom we have established supply partnerships, regularly recommending new drugs to us; (ii) attending professional pharmaceutical conferences or exhibitions, through which we discover new drugs; (iii) drug manufacturers, with whom we have previously transacted, promoting their new products to us; and (iv) data from our Supply Chain Services division.

Our Competitive Strength

We believe we distinguish ourselves from our competitors through the following competitive strengths:

●	Advanced Proprietary Technology Infrastructure;

●	Scalability;

●	Flexibility of Our Offerings;

●	Regulatory Compliance; and

●	Seasoned and Visionary Management Team and Established Market Presence.

Our Market Opportunity and Competition

We believe that we entered Mainland China’s OTC pharmaceutical cross-border e-commerce supply chain industry in its early stages and have established ourselves as one of the main players in the industry. This strategic positioning places us at the forefront of a promising market opportunity, characterized by the exponential growth and increasing demand for overseas OTC pharmaceutical products facilitated through online platforms, reflecting the evolving consumer preferences and the trends of digital adoption in the healthcare sector.

Currently, we are offering OTC pharmaceutical cross-border e-commerce supply chain services for platform logistics partners of, and merchants on, primarily four e-commerce platforms in Mainland China: Tmall, JD.com, Meituan, and Pinduoduo.

We seek to differentiate ourselves from competitors with our efficient process, reduced logistics cost, and existing relationships with keys players in the industry. With our exceptional services, expanding customer base, and data-driven approach, we believe we will continue to efficiently scale and generate strong returns.

Growth Strategies

We intend to leverage our competitive strengths to pursue the following growth strategies:

●	Continuously Upgrade Our Technology Infrastructure;

●	Expand Our Sales Team; and

●	Optimize Working Capital and Operations.

Summary of Risk Factors

Investing in our Ordinary Shares is risky. Investors purchasing securities in this offering are purchasing securities of Hong Kong Pharma, a Cayman Islands holding company, rather than securities of Hong Kong Pharma’s HK Subsidiaries that conduct substantive business operations. You should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors” section beginning on page 22, including the risks described under the subsections titled “Risks Related to Our Business and Industry,” “Risks Related to Doing Business in Hong Kong,” “Risks Related to This Offering and Ownership of the Ordinary Shares” and the other information contained in this prospectus before you decide whether to purchase the Ordinary Shares.

Risks Related to Our Business and Industry

Risks and uncertainties related to the Company’s business and industry include, without limitation, the following. For details of each of these bulleted risk factors, see “Risk Factors — Risks Related to Our Business and Industry” under the same subheadings beginning on page 22.

●	We face intense competition in the broader supply chain services industry, especially if large logistics service providers who hire our expertise decide to expand their offerings to include OTC pharmaceutical related supply chain services in-house, which could adversely affect our results of operations and market share. (page 22)

●	Our OTC pharmaceutical cross-border procurement and distribution business operates in highly competitive and evolving markets. (page 22)

●	Certain customers contributed to a significant percentage of our total revenue during the fiscal years ended March 31, 2023 and 2024, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects. (page 23)

●	If we fail to cost-efficiently attract new customers to use our solutions and services, or to maintain relationships with existing customers, our business and results of operations could be adversely affected. (page 23)

●	Our business and growth are significantly affected by the development of international commerce and the e-commerce industry, as well as macroeconomic and other factors that affect demand for OTC pharmaceutical products and related supply chain services, in Hong Kong, Mainland China, and globally. (page 24)

●	Current and future trade restrictions could materially and adversely affect our business, financial condition, and results of operations. (page 24)

●	We face risks associated with the OTC pharmaceutical inventories handled through our logistics networks, including real or perceived quality or health issues with the products that are handled through our logistics networks, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents. (page 25)

●	Failure to successfully implement our business strategy, effectively respond to changes in market dynamics and satisfactorily meet customer demands may cause our future financial results to suffer. (page 26)

●	Any disruption to the operation of our warehousing and logistics facilities, or to the development of new warehousing and logistics facilities, could have a material adverse effect on our business, financial condition, and results of operations. (page 26)

●	Our suppliers include OTC pharmaceutical producers and distributors, logistics service subcontractors, packaging service providers, etc., and any loss of our suppliers or if our suppliers fail to deliver products or services according to schedules, prices, quality and volumes that are acceptable to us, our operation may suffer. (page 26)

●	Our insurance coverage may not be adequate, which could expose us to significant costs and business disruptions. (page 27)

●	If we fail to comply with applicable laws and regulations, many of which are highly complex, we could be subject to significant adverse regulatory actions, including monetary penalties, or suffer brand and reputational harm. (page 28)

●	Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations. (page 28)

●	The failure or disruption of our information technology systems or the failure of our information technology infrastructure to support our businesses could adversely affect our reputation, business, operating results, and cash flows. (page 29)

●	Data governance failures can adversely affect our reputation, businesses, and prospects. Our use and disclosure of customers’ sensitive information is subject to complex regulations at multiple levels. We would be adversely affected if we or our business associates or other vendors fail to adequately protect customers’ or other sensitive information. (page 30)

●	Our business depends on the continued efforts of our senior management. If any of our key executives and employees was unable or unwilling to continue in their present positions, our business may be severely disrupted. (page 31)

●	Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. (page 33)

●	Failure to achieve and maintain effective internal controls could adversely affect our business and price of our securities. (page 34)

●	We are exposed to foreign currency risk. (page 34)

Risks Related to Doing Business in Hong Kong

Risks and uncertainties related to doing business in Hong Kong include, without limitation, the following. For details of each of these bulleted risk factors, see “Risk Factors — Risks Related to Doing Business in Hong Kong” under the same subheadings beginning on page 35.

●	Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize” beginning on page 35.

●	The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries” beginning on page 36.

●	Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations” beginning on page 36.

●	There are political risks associated with conducting business in Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong” beginning on page 37.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our offering, business operations, share price and reputation. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our offering, business operations, share price and reputation” beginning on page 37.

●	The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us” beginning on page 39.

●	We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” beginning on page 40.

Risks Related to this Offering and Ownership of the Ordinary Shares

Risks and uncertainties related to this offering and ownership of the Ordinary Shares include, without limitation, the following. For details of each of these bulleted risk factors, see “Risk Factors — Risks Related to this Offering and Ownership of the Ordinary Shares” under the same subheadings beginning on page 42.

●	There has been no public market for the Ordinary Shares prior to this offering and an active trading market for the Ordinary Shares may not develop following the completion of this offering. (page 42)

●	The market price of the Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price. (page 42)

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Ordinary Shares. (page 43)

●	We may not be able to maintain a listing of the Ordinary Shares on Nasdaq. (page 43)

●	As the initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. (page 44)

●	We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way. (page 44)

●	We have not historically declared or paid dividends on our shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Ordinary Shares. (page 44)

●	Upon the completion of this offering, we expect to be a “controlled company” under the rules of Nasdaq and as a result, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. However, as of the date of this prospectus, we do not plan to rely upon such exemptions, as we intend to ensure that a majority of our board of directors are independent and our compensation and nominating and corporate governance committees are comprised solely of independent directors. (page 45)

●	Our Chief Executive Officer and Chairman, Mr. Lap Sun Wong, will continue to hold a majority of the voting power of the Company’s outstanding share capital after this offering, which will limit or preclude your ability to influence corporate matters. (page 45)

●	We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and our shareholders could receive less information than they might expect to receive from more mature public companies. (page 46)

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We plan to take advantage of the exemptions available to us as a foreign private issuer. (page 47)

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Ordinary Shares. (page 46)

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. (page 46)

●	Certain judgments obtained against us and the Selling Shareholders by Hong Kong Pharma’s shareholders may not be enforceable. (page 47)

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Hong Kong Pharma was incorporated under Cayman Islands law. (page 47)

●	Hong Kong Pharma’s post-offering memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Hong Kong Pharma’s shareholders’ opportunity to sell their shares at a premium. (page 48)

Our Corporate History and Structure

Hong Kong Pharma, an exempted company established under the laws of Cayman Islands on August 17, 2023, has two subsidiaries: (i) V-Alliance Technology Supplies Limited, established under the laws of Hong Kong on September 1, 2016, and (ii) Joint Cross Border Logistics Company Limited, previously known as Eternal Profits Limited, and established under the laws of Hong Kong on July 18, 2017.

Upon Hong Kong Pharma’s incorporation on August 17, 2023, it had an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of a single class, par value $0.001 per share. Upon incorporation, ten ordinary shares were allotted and issued to the initial subscriber, Harneys Fiduciary (Cayman) Limited, which transferred the single ordinary share to Lap Sun Wong, on the same day.

On December 1, 2023, an additional 9,500,990 ordinary shares in total, par value $0.001 each, were allotted and issued to Lap Sun Wong and new shareholders, including among others, 1,710,170 ordinary shares to Lap Sun Wong; 4,448,520 ordinary shares to Fame Overseas Supply Chain Limited; 190,020 ordinary shares to Profit Seeker Limited; 617,850 ordinary shares to Pacific Health Century International Group Limited; and 617,850 ordinary shares to Atlantic Health Century International Group Limited.

On December 7, 2023, LS International Holdings Limited, which was then the sole shareholder of Joint Cross Border, transferred 2,000,000 shares of Joint Cross Border, representing the entire issued and outstanding shares of Joint Cross Border, to Hong Kong Pharma in consideration of HK$1. Upon completion of the share transfer, Joint Cross Border became a direct wholly-owned subsidiary of Hong Kong Pharma. On December 7, 2023, Lap Sun Wong, which was then the sole shareholder of V-Alliance, transferred 10,000,002 shares of V-Alliance, representing the entire issued and outstanding shares of V-Alliance, to Hong Kong Pharma in consideration of HK$3,000,000. Upon completion of the share transfer, V-Alliance became a direct wholly-owned subsidiary of Hong Kong Pharma.

As a result of the reorganization, Hong Kong Pharma, our Cayman Islands holding company, became a holding company of Joint Cross Border and V-Alliance, our operating subsidiaries, collectively referred to as the HK Subsidiaries. Hong Kong Pharma’s HK Subsidiaries contributed to 100% of our consolidated revenue and accounted for 100% of our consolidated total assets and liabilities for the fiscal years ended March 31, 2024 and 2023. See also our consolidated financial statements and related notes beginning on page F-1 included in this prospectus.

On December 15, 2023, Hong Kong Pharma amended its share capital to secure an $800,000 investment from an investor. As a result of such amendment, our authorized share capital changed to $50,000 divided into 50,000,000 shares, par value $0.001 per share, comprising (i) 49,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each. The 9,501,000 ordinary shares that were previously issued and outstanding were redesignated as 9,501,000 Class A Ordinary Shares. Hong Kong Pharma issued 499,000 Class B Redeemable Ordinary Shares to the new investor in consideration of $800,000 in cash. For more information on the terms of the Class B Redeemable Ordinary Shares, please see “Description of Share Capital — Class B Redeemable Ordinary Shares.”

On October 24, 2024, Hong Kong Pharma increased its authorized share capital from $50,000 to $100,000, divided into 100,000,000 shares, par value $0.001 per share, comprising (i) 99,501,000 Class A Ordinary Shares, par value $0.001 each, and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each.

Forward Split and IPO Related Reclassification

On October 24, 2024, Hong Kong Pharma effected a 1-for-10 forward split of its shares by way of a share subdivision of its issued and unissued shares, with each of its issued and unissued shares subdivided into ten (10) shares. Immediately after the Share Split, the number of issued and outstanding shares of Hong Kong Pharma increased from 1,000,000 to 10,000,000 shares, comprising (i) 9,501,000 Class A Ordinary Shares issued and outstanding, par value $0.001 each and (ii) 499,000 Class B Redeemable Ordinary Shares issued and outstanding, par value $0.001 each. All share and per share data set forth in this prospectus have been retroactively adjusted to reflect the Share Split.

As of the date of this prospectus, Hong Kong Pharma has issued and outstanding 10,000,000 ordinary shares, par value $0.001 per share, comprising an aggregate of (i) 9,501,000 Class A Ordinary Shares and (ii) 499,000 Class B Redeemable Ordinary Shares.

Immediately prior to the completion of this offering, we intend to redesignate and reclassify each of the issued and outstanding Class A Ordinary Shares and each of the issued and outstanding Class B Redeemable Ordinary Shares into a single class of ordinary shares on a 1:1 basis, that is each of the issued and outstanding Class A Ordinary Shares into one (1) ordinary share and each of the issued and outstanding Class B Redeemable Ordinary Shares into one (1) ordinary share, with each of such ordinary shares being entitled to one vote per share (collectively, the “Reclassification”). Following the Reclassification, but before giving effect to this offering, we would have 10,000,000 Ordinary Shares issued and outstanding.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus, and assuming the completion of the Reclassification. The blue box indicates the entity in which investors are purchasing their interests. The green boxes indicate the entities in which the Company’s operations are conducted.

The following diagram illustrates our corporate structure upon completion of this offering (assuming no exercise of the over-allotment option, and the completion of the Reclassification). The blue box indicates the entity in which investors are purchasing their interests. The green boxes indicate the entities in which the Company’s operations are conducted.

We are offering 1,000,000 Ordinary Shares, representing 9.09% of the Ordinary Shares immediately following completion of the offering, assuming the Underwriters do not exercise their over-allotment option. The Selling Shareholders are offering 403,685 Ordinary Shares, representing 3.67% of the Ordinary Shares immediately following completion of the offering.

This above holding company structure involves unique risks to investors and you may never directly hold equity interests in our HK Subsidiaries. You are specifically cautioned that in addition, as we conduct substantially all our operations in Hong Kong, there are significant legal and operational risks associated with having substantially all our operations in Hong Kong, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and applicable Chinese and United States regulations, which risks could result in a material change in our operations and/or cause the value of our Ordinary Shares to significantly decline or become worthless and affect Hong Kong Pharma’s ability to offer or continue to offer its securities to investors. Although we believe our operating structure is legal and permissible under the Hong Kong laws and Chinese laws and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations. We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We currently do not have, nor intend to have in the future, a VIE structure.

Transfer of Cash Through Our Organization

During the fiscal years ended March 31, 2024 and 2023, and up to the date of this prospectus, the transfer of cash or other types of assets between Hong Kong Pharma and any of its HK Subsidiaries totaled $800,000. This amount represented the subscription price for the Class B Redeemable Ordinary Shares paid by the holder of such shares and was remitted to Joint Cross Border directly as an interest-free, payable on demand loan from Hong Kong Pharma. See our consolidated financial statements and related noted beginning on page F-1 included in this prospectus. Additionally, no dividends or distributions have been made by any of our HK Subsidiaries or Hong Kong Pharma to date, including to any U.S. investors.

If we decide to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our HK Subsidiaries by way of dividend payments made by them.

Hong Kong Pharma is permitted under the laws of Cayman Islands to provide funding to our HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Currently, HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Hong Kong Pharma through dividend distribution without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following payment of the dividend we will be able to pay our debts as they become due. Any dividend shall be paid out of profits and/or out of the credit standing in the share premium account. There is otherwise no further legal restriction on the amount of funds which may be distributed by us by dividend under the laws of the Cayman Islands.

Under Hong Kong laws, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Hong Kong Pharma is a Cayman Islands exempted company, and each of the HK Subsidiaries is a Hong Kong company. Currently, there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws. In addition, currently, there are no restrictions or limitations under the laws of Hong Kong on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange for cash transfers between Hong Kong Pharma and any of the HK Subsidiaries, across borders or to U.S investors. Further, currently, there are no restrictions or limitations on distributing earnings from HK Subsidiaries to Hong Kong Pharma or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on HK Subsidiaries from making transfers or distributions to Hong Kong Pharma or U.S. investors.

Each of the HK Subsidiaries has established strict internal cash management policies, which stipulate that, among other things, (i) regarding cash, the entity should not hold more than HK$100,000 cash on a single day and excess cash should be deposited into bank accounts, and (ii) regarding bank accounts, including online banking, each entity has layered authorization for accessing and using bank accounts.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Business and Industry — Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government.”

Recent Regulatory Developments in China

We are a holding company incorporated in the Cayman Islands, with all the operations conducted by our two HK Subsidiaries in Hong Kong. We and our subsidiaries are not based in Mainland China and do not have operations in Mainland China, as of the date of this prospectus. We currently do not have any subsidiary in Mainland China or do not foresee the need to enter any contractual arrangements with a VIE to establish a VIE structure in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. Pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC, which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.”

In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly. If there is a significant change to current political arrangements between Mainland China and Hong Kong, we will be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like us. Such governmental actions, if and when occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our Ordinary Shares to investors; and (iii) may cause the value of our Ordinary Shares to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, in order to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, and together with the Trial Measures, the “New Overseas Listing Rules”). Pursuant to the New Overseas Listing Rules, where a PRC domestic company submits an application for initial public offerings or listings in overseas markets, such issuer shall file with the CSRC within three working days after such application is submitted. Article 15 of the Trial Measures, provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

As advised by our PRC counsel, based on the facts that (i) more than 99% of our operating revenue, total profit, total assets and net assets as documented in the Company’s audited consolidated financial statements for the most recent accounting year are accounted for by our subsidiaries located outside the Mainland China; (ii) our core business activities are not conducted in Mainland China, and our principal places of business are located outside Mainland China; (iii) all the senior management in charge of our business operations, including Lap Sun Wong, our Chief Executive Officer and Chairman of the Board, Zhifang Zhang, a director, Man Bun Kwok, our Chief Financial Officer, and Yingying Li, our Chief Operating Officer, are citizens or residents of Hong Kong; and (iv) as of the date of this prospectus, we do not directly or indirectly have any equity or similar interest in any domestic company or entity registered in Mainland China, we believe that we do not meet the criteria as set forth in Article 15 of the Trial Measures, and this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and thus we do not need to fulfil the CSRC filling procedure.

Further, as of the date of this prospectus, in respect of the New Overseas Listing Rules, as advised by Beijing Deheng Law Offices, our PRC counsel, we believe we are not required to obtain permission from any PRC authorities (including those in Hong Kong) to issue our Ordinary Shares to investors, including the CSRC or any other PRC governmental authority. However, as the New Overseas Listing Rules are newly published and there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form,” it remains uncertain whether our offering and listing will be deemed as “indirect overseas offering and listing by companies in Mainland China” and subject to the filling procedures. If we are subject to the filing requirements of the New Overseas Listing Rules, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.”

On December 28, 2021, the CAC and other authorities of Mainland China promulgated the Cybersecurity Review Measures (the “CRM”), which took effect on February 15, 2022. Pursuant to the CRM, the purchase of network products and services by critical information infrastructure operator (the “CIIO”) and the data processing activities carried out by online platform operators, which affect or may affect national security, shall be subject to cybersecurity review. In addition, to go public abroad, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review.

As advised by Beijing Deheng Law Offices, our PRC counsel, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CRM, considering that (i) we did not possess personal information of more than 1 million individuals of Mainland China, and we do not possess any core data or important data of the PRC or any information which affects or may affect national security of the PRC; (ii) the CRM provides no further explanation or interpretation for “online platform operator” or “affect or may affect national security”; (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying any of our subsidiaries as a CIIO or any of our systems as critical information infrastructure; and (iv) we have not received any notification of cybersecurity review from relevant Chinese governmental authorities due to the impact or potential impact on national security.

Our HK Subsidiaries may collect and store certain data from our clients in Mainland China and Hong Kong during their conduct of business. Given that (1) each of our HK Subsidiaries was incorporated and located in Hong Kong; (2) as of the date of this prospectus, we have no subsidiary, VIE structure, nor any direct operations in Mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defence and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the CRM, the PRC Personal Information Protection Law, (as defined below), the PRC Data Security Law (as defined below), and the New Overseas Listing Rules to have an impact on our business, operations, or this offering.

Permission Required from Hong Kong and Chinese Authorities

We have been advised by DeHeng Law Offices (Hong Kong) LLP, our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, none of Hong Kong Pharma or its HK Subsidiaries is required to obtain permissions or approvals from Hong Kong authorities for listing in the U.S. or to issue its Ordinary Shares to foreign investors. We have also been advised by Beijing Deheng Law Offices, our PRC counsel, that based on their understanding of the current PRC laws, as of the date of this prospectus, none of Hong Kong Pharma or its HK Subsidiaries is required to obtain permissions or approvals from any PRC authorities for listing in the U.S. and to issue its Ordinary Shares to foreign investors, including the CSRC or the CAC, because (i) this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and the CSRC so far has not issued any definitive rule or interpretation concerning whether offerings like ours pursuant to this prospectus are subject to the New Overseas Listing Rules; and (ii) HK Subsidiaries were established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

As of the date of this prospectus, our HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. As of the date of this prospectus, neither Hong Kong Pharma, nor any of our HK Subsidiaries, is required to obtain any license, permission or approval from authorities of Mainland China to operate our business. The following table summarizes the licenses, permissions or approval certificates held by our HK Subsidiaries.

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Business Registration Ordinance (Chapter 310) – Business Registration Certificate	Hong Kong SAR	July 18, 2024	July 17, 2025

Joint Medicine Company (as business/branch Name for Joint Cross Border Logistics Company Limited)	Business Registration Ordinance (Chapter 310) – Business Registration Certificate	Hong Kong SAR	July 18, 2024	July 17, 2025

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Chinese Medicine Ordinance (Chapter 549) – Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	July 25, 2024	September 16, 2026

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Medicine Company/Joint Cross Border Logistics Company Limited	The Antibiotics Ordinance (Chapter 137) – Permit	Hong Kong SAR Director of Health	October 1, 2023	September 30, 2025

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Waste Disposal Ordinance (Chapter 354) – Registration of Waste Producer	Hong Kong SAR Director of Environmental Protection	August 2, 2021	N/A

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Pharmacy and Poisons Ordinance (Chapter 138) – Wholesale Dealer Licence	Hong Kong SAR Pharmacy and Poisons Board	June 1, 2024	May 31, 2025

Joint Cross Border Logistics Company Limited	Pesticides Ordinance (Chapter 133) – Pesticides Licence	Hong Kong SAR Director of Agriculture, Fisheries and Conservation	December 18, 2023	January 13, 2026

V-Alliance Technology Supplies Limited	Chinese Medicine Ordinance (Chapter 549) – Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	January 4, 2025	January 3, 2027

V-Alliance Technology Supplies Limited	Food Safety Ordinance (Chapter 612) – Registration as Food Importer/Food Distributor	Hong Kong SAR Food Importer/Distributor Registration and Import Licensing Office	July 21, 2023	July 20, 2026

We have also been advised by Beijing Deheng Law Offices, our PRC counsel, that uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, our operations in Hong Kong and our ability to offer or continue to offer securities to investors could significantly be limited or completely hindered, and the value of such securities could significantly decline or be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

Recent PCAOB Developments

After completion of this offering, our Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors fully for two consecutive years. Pursuant to the HFCA Act enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Onestop Assurance PAC has been inspected by the PCAOB on a regular basis.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides for a framework on how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Onestop Assurance PAC, is headquartered in Singapore, and did not appear in the report and was not listed under its Appendix A or Appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Protocol governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 determination report; and (2) concluded that the PCAOB was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in 2024 and beyond. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if needed.

For more detailed information, see “Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our listing, future offerings, business operations, share price and reputation.”

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in annual gross revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We plan to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because we anticipate that Mr. Lap Sun Wong will own more than 50% of our voting power following the completion of this offering. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirement that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Further, in the event that we were to lose our “controlled company” status, we could still rely on Nasdaq Rules that permit a foreign private issuer to follow its home country practice to be exempt from certain corporate governance requirements, including the requirement that a majority of its board of directors must be independent. For details, see “Risk Factor — Risks Related to This Offering and Ownership of the Ordinary Shares — Upon the completion of this offering, we expect to be a “controlled company” under the rules of Nasdaq and as a result, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. However, as of the date of this prospectus, we do not plan to rely upon such exemptions, as we intend to ensure that a majority of our board of directors are independent and our compensation and nominating and corporate governance committees are comprised solely of independent directors.”

Corporate Information

Our principal executive offices are located at Room B1, 5/F., Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon, Hong Kong.

Hong Kong Pharma’s registered office is currently located at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands, which may be changed from time to time at the discretion of directors.

Hong Kong Pharma’s agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at www.9zt.hk. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in the Ordinary Shares.

The Offering

Shares offered	1,000,000 Ordinary Shares by us (or 1,150,000 Ordinary Shares by us if the Underwriters exercise the over-allotment option in full); and 403,685 Ordinary Shares by the Selling Shareholders.

Offering price	$4.00 per Ordinary Share

Ordinary Shares outstanding before this offering	10,000,000 Ordinary Shares. See “Description of Share Capital” for more information.

Ordinary Shares outstanding immediately after this offering	11,000,000 Ordinary Shares (or 11,150,000 Ordinary Shares if the Underwriters exercise the over-allotment option in full).

Over-allotment option	We have granted to the Underwriters a 45-day option to purchase up to an additional 15.0% of the Ordinary Shares sold by us in the offering (up to 150,000 additional shares) at the initial public offering price, less the underwriting discounts.

Representative’s Warrants	We will issue to the Representative warrants to purchase up to 77,684 Ordinary Shares, which are equal to five percent (5.0%) of the Ordinary Shares offered by us and the Selling Shareholders in this offering, and including any over-allotment shares (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable in cash starting six months from the date of the offering, and from time to time, in whole or in part, for a period of three years. The Representative’s Warrants are exercisable at a per share price of $4.80, which is 120% of the public offering price per share at an offering price of $4.00 per Ordinary Share.

Use of proceeds

We expect to receive net proceeds of approximately $2.9 million from this offering, at an offering price of $4.00 per Ordinary Share, and no exercise of the Underwriters’ over-allotment option, after deducting estimated underwriting discounts and estimated offering expenses payable by us. We will not receive any proceeds from the sale of the Ordinary Shares being offered by the Selling Shareholders.

We plan to use the net proceeds of this offering for (i) development and upgrade of our supply chain ERP systems, (ii) procurement of warehouse equipment, (iii) expansion of our sales and marketing team, and (iv) general working capital and for other general corporate purposes. See “Use of Proceeds” for more information on the use of proceeds.

Risk factors	Investing in the Ordinary Shares involves risks and purchasers of the Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Ordinary Shares.

Lock-up

We  and all of our directors, officers have agreed with the Underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the effective date of the registration statement of which this prospectus forms a part, without the prior written consent of the Underwriters.

Our shareholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge, or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any of securities of the Company, including without limitation any Ordinary Shares or securities convertible into or exchangeable or exercisable for or that represent the right to receive, Ordinary Shares, without the prior written consent of the Underwriters, for a period of (i) six (6) months after the effective date of the registration statement of which this prospectus forms a part, with respect to six (6) shareholders (namely, Fame Overseas Supply Chain Limited, Lap Sun Wong, Profit Seeker Limited, HongKong Profit Fields Group Limited, Pacific Health Century International Group Limited, and Atlantic Health Century International Group Limited); and (ii) three (3) months after the effective date of the registration statement of which this prospectus forms a part, with respect to four (4) shareholders (namely, Liang Zhang, Jing Xu, All Smart Ventures Limited, and Deeply Witness Limited). For detailed information, see “Underwriting”.

The Underwriters have agreed to waive the lock-up requirement for the Ordinary Shares being sold by the Selling Shareholders in this offering. See also “Shares Eligible For Future Sale — Lock-Up Agreements.”

Transfer agent	Vstock Transfer, LLC

Trading market and symbol	The Ordinary Shares have been approved for listing on Nasdaq under the symbol “HKPD.”

Summary Consolidated Financial Information

The following summary historical financial information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in the prospectus and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

The following summary consolidated financial data as of March 31, 2024 and 2023 and for the years then ended have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

Our financial statements are prepared and presented in accordance with IFRS. Our historical results for any period are not necessarily indicative of our future performance.

	For the years ended March 31
	2024	2023
	$	$
Statements of Operations Data
Revenue	16,688,364	12,555,991
Cost of revenues	(13,129,699)	(9,817,066)
Selling, general and administrative expenses	(1,889,455)	(1,758,080)
Other income	4,038	96,229
Other gains/(losses), net	(64,987)	(33,281)
Operating profit	1,608,261	1,043,793
Finance costs, net	(82,292)	(23,023)
Profit before income taxes	1,525,969	1,020,770
Income tax expense	(196,252)	(22,574)
Net profit for the year	1,329,717	998,196

	As of March 31
	2024	2023
	$	$
Balance Sheet Data
Cash and cash equivalent	619,575	524,613
Current assets	7,801,710	2,748,464
Total assets	8,667,228	3,406,754
Current liabilities	3,176,457	2,550,060
Total liabilities	4,413,569	2,821,512
Total shareholders’ equity	4,253,659	585,242
Total liabilities and shareholders’ equity	8,667,228	3,406,754

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	expected changes in our revenue, costs or expenditure;

●	our expectations regarding demand for and market acceptance of our products and services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

This prospectus also contains certain data and information, which we obtained from various government and private publications. Although we believe that the publications and reports are reliable, we have not independently verified the data. Statistical data in these publications includes projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise.

RISK FACTORS

The Ordinary Shares being offered under this prospectus are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested. Before purchasing any Ordinary Shares, you should carefully consider the following factors relating to the Company’s business and other information included elsewhere in this prospectus. You should pay particular attention to the fact that the Company conducts substantially all of its operations outside the U.S. and is governed by legal and regulatory environments that in some respects differ significantly from the environment that may prevail in the U.S. If any of the following risks actually occurs, the Company’s business, financial condition or operating results will suffer, the trading price of the Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We face intense competition in the broader supply chain services industry, especially if large logistics service providers who hire our expertise decide to expand their offerings to include OTC pharmaceutical related supply chain services in-house, which could adversely affect our results of operations and market share.

Our Supply Chain Services division is situated in the broader logistics services industry. This industry is highly competitive and fragmented. Specifically, there are multiple existing market players that offer comprehensive supply chain solutions and logistics services, and there may be new entrants emerging in each of the markets we operate in, which compete to attract, engage, and retain consumers and merchants. These companies may have greater financial, technological, research and development, marketing, distribution, and other resources than we do. They may also have longer operating histories, a larger customer base or broader and deeper market coverage. As a result, the expansion of services by existing large logistics service providers into the OTC pharmaceutical sector represents a potential competitive challenge. These companies, leveraging their existing experience in logistics, may have a strategic advantage in adapting their operations and services to meet the specific demands of OTC pharmaceutical distribution. This shift could alter the competitive landscape and materially adversely affect our market position.

Any significant increase in competition may have a material adverse effect on our revenue and profitability as well as on our operations and business prospects. We cannot assure you that we will be able to continuously distinguish our services from those of our competitors, preserve and improve our relationships with partners, or increase or even maintain our existing market share. We may experience the loss of market share, and our financial condition and results of operations may deteriorate if we fail to compete effectively.

In addition, new partnerships and strategic alliances in the logistics service industry also can alter market dynamics and adversely impact our businesses and competitive positioning. If we cannot equip ourselves with necessary resources and skills, we may lose our market share as competition increases. In addition, our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. If we are unable to anticipate or react to these competitive challenges, our competitive position could be undermined, and we could experience a decline in growth which may adversely affect our business, financial condition, and results of operations. Further, certain e-commerce platforms may establish or further develop their own logistics networks leveraging on their established warehousing and delivery capacities in selected areas in order to gain control of the consumer touchpoint and to create synergies with their businesses. They may also compete with us for warehouse staff with competitive remuneration. Any of the above could adversely affect our results of operations and market share.

Our OTC pharmaceutical cross-border procurement and distribution business operates in highly competitive and evolving markets.

As competition increases in the geographies in which we operate, including competition from new entrants, a significant increase in price compression could occur, and this could require us to reevaluate our pricing structures to remain competitive. If we fail to maintain our relationship with one or more existing OTC pharmaceutical product suppliers, our operating results, cash flow and/or prospects could be adversely affected.

Disruptive innovation in this market by existing or new competitors could alter the competitive landscape in the future and require us to accurately identify and assess such alterations and make timely and effective changes to our strategies and business model to compete effectively. To compete effectively in the consumer-driven marketplace, we will be required to develop or acquire new capabilities, attract new talent, and develop new service and distribution relationships that respond to consumer needs and preferences. Changes in marketplace dynamics or the actions of competitors or drug manufacturers or distributors, including industry consolidation, and the emergence of strong domestic OTC pharmaceutical brands and products in Mainland China, could materially and adversely affect our businesses, operating results, cash flows and/or prospects.

Certain customers contributed to a significant percentage of our total revenue during the fiscal years ended March 31, 2023 and 2024, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects.

During the fiscal year ended March 31, 2023, we had three customers that each accounted for more than 5% of total revenues, and, specifically, such customers accounted for 47.5%, 6.6%, and 5.9% of the Company’s total revenues, respectively. For the year ended March 31, 2024, we had four customers that each accounted for more than 5% of the Company’s total revenues, and, specifically, such customers accounted for 15.5%, 12.0%, 6.1% and 5.9% of the Company’s total revenues, respectively.

The customer who accounted for approximately 47.5% and 15.5% of the Company’s total revenues for fiscal years 2023 and 2024, respectively, is CaiNiao. Our subsidiary, Joint Cross Border, has entered into a series of agreements with CaiNiao. Under such agreements, we were contracted to provide long-term warehousing and supply chain services related to cross-border OTC pharmaceutical products, to Alibaba Group’s online trading platforms and other e-commerce platforms that utilize CaiNiao’s logistics services. For additional information on our relationship with CaiNiao, see the section captioned “Business — Customers — Agreements with CaiNiao.”

There are a number of factors, including our performance, that could cause the loss of, or decrease in the volume of business from, a customer. Even though we have a strong record of performance, we cannot assure you that we will continue to maintain the business cooperation with these customers at the same level, or at all. The loss of business from one or more of these significant customers, especially our top customer, could materially and adversely affect our revenue and profit. Furthermore, if any customer terminates its relationship with us, we cannot assure you that we will be able to secure an alternative arrangement with comparable clients in a timely manner, or at all.

If we fail to cost-efficiently attract new customers to use our solutions and services, or to maintain relationships with existing customers, our business and results of operations could be adversely affected.

Our ability to attract and retain customers is dependent upon providing cost effective wholesale OTC pharmaceutical products and quality logistics service operations (such as procuring overseas OTC pharmaceutical products, enlisting OTC pharmaceutical products, obtaining import and export permits and clearances, storing products at regulatory compliant warehousing, packaging) that meet or exceed our customers’ expectations, either directly or through our business partners. As we seek to reduce general and administrative expenses, we must balance the potential impact of cost-saving measures on our customers and other services and performances. If we misjudge the effects of such measures, customers and other services may be adversely affected. If we fail to provide services that meet our customers’ expectations, we may have difficulty retaining or profitably growing our customer base, which could adversely affect our operating results.

We believe that our selling and marketing efficiency, consistent and reliable services, and rapid responses to changing customer preferences have been critical in promoting awareness of our services, which in turn drive customer growth and engagement. However, if our promotional activities and marketing strategies do not work efficiently, we cannot maintain our selling and marketing expenses at a reasonable level. In addition, if the customers do not perceive our solutions and services to be timely and reliable, we may not be able to attract and retain customers and increase their use of our solutions and services. If we fail to cost-effectively retain customers and increase their use of our solutions and services, our business and results of operations could be adversely and materially affected.

Further, while we currently believe we can achieve profitability and grow cash flows organically through further penetration of existing customers and by expanding our customer base, we may not be able to effectively and successfully implement such strategies and realize our stated goals. Our goals may be negatively affected by a failure to further penetrate our existing customer base, expand our service offerings, pursue new customer opportunities, manage the operations and expenses of new or growing service offerings or otherwise achieve growth of our service offerings.

Our business and growth are significantly affected by the development of international commerce and the e-commerce industry, as well as macroeconomic and other factors that affect demand for OTC pharmaceutical products and related supply chain services, in Hong Kong, Mainland China, and globally.

We generate a significant portion of volume of orders by serving merchants who sell imported OTC pharmaceutical products on various e-commerce platforms in China, which rely on our supply chain services to fulfill orders placed by consumers on such platforms. As such, our business and growth are highly dependent on the viability and prospects of international commerce, as well as the domestic and international OTC pharmaceutical e-commerce industry. Any uncertainties relating to the growth, profitability, and regulatory regime of international commerce and/or the e-commerce industry could have a significant impact on us. The development of international commerce and/or the e-commerce industry is affected by a number of factors, most of which are beyond our control. These factors include but not limited to:

●	the consumption power and disposable income of consumers, especially consumers who prefer overseas OTC pharmaceutical products;

●	the growth of broadband and mobile internet penetration and usage;

●	the availability, reliability and security of e-commerce platforms;

●	the selection, price and popularity of OTC pharmaceutical products offered on e-commerce platforms;

●	the emergence of alternative channels or business models that better suit the needs of consumers;

●	the development of logistics, payment and other ancillary services associated with international commerce and/or e-commerce; and

●	changes in laws and regulations, as well as government policies that govern cross-border e-commerce OTC pharmaceutical industry.

The cross-border e-commerce OTC pharmaceutical industry is highly sensitive to the changes of macroeconomic conditions, and people’s e-commerce spending tends to decline during recessionary periods. Many factors beyond our control, including economic recessions, downturns in business cycles, inflation and deflation, fluctuation of currency exchange rate, volatility of stock and property markets, interest rates, tax rates and other government policies and changes in unemployment rates, can adversely affect international commerce, consumer confidence and spending behavior on e-commerce platforms, which could in turn materially and adversely affect our growth and profitability. In addition, unfavorable changes in domestic and international politics, including military conflicts, political turmoil, and social instability, may also adversely affect consumer confidence and spending behavior, which could in turn negatively impact our growth and profitability.

Further, during economic downturns, whether in China or globally, reduced overall demand for cross-border OTC pharmaceutical products will likely result in decreased demand for our supply chain services and exert downward pressures on our rates and margins. As we provide our supply chain services for the cross-border e-commerce OTC pharmaceutical industry, our business prospect may be adversely affected if the online and offline retail channel integration trend or any other trend required for the development of international commerce and the e-commerce industry does not develop as we expect. In periods of strong economic growth, demand for limited transportation resources required for logistical operations may also be subject to increased network congestion that could result in operating inefficiencies.

Current and future trade restrictions could materially and adversely affect our business, financial condition, and results of operations.

We provide logistical services for cross-border OTC pharmaceutical products. We are subject to risks relating to changes in trade policies, tariff regulations, embargoes, or other trade restrictions adverse to our customers’ business. Actions by governments which result in restrictions on movement of cargo or otherwise could also impede our ability to carry out our operations. In addition, international trade and political issues, tensions, conflicts, and wars may cause delays and interruptions to cross-border transportation. If we are unable to transport cargo to and from countries with trade restrictions in a timely manner or at all, we may face risks related to contract violations and our business, financial condition and results of operations could be materially and adversely affected.

In addition, any regional deterioration in economic environments where we operate subjects our business to various risks that may have a material impact on our operating results and future prospects. For example, the international trade dispute between the People’s Republic of China and the United States and the increase in tariffs that the two countries imposed on each other’s imports have contributed to increased market volatility, weakened business and consumer confidence, and diminished expectations for economic growth around the world. We believe the adverse impact on sellers, cross-border e-commerce, logistics companies and overseas warehouses are most prominent if products sold belonged to the tariff lines, further leading to massive growth in tax costs in relation to importing or exporting products. Any trade barriers, legal measures and exchange rate fluctuations may severely affect cross-border business activities or integrated supply chain solution providers that are highly sensitive to price changes. In a deteriorated economic environment, some of our customers may face difficulties in paying us, and some may go out of business. We may not be able to promptly adjust our expenses in response to changing market demands and it may be more difficult to match our staffing levels to our business needs.

We face risks associated with the OTC pharmaceutical inventories handled through our logistics networks, including real or perceived quality or health issues with the products that are handled through our logistics networks, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents.

We handle a large volume of parcels of OTC pharmaceutical products, which may be delayed, stolen, damaged or lost during delivery for various reasons, and we may be perceived or found liable for such incidents. The delivery of parcels also involves inherent risks. Any of the foregoing could disrupt our services, cause us to incur substantial expenses and divert the time and attention of our management. We may face claims and incur significant liabilities if found liable or partially liable for any injuries, damages, or losses. Claims against us may exceed the amount of our insurance coverage or may not be covered by insurance at all. Any uninsured or underinsured loss could negatively influence our business and financial condition. Governmental authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if our services are perceived to be insecure or unsafe by our customers, our business volume may be significantly reduced, and our business, financial condition and results of operations may be materially and adversely affected.

We must successfully manage our inventory to reflect customer demand and anticipate changing preferences and trends, or our revenue and profitability could be materially and adversely affected.

The success of our business in part depends upon our ability to successfully manage our inventory and to anticipate and respond to merchandise trends and customer demands in a timely manner. We cannot always accurately predict customer preferences, and they may change over time. In our Procurement and Distribution division, we need to order certain types of products in advance. The extended lead times for some of our purchases may make it difficult for us to respond rapidly to new or changing customer trends and price shifting and to maintain an optimal selection of merchandise available for sale at all times. If we misjudge any of the market for our merchandise, our customers’ product preferences or our customers’ purchase behaviors, our revenue may decline, and we may not have sufficient quantities of merchandise to satisfy customer demand, or we may be required to mark down excess inventory, either of which would result in lower revenue and profit.

Our strategies and expansion plans related to our Supply Chain Services division may require a significant amount of capital, and the actual capital requirements may be different from what we anticipate. We may seek equity or debt financing to finance all or a portion of such capital expenditures. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects will not be materially adversely affected.

In order to carry out our business strategies as well as market and network expansion plans related to our supply chain services, we may require significant capital to, among other things, rent, purchase and maintain our logistics facilities and infrastructure, including warehouses, software systems and equipment. We expect that our level of capital expenditures will be significantly affected by customer demand for our services as well as the prevailing prices of the certain equipment and infrastructure. We may seek equity or debt financing to finance all or some of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable to us, or at all. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects may be materially and adversely affected.

Our ability to obtain the necessary financing to carry out our strategies and expansion plans is subject to a number of factors, including general market conditions and investor acceptance of our business plans. These factors may make the timing, amount, terms, and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay, or cancel our planned activities. We might not be able to obtain any funding or service any of the debts we incurred, and we might not have sufficient resources to conduct our business as projected, either of which could mean that we would be forced to curtail or discontinue our operations. In addition, our future capital needs could require us to issue additional equity or debt securities or obtain a credit facility. The issuance of additional equity or equity-linked securities could dilute our existing shareholders.

Failure to successfully implement our business strategy, effectively respond to changes in market dynamics and satisfactorily meet customer demands may cause our future financial results to suffer.

We are making significant investments and other decisions in connection with our long-term business strategy including increasing our OTC pharmaceutical inventory, expanding the breadth and depth of our services, and improving supply chain services related technologies. Such initiatives and enhancements may require us to make significant capital expenditures. Additionally, in developing our business strategy, we make certain assumptions including, but not limited to, those related to customer demand and preferences, competition landscape and the economy in Hong Kong, Mainland China and globally. However, the actual markets we compete in, and economic and other conditions may be different from our assumptions. As technology, customer behavior, and market conditions continue to evolve, it is important that we maintain the relevance of our brand and service offerings to our customers. If we are not able to successfully implement our business strategies and effectively respond to changes in market dynamics, our future financial results will suffer. We have also incurred, and may continue to incur, increased operating expenses in connection with certain changes to our business strategies.

In addition, we make planning and spending decisions, including capacity expansion, procurement commitments, personnel needs and other resource requirements based on our estimate of customer demand. In particular, we may experience capacity and resource shortages in fulfilling customer orders during peak demand of e-commerce consumption of OTC pharmaceutical products or following special promotional campaigns on any e-commerce platforms. Failure to meet customer demand in a timely fashion or at all will adversely affect our competitive position, financial condition, and results of operations.

Any disruption to the operation of our warehousing and logistics facilities, or to the development of new warehousing and logistics facilities, could have a material adverse effect on our business, financial condition, and results of operations.

As of the date of this prospectus, we have leased warehousing space in Hong Kong under five lease contracts. For detailed information, please see “Business — Facilities” on page 81. Natural disasters or other unanticipated catastrophic events, including power interruptions, water shortage, storms, fires, environmental pollutions, earthquakes, terrorist attacks and wars, as well as changes in governmental planning for the land underlying these facilities, could destroy any inventory located in these facilities and significantly impair our business operations. We may not be able to identify suitable replacement warehousing and logistics facilities that meet our requirements in a timely manner, should any of the foregoing occur.

Our suppliers include OTC pharmaceutical producers and distributors, logistics service subcontractors, packaging service providers, etc., and any loss of our suppliers or if our suppliers fail to deliver products or services according to schedules, prices, quality and volumes that are acceptable to us, our operation may suffer.

Currently, our suppliers are divided into four categories: (i) OTC pharmaceutical producers and distributors; (ii) logistics subcontractors; (iii) labor service providers; and (iv) packaging suppliers. The OTC pharmaceutical producers and distributors suppliers represent the largest category of suppliers based on the cost of our suppliers. For the year ended March 31, 2023, one supplier made up more than 10% of our total purchases, accounting for 14.26%. For the year ended March 31, 2024, one supplier made up more than 10% of our total purchases, accounting for 21.3%.

Much of the OTC pharmaceutical products that we procure are manufactured in whole or in substantial part outside of Hong Kong. In most cases, the products or merchandise are imported by us. As a result, significant changes in tax or trade policies, tariffs or trade relations between Hong Kong and other countries, such as the imposition of unilateral tariffs on imported products, could result in significant increases in our costs, restrict our access to suppliers, depress economic activity, and have a material adverse effect on our businesses, operating results, and cash flows. In addition, other countries may change their business and trade policies and such changes, as well as any negative sentiments towards Hong Kong, could adversely affect our businesses.

Our suppliers are independent entities subject to their own operational and financial risks that are outside our control. If our current product suppliers were to stop selling OTC pharmaceutical products to us or delay delivery, including as a result of supply shortages, supplier production disruptions, supplier quality issues, closing or bankruptcies of our suppliers, or for other reasons, we may be unable to procure alternative merchandise from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

Additionally, we engage independent third parties to supplement some aspects of our operations such as transportation and customs clearance within Mainland China, to form our integrated logistics service offerings. We believe the market for third-party transportation services in Hong Kong and Mainland China is fragmented with a large number of service providers, and it can be difficult to find reliable partners whose performance and reliability meet our standards at the scale our operations require. Our ability to secure sufficient transportation or delivery services to meet our commitments to customers or provide our services on competitive terms is subject to inherent risks, many of which are beyond our control, including: (i) interruptions or stoppages in transportation services as a result of labor disputes, strikes, network congestion, weather-related issues, wars, or acts of terrorism; (ii) changes in regulations that have adverse impact on transportation; (iii) increases in operating expenses for carriers, such as fuel costs, insurance premiums and licensing expenses, that result in a reduction in available carriers; and (iv) changes in transportation rates. In addition, we may also be exposed to legal risks and subject to certain liabilities, including administrative fines, if those third parties fail to obtain all necessary licenses and permits as required while conducting business on our behalf.

We generally enter into supply contracts with our suppliers for the supply of (i) OTC pharmaceutical merchandise; (ii) logistics services such as customs clearance and delivery services within Mainland China; (iii) workers who provide merchandise sorting and packaging services; and (iv) packaging materials. A typical supplier agreement lasts for six months to one year for an initial term or does not contain a fixed expiration date. Both parties have the right to terminate the agreement upon notifying the other party in advance. In terms of OTC pharmaceutical merchandise procurement, we further place purchase orders within the framework of supply contracts, which detail specifics such as quantities, product specifications, pricing and delivery schedules. We generally include confidential clauses that oblige our suppliers to keep our business information confidential. A termination or modification to any of these relationships could adversely affect our supply and have an adverse effect on our business, operating results, and financial condition.

We constantly adjust our supplier pool to optimize our procurement cost. We cannot assure you that our relationship with our suppliers will continue to be as stable, or that we will be able to establish new or extend current supplier relationships to ensure a steady supply in a timely and cost-efficient manner.

Our insurance coverage may not be adequate, which could expose us to significant costs and business disruptions.

We have obtained insurance to cover certain potential risks and liabilities. We provide employee compensation insurance and medical insurance to our employees in accordance with regulations in Hong Kong. In addition, we also have purchased public liability and property all risks insurance covering our leased properties. There can be no assurance that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

If we fail to comply with applicable laws and regulations, many of which are highly complex, we could be subject to significant adverse regulatory actions, including monetary penalties, or suffer brand and reputational harm.

Our businesses are subject to extensive regulation and oversight by Hong Kong, Mainland Chinese, and international governmental authorities. The laws and regulations governing our operations and interpretations of those laws and regulations, including those related to human capital and climate change, are increasing in number and complexity, change frequently and can be inconsistent or conflict with one another. In general, these laws and regulations are designed to benefit and protect consumers rather than us. In addition, the governmental authorities that regulate our businesses have broad latitude to make, interpret and enforce the laws and regulations that govern us and continue to interpret and enforce those laws and regulations more strictly and more aggressively each year.

By way of example, our business and operations are subjected to the following laws and regulations in Hong Kong:

●	Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong)

●	Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong)

●	Chinese Medicine Ordinance (Chapter 549 of the Laws of Hong Kong)

●	Antibiotics Ordinance (Chapter 137 of the Laws of Hong Kong)

●	Pesticides Ordinance (Chapter 133 of the Laws of the Hong Kong)

●	Food Safety Ordinance (Chapter 612 of the Laws of Hong Kong)

●	Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong)

●	Employment Ordinance (Chapter 57 of the laws of Hong Kong)

●	Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

●	Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

●	Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

●	Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

●	Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

In addition to being subject to extensive and complex regulations, many of our contracts with customers include detailed requirements. In order to be eligible to offer certain products or bid on certain contracts, we must demonstrate that we have robust systems and processes in place that are designed to maintain compliance with all applicable legal, regulatory and contractual requirements. These systems and processes frequently are reviewed and audited by our customers and regulators. If our systems and processes designed to maintain compliance with applicable legal and contractual requirements, and to prevent and detect instances of, or the potential for, non-compliance fail or are deemed inadequate, we may suffer brand and reputational harm and be subject to regulatory actions, litigation and other proceedings which may result in damages, fines, suspension or loss of licensure, suspension or exclusion from participation in government programs and/or other penalties, any of which could adversely affect our businesses, operating results, cash flows and/or financial condition.

Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.

In accordance with relevant laws and regulations in Hong Kong, Mainland China, and overseas, we are required to maintain various approvals, licenses, permits and filings to operate our business, including but not limited to licenses and permits related to enlisting, warehousing, customs clearance, import and export, and waste disposal. The obtaining of these approvals, licenses, permits and filings are subject to satisfactory compliance with, among other things, licensing conditions and the applicable laws and regulations. Such licenses are valid for specified periods and subject to renewal upon expiration. Although we currently possess the required licenses and are not aware of any legal impediment to renewing the licenses, any failure to renew such licenses may materially and adversely affect our business, financial condition and results of operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights, domain names, know-how, proprietary technologies, and similar intellectual property (which we have ownership or legal rights to use) as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete arrangements with our employees and others, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Further, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

We may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in Hong Kong or in Mainland China. Policing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources and could put our intellectual property at risk of being invalidated or narrowed in scope. We cannot assure you that we will prevail in such litigation, and even if we do prevail, we may not obtain a meaningful recovery. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting, or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. From time to time, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by our solutions or services, the solutions or services provided by third-party merchants on our marketplace, or other aspects of our business. There could also be existing patents of which we are not aware that our solutions or services may inadvertently infringe. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question.

The failure or disruption of our information technology systems or the failure of our information technology infrastructure to support our businesses could adversely affect our reputation, business, operating results, and cash flows.

Our information systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches (including credit card or personally identifiable information breaches), cyber-attacks, vandalism, catastrophic events, and human error. If our information systems are damaged, fail to work properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience reputational damage, loss of critical information, customer disruption and interruptions or delays in our ability to perform essential functions and implement new and innovative services. We sometimes use third-party vendors to set-up, service, and/or maintain portions of our information technology systems, and our vendors may suffer the same types of issues, which could adversely affect our ability to access and use such systems and the data contained therein, which could result in similar harm. In addition, our efforts to comply with changes in relevant laws and regulations, including privacy and information security laws and standards, may cause us to incur significant expense due to increased investment in technology and the development of new operational processes.

Many aspects of our operations are dependent on our information systems and the information collected, processed, stored, and handled by these systems. We rely heavily on our computer systems to manage our ordering, product fulfillment, inventory replenishment, finance, human resources, and other processes. Throughout our operations, we collect, process, maintain, retain, evaluate, utilize, and distribute large amounts of confidential and sensitive data and information. For these operations, we depend in part on the secure transmission of confidential information over public networks.

In addition, information technology and other technology and process improvement projects, frequently are long-term in nature and may take longer to complete and cost more than we expect and may not deliver the benefits we project once they are complete. If we do not effectively and efficiently secure, manage, integrate, and enhance our technology portfolio, we could, among other things, have problems meeting the needs of customers and expanding our consumer-oriented products and services or keeping pace with industry and regulatory standards, and our operating results may be adversely affected.

If we fail to keep up with the technological developments and implementation of advanced technologies, our business, results of operations and prospects may be materially and adversely affected.

We apply technology to serve our clients more efficiently and bring them better user experience. Our success will in part depend on our ability to keep up with the changes in technology and the continued successful implementation of advanced technology, including 5G, cloud computing, distributed architecture, and big data analytics. If we fail to adapt our platform and services to changes in technological development in an effective and timely manner, our business operations may suffer. Changes in technologies may require substantial expenditure on research and development as well as in modification of our services. Technical hurdles in implementing technological advances may result in our services becoming less attractive to clients, which, in turn, may materially and adversely affect our business, results of operations and prospects.

Data governance failures can adversely affect our reputation, businesses, and prospects. Our use and disclosure of customers’ sensitive information is subject to complex regulations at multiple levels. We would be adversely affected if we or our business associates or other vendors fail to adequately protect customers’ or other sensitive information.

Our information systems are critical to the operation of our businesses. We collect, process, maintain, retain, evaluate, utilize, and distribute large amounts information (including payment card information) and other confidential and sensitive data about our customers, employees, and other constituents in the ordinary course of our businesses. Some of our information systems rely upon third party systems, including cloud service providers, to accomplish these tasks. The use and disclosure of such information is regulated at the local and international levels. In some cases, such laws, rules, and regulations also apply to our vendors and/or may hold us liable for any violations by our vendors. These laws, rules and regulations are subject to change (and many are rapidly evolving) and in recent years have given rise to increased enforcement activity, litigation, and other disputes. International laws, rules and regulations governing the use and disclosure of these types of information could be more stringent than data privacy laws and regulations in Hong Kong, and they vary from jurisdiction to jurisdiction. Noncompliance with applicable privacy or security laws or regulations, or any security breach, information security incident, and any other incident involving the theft, misappropriation, loss or other unauthorized disclosure of, or access to, sensitive or confidential customer, or other constituent information, whether by us, by one of our business associates or vendors or by another third party, could require us to expend significant resources to remediate any damage, could interrupt our operations and could adversely affect our brand and reputation, membership and operating results and also could expose and/or has exposed us to mandatory disclosure requirements, adverse media attention, litigation, governmental investigations and enforcement proceedings, material fines, penalties and/or remediation costs, and compensatory, special, punitive and statutory damages, consent orders, adverse actions against our licenses to do business and/or injunctive relief, any of which could adversely affect our businesses, operating results, cash flows or financial condition.

The Company has engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on its business and results of operations.

We have engaged in transactions with our directors, officers and principal shareholders. See “Related Party Transactions” beginning on page 99. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with these transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. In addition, we may enter into additional transactions in the future in which any of our directors, officers or principal shareholders, or any members of their immediate family, have a direct or indirect material interest. Such transactions present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and its unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, the transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as for events of default.

Our Board of Directors intends to authorize the Audit Committee upon its formation to review and approve all material related party transactions. We rely on the laws of the Cayman Islands, which provide that the directors owe a duty of care and a duty of loyalty to our company. Under Cayman Islands law, our directors have a duty to act honestly, in good faith, and view our best interests. Our directors also have a duty to exercise the care, diligence, and skills that a reasonably prudent person would exercise in comparable circumstances. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties.

We have incurred indebtedness and may incur other debt in the future, which may adversely affect our financial condition and future financial results.

We have obtained short-term and long-term loans from financial institutions. For example, in January 2021, we obtained a long-term loan from the Bank of China (Hong Kong) in the principal amount of HK$2,043,600 (approximately US$261,330), payable per month in 60 instalments till February 4, 2026, with a variable annual interest rate equal to 2.5% below the HK Dollars Prime Rate quoted by The HK Mortgage Corporation Limited. Additionally, in August 2023, we obtained another long-term loan from the Bank of China (Hong Kong) in the principal amount of HK$6,956,400 (approximately US$888,895), payable in 108 monthly installments commencing 13 months after the date of drawdown, with a variable annual interest rate equal to 2.5% below the HK Dollars Prime Rate. In April 2023, we obtained a HK$3,000,000 (approximately US$383,342) long-term loan from Standard Chartered Bank (Hong Kong) Limited, payable in 48 monthly instalments, with a fixed monthly interest rate of 0.33%.  Our existing debts, and any debt which may be incurred in the future, may adversely affect our financial condition and future financial results by, among other things:

●	increasing our vulnerability to downturns in our business, to competitive pressures and to adverse economic and industry conditions;

●	requiring the dedication of a portion of our expected cash from operations to service our indebtedness, thereby reducing the amount of expected cash flow available for other purposes, including capital expenditures; and

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and our industries.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to seek additional financing in the debt or equity markets, refinance or restructure all or a portion of our indebtedness, sell selected assets or reduce or delay planned capital, operating or investment expenditures. Such measures may not be sufficient to enable us to service our debt.

Our business depends on the continued efforts of our senior management. If any of our key executives and employees was unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continuing services of our senior management, particularly Mr. Lap Sun Wong, our chairman and chief executive officer, Mr. Zhifang Zhang, our director, and other executive officers named in this prospectus. We cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, there is no assurance that any member of our management team will not join our competitors or form a competing business. Moreover, it is possible that our key employees, upon their departure, will join our competitors or start their own competing businesses, and may solicit certain of our current customers, which may adversely affect our business, financial results, and daily operations.

The failure of our business divisions to effectively synchronize could prevent us from maximizing our operating results.

To maximize our overall enterprise value, our two main divisions, namely (1) Supply Chain Services division and (2) Procurement and Distribution division, need to collaborate effectively. Our businesses need to be aligned in order to prioritize goals and coordinate the design of new products intended to utilize the offerings of multiple businesses. In addition, misaligned incentives, ineffective product development and failure of our corporate governance policies or procedures, for example, significant financial decisions being made at an inappropriate level in our organization, also could prevent us from maximizing our operating results and/or achieving our financial and other projections.

Negative public perception of the OTC pharmaceutical industry can adversely affect our business, operating results, cash flows and prospects.

Our brand and reputation are two of our most important assets, and the industries in which we operate have been negatively perceived by the public from time to time. Negative publicity may come as a result of adverse media coverage, litigation against us and other industry participants, the ongoing public debates over drug regulations, governmental hearings and/or investigations, actual or perceived shortfalls regarding our industries’ or our own products and/or business practices, and social media and other media relations activities. Negative publicity also may come from a failure to meet customer expectations. This risk may increase as we continue to offer products and services that make greater use of data.

Negative public perception and/or publicity of our industries in general, or of us or our key vendors or product distribution networks in particular, can further increase our costs of doing business and adversely affect our operating results. All of which can adversely affect our brand and reputation, adversely affect our ability to market and sell our products and/or services and/or retain our existing customers, require us to change our products and/or services, reduce or restrict the revenue we can receive for our products and/or services, and/or increase or significantly change the regulatory and legislative requirements with which we must comply.

We may pursue acquisitions, joint ventures, strategic alliances, and other inorganic growth opportunities, as well as strategic divestitures, which may be unsuccessful, cause us to assume unanticipated liabilities, disrupt our existing businesses, be dilutive or lead us to assume significant debt, among other things.

As our business grow, we may pursue acquisitions, joint ventures, strategic alliances, and other inorganic growth opportunities as part of our growth strategy, which may involve the following risks:

●	we may not be able to obtain the required regulatory approval for an acquisition in a timely manner, if at all;

●	the acquired, alliance and/or joint venture businesses may not perform as projected;

●	the goodwill or other intangible assets established as a result of our acquisitions may be incorrectly valued or may become impaired;

●	we may assume unanticipated liabilities, including those that were not disclosed to us or which we underestimated;

●	the acquired businesses, or the pursuit of other inorganic growth strategies, could disrupt or compete with our existing businesses, distract management, result in the loss of key employees, business partners, suppliers and customers, divert resources, result in tax costs or inefficiencies and make it difficult to maintain our current business standards, controls, information technology systems, policies, procedures and performance;

●	we may finance future acquisitions and other inorganic growth strategies by issuing ordinary shares for some or all of the purchase price, which would dilute the ownership interests of our stockholders;

●	we may incur significant debt in connection with acquisitions (whether to finance acquisitions or by assuming debt from the businesses we acquire);

●	a proposed or pending transaction may have a negative effect on our credit ratings;

●	we may not have the expertise to manage and profitably grow the businesses we acquire, and we may need to rely on the retention of key personnel and other suppliers of businesses we acquire, which may be difficult or impossible to accomplish;

●	in order to complete an acquisition, we may be required to divest certain portions of our business, for which we may not be able to obtain favorable pricing;

●	we may be involved in litigation related to mergers or acquisitions, including for matters that occurred prior to the applicable closing, which may be costly to defend and may result in adverse rulings against us that could be material;

●	announcements related to an acquisition could have an adverse effect on the market price of our Ordinary Shares and other securities; and

●	the integration into our businesses of the businesses and entities we acquire may affect the way in which existing laws and regulations apply to us, including subjecting us to laws and regulations that did not previously apply to us.

Similarly, we may also seek to divest assets that no longer fit into our long-term strategic plan. In addition, joint ventures present risks that are different from acquisitions, including selection of appropriate joint venture parties, initial and ongoing governance of the joint venture, joint venture compliance activities, growing the joint venture’s business in a manner acceptable to all the parties, including other providers in the networks that include joint ventures, maintaining positive relationships among the joint venture parties and the joint venture’s customers, and business disruption that may occur upon joint venture termination.

Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government.

Hong Kong Pharma is a holding company, and we rely on dividends and other distributions on equity paid by our HK Subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our HK Subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Subject to the Companies Act and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following payment of the dividend we will be able to pay our debts as they become due. Any dividend shall be paid out of profits and/or out of the credit standing in the share premium account. There is otherwise no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

Under Hong Kong laws, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Currently, there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws. In addition, currently, there are no restrictions or limitations under the laws of Hong Kong on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange for cash transfers between Hong Kong Pharma and any of the HK Subsidiaries, across borders or to U.S investors. Further, currently, there are no restrictions or limitations on distributing earnings from HK Subsidiaries to Hong Kong Pharma or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on HK Subsidiaries from making transfers or distributions to Hong Kong Pharma or U.S. investors. See also “Prospectus Summary — Transfer of Cash Through Our Organization.”

Any limitation on the ability of our HK Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Failure to achieve and maintain effective internal controls could adversely affect our business and price of our securities.

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal controls and procedures. Our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended and as of March 31, 2023 and 2024, we and our independent registered public accounting firm identified the following “material weaknesses” in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified are related to: 1) lack of sufficient financial reporting and accounting personnel with appropriate knowledge of IFRS and SEC reporting requirements to properly address certain accounting issues, and prepare and review financial statements and related disclosures in accordance with IFRS and SEC reporting requirements as well as; 2) the lack in formal accounting and policies and procedures and manual to ensure proper financial reporting in accordance with IFRS and SEC reporting requirements; and 3) for certain related party transactions, there were no proper identifying procedure and related documentation in place.

In response to the material weaknesses identified prior to this offering, we are in the process of implementing a number of measures to address including but not limited to 1) hire additional finance and accounting staff with qualifications and work experiences in IFRS and SEC reporting requirements to formalize and strengthen the key internal control over financial reporting; 2) allocate sufficient resources to prepare and review financial statements and related disclosures in accordance with IFRS and SEC reporting requirements; and 3) Set up and implement policies and procedures to identify related party transactions.

We have taken steps to address the material weaknesses and continue to implement our remediation plan, which we believe will address their underlying causes. Although we have made enhancements to our control procedures in this area, there could be other internal control weaknesses that have not been discovered. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our Ordinary Share price may decline and we may be unable to maintain compliance with the Nasdaq Listing Rules.

We are exposed to foreign currency risk.

While our reporting currency is the U.S. dollar, substantially all of our consolidated revenues and consolidated costs and expenses are denominated in HK$. Substantially all of our assets are denominated in HK$. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and the HK$. If the HK$ depreciates against the U.S. dollar, the value of our HK$ revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included in determining other comprehensive income, a component of equity. As of March 31, 2024, our accumulated other comprehensive loss was $4,858. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Related to Doing Business in Hong Kong

Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize.

Hong Kong Pharma is a holding company and conducts its operation through our operating subsidiaries, HK Subsidiaries, in Hong Kong. Our operations are conducted in Hong Kong and a majority of our clients are located in Mainland China. As of the date of this prospectus, we are not materially affected by recent statements by the Chinese Government indicating an extent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, the legal and operational risks associated with operations in China also apply to our operations in Hong Kong, should recent statements and regulatory actions by the Chinese government apply to us in the future. Due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and the risks related to the PRC legal and regulatory system may materialize. In addition, such laws and regulations may be interpreted and applied inconsistently by different agencies or authorities. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions were recent, it is highly uncertain what additional new laws and regulations will be promulgated and what impacts the modified or new laws and regulations will have on our business operations, the ability to accept foreign investments and list on an U.S. or another foreign exchange.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control currently do not have any material impact on the transfer of cash between Hong Kong Pharma and any of our HK Subsidiaries in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from Hong Kong Pharma in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our products and services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries.

On June 30, 2020, the Standing Committee of the National People’s Congress of China adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022.

In July 2021, President Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If we and our HK Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations could be materially and adversely affected.

Changes in Hong Kong and China’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and has slowed recently. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect the market for our products and services and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may adversely affect the business operations of the Company.

The Hong Kong protests that began in 2019 were triggered by the introduction of the Fugitive Offenders amendment bill by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including Mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of Mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy had been adversely affected as the protests turned violent. Most notably, during the protest period, the airline, retail and real estate sectors had seen their sales decline.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations, and financial condition. Furthermore, legislative or administrative actions taken by either China or the U.S. in respect to their relations could lead to investor uncertainty, which may impact affected issuers, including us, as well as the market price of our Ordinary Shares.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. In addition, if the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act and it was signed into law on December 18, 2020.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”), which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its audit work cannot be inspected when its auditor is subject to PCAOB inspections for two consecutive years instead of three and, thus, would reduce the time before the Ordinary Shares may be prohibited from trading or delisted. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

On December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and Hong Kong, because of a position taken by one or more authorities in such jurisdictions. Such determinations were vacated by the PCAOB on December 15, 2022.

Our current registered public accounting firm, Onestop Assurance PAC, is not headquartered in the PRC or Hong Kong, is a Singapore-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB, and was not listed in the Determination Report. We have no current intention of engaging any auditor not subject to regular inspection by the PCAOB.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed a Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong.

Uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in 2024 and beyond. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in Mainland China and Hong Kong in the future and stated that it had already made plans to resume regular inspections in early 2023 and beyond. Each year, the PCAOB will determine whether it can inspect and investigate completely accounting firms headquartered in Mainland China and Hong Kong. Our securities may be prohibited from trading if our auditor cannot be fully inspected. While the Company’s auditor is based in Singapore and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such inability could cause trading in the Company’s securities to be prohibited under the HFCA Act, as amended, and ultimately result in a determination by a securities exchange to delist the Company’s securities. A termination of the trading of our securities or any restriction on the trading in our securities would have a negative impact on the Company as well as on the value of our securities.

The market price of the Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

PRC regulations relating to offshore investment activities by PRC residents may subject us or PRC resident beneficial owners to liability or penalties, limit our ability to conduct business in the PRC or may otherwise adversely affect us.

On July 4, 2014, SAFE issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or SAFE Circular 37. According to SAFE Circular 37, prior registration with the local SAFE branch is required for PRC residents, (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or SPVs. SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a PRC individual shareholder, name, and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to beneficial owners of our Class A and Class B Redeemable Ordinary Shares who are PRC residents. In February 2015, SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, effective in June 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE. Beneficial owners may be subject to a fine up to RMB50,000 (approximately $7,150) by SAFE for the failure to complete the required registration.

In addition, we may not be informed of the identities of all the PRC residents holding direct or indirect interest in our company, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future PRC resident beneficial owners will always comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our PRC resident beneficial owners to comply with these SAFE regulations may subject us or our PRC resident beneficial owners to fines and legal sanctions, or restrict our cross-border business activities, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed were compromised, it could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operation. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

By contrast, China’s legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, since these laws and regulations are relatively new and the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules, and many have retroactive effects. Since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. We may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties could adversely affect our business that relates to China or PRC citizens.

We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within Mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On February 17, 2023, the CSRC issued the New Overseas Listing Rules. Pursuant to the New Overseas Listing Rules, where a PRC domestic company submits an application for initial public offerings or listing in overseas markets, such issuer shall file with the CSRC within three working days after such application is submitted. Article 15 of the Trial Measures, provides that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by a Mainland China company and such issuer shall fulfil the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

As advised by our PRC counsel, based on the facts that, (i) more than 99% of our operating revenue, total profit, total assets and net assets as documented in the Company’s audited consolidated financial statements for the most recent accounting year are accounted for by our subsidiaries located outside the Mainland China; (ii) our core business activities are not conducted in Mainland China, and our principal places of business are located outside Mainland China; (iii) all the senior management in charge of our business operations, including Lap Sun Wong, our Chief Executive Officer and Chairman of the Board, Zhifang Zhang, a director, Man Bun Kwok, our Chief Financial Officer and Yingying Li, our Chief Operating Officer, are citizens or residents of Hong Kong; and (iv) as of the date of this prospectus, we do not directly or indirectly have any equity or similar interest in any domestic company or entity registered in Mainland China, we believe that we do not meet the criteria as set forth in Article 15 of the Trial Measures, and this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and thus we do not need to fulfil the CSRC filling procedure.

Further, as of the date of this prospectus, in respect of the New Overseas Listing Rules, as advised by Beijing Deheng Law Offices, our PRC counsel, we believe that we are not required to obtain permission from any PRC authorities (including those in Hong Kong) to issue our Ordinary Shares to investors, including the CSRC or any other PRC governmental authority. However, as the New Overseas Listing Rules are newly published and there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form,” it remains uncertain whether our offering and listing will be deemed as “indirect overseas offering and listing by companies in Mainland China” and subject to the filling procedures. If we are subject to the filing requirements of the New Overseas Listing Rules, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

On December 28, 2021, the CAC and other authorities of Mainland China promulgated the CRM, which took effect on February 15, 2022. Pursuant to the CRM, the purchase of network products and services by critical information infrastructure operator and the data processing activities carried out by online platform operators, which affect or may affect national security, shall be subject to cybersecurity review. In addition, to go public abroad, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review.

As advised by Beijing Deheng Law Offices, our PRC counsel, we do not believe we are obligated to apply for a cybersecurity review pursuant to the CRM, considering that (i) we did not possess personal information of more than 1 million individuals of Mainland China, and we do not possess any core data or important data of the PRC or any information which affects or may affect national security of the PRC; (ii) the CRM provides no further explanation or interpretation for “online platform operator” or “affect or may affect national security”; (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying any of our subsidiaries as a CIIO or any of our systems as critical information infrastructure; and (iv) we have not received any notification of cybersecurity review from relevant Chinese governmental authorities due to the impact or potential impact on national security.

Our HK Subsidiaries may collect and store certain data from our clients in Mainland China and Hong Kong during the conduct of business. Given that (1) each of our HK Subsidiaries was incorporated and located in Hong Kong; (2) as of the date of this prospectus, we have no subsidiary, VIE structure, nor any direct operations in Mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the CRM, the PRC Personal Information Protection Law, the PRC Data Security Law and the New Overseas Listing Rules to have an impact on our business, operations, or this offering. However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will enact new laws or regulations and what existing laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such new or modified laws and regulations will have on our business operations, our ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations and whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our HK Subsidiaries in Hong Kong. In the event of a failure to comply, we may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

We may be treated as a non-resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to income tax on our income from PRC entities.

Under the PRC Enterprise Income Tax Law and its implementation rules, a foreign enterprise which has no establishment or place in the PRC but derives profit from sources in the PRC will be subject to the enterprise income tax on its PRC income. We believe that our income from PRC residents may not be the profit from sources in the PRC, and thus, we are not a non-resident enterprise subject to PRC income tax for the following reasons: (i) we conduct our operations through our HK Subsidiaries in Hong Kong; (ii) as of the date of this prospectus, we have no subsidiary, VIE structure, nor any direct operations in the PRC; and (iii) we mainly sell products to PRC entities. However, whether we have income from sources in the PRC is subject to determination by the PRC tax authorities. There is uncertainty that with the development of our business, part of our profit might be deemed as profit from sources in the PRC and we might be subject to PRC income tax.

In addition to the uncertainty as to the application of the “non-resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements, such as the potential imposition of transaction taxes, or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.

Risks Related to This Offering and Ownership of the Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering and an active trading market for our Ordinary Shares may not develop following the completion of this offering.

Prior to this offering, there has been no public market for our Ordinary Shares. While the Ordinary Shares have been approved for listing on Nasdaq under the symbol “HKPD,” a liquid public market for the Ordinary Shares may not develop or, if developed, may not be sustained, following the completion of this offering. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable.

The initial public offering price for the Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for the Ordinary Shares was determined by negotiations between us and the Underwriters and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of the Ordinary Shares will not decline significantly below the initial public offering price following the completion of this offering. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of the Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

The market price of the Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The public offering price of the Ordinary Shares has been determined through negotiations between the Underwriters and us based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. After this offering, the market price for the Ordinary Shares is likely to be volatile and could fluctuate widely due to multiple factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in the operating results of the Company due to factors related to the Company’s business;

●	success or failure of the strategy of the Company;

●	the interim or annual earnings of the Company, or those of other companies in the Company’s industry;

●	the Company’s ability to obtain third-party financing as needed;

●	announcements by us or the Company’s competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the operating and share price performance of other comparable companies;

●	investor perception of the Company;

●	natural or environmental disasters that investors believe may affect the Company;

●	overall market fluctuations;

●	a large sale of the Ordinary Shares by a significant shareholder;

●	results from any material litigation or government investigation;

●	changes in laws and regulations affecting the Company or any of the principal products and services sold by the Company; and

●	general economic and political conditions and other external factors.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Share prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Ordinary Shares.

The US stock market has witnessed instances of extreme stock price run-ups followed by rapid price declines in 2022 and such share price volatility seemed unrelated to the issuers’ performance subsequent to their recent initial public offerings, especially among companies with relatively smaller public floats. After the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering and the concentration of ownership of the Ordinary Shares in our principal shareholders. As a relatively small-capitalized company with a small public float after this offering, the share price of the Ordinary Shares may experience extreme volatility, lower trading volume and less liquidity than large-capitalized companies. Although the specific cause of such volatility is unclear, our anticipated small public float may amplify the impact the actions taken by a few shareholders have on the price of the Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The potential extreme volatility may confuse public investors regarding the value of our shares, distort the market perception of our share price and our company’s financial performance and public image, and negatively affect the long-term liquidity of the Ordinary Shares, regardless of our actual or expected operating performance. Should the Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of the Ordinary Shares and our ability to access the capital market may be materially adversely affected. In addition, if the trading volumes of the Ordinary Shares are low, holders of the Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. As a result of this volatility, investors may experience losses on their investment in the Ordinary Shares.

We may not be able to maintain a listing of the Ordinary Shares on Nasdaq.

While the Ordinary Shares have been approved for listing on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet Nasdaq’s continued listing requirements, the Ordinary Shares may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of the Ordinary Shares from Nasdaq may materially impair our shareholders’ ability to buy and sell the Ordinary Shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Ordinary Shares. The delisting of the Ordinary Shares could significantly impair our ability to raise capital and the value of your investment.

If securities or industry analysts publish unfavorable research, or do not continue to cover us, the Company’s share price and trading volume could decline.

The trading market for the Ordinary Shares depends in part on the research and reports that securities or industry analysts publish about us. We do not have any control over these analysts. If an analyst downgrades the Ordinary Shares or publishes unfavorable research about our business, the price of Ordinary Shares would likely decline. If an analyst ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets and demand for the Ordinary Shares could decrease, which could cause the share price or trading volume to decline.

As the initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase shares in this offering, you will pay more for your Ordinary Shares than the amount paid by Hong Kong Pharma’s existing shareholders for their shares on a per share basis. As a result, you will experience immediate and substantial dilution in net tangible book value per share in relation to the price that you paid for your shares. We expect the dilution as a result of the offering to be $3.51 per share to new investors purchasing the Ordinary Shares in this offering, at an offering price of $4.00 per Ordinary Share. See “Dilution” for a more complete description of how the value of your investment in the Ordinary Shares will be diluted upon completion of this offering.

We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.

The Company intends to use the net proceeds of this offering for several purposes, including the development and upgrade of our supply chain ERP systems, the procurement of warehouse equipment, the expansion of our sales and marketing team, the procurement and distribution of OTC drug products, and general working capital. Accordingly, the management of the Company will have substantial discretion in applying the net proceeds to be received by the Company. However, based on unforeseen technical, commercial or regulatory issues, we could spend the proceeds in ways with which you may not agree. Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that the Company will utilize the net proceeds in a manner that enhances value of the Company. If the Company fails to spend the proceeds effectively, the Company’s business and financial condition could be harmed, and there may be the need to seek additional financing sooner than expected. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

We have not historically declared or paid dividends on our shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Ordinary Shares.

We have not historically declared or paid dividends on our shares. We currently intend to invest our future earnings, if any, to fund our growth, to develop business, and for general corporate purposes. We do not expect to declare or pay any dividends in the foreseeable future. Therefore, the success of an investment in the Ordinary Shares will depend upon any future appreciation in their value. There is no guarantee that the Ordinary Shares will appreciate in value or even maintain their current value.

Any decision to pay dividends in the future will be at the full discretion of our board of directors and will depend upon various factors then existing, including earnings, financial condition, results of operations, capital requirements, level of indebtedness, restrictions imposed by applicable law, general business conditions and other factors that our board of directors may deem relevant.

We may issue additional equity or debt securities, which are senior to the Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of the Ordinary Shares.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders. In addition, any additional preferred shares, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Ordinary Shares and diluting your interest in our company.

Upon the completion of this offering, we expect to be a “controlled company” under the rules of Nasdaq and as a result, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders. However, as of the date of this prospectus, we do not plan to rely upon such exemptions, as we intend to ensure that a majority of our board of directors are independent and our compensation and nominating and corporate governance committees are comprised solely of independent directors.

Under Nasdaq’s rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, without limitation, (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that the compensation of our officers be determined or recommended to our board of directors by a compensation committee that is comprised solely of independent directors, and (iii) the requirement that director nominees be selected or recommended to the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors. As of the date of this prospectus, our Chief Executive Officer and Chairman, Mr. Lap Sun Wong, the beneficial owner of 6,348,720 Class A Ordinary Shares of the Company, held approximately 63.49% of the voting power of our outstanding share capital. Immediately following this offering, taking into consideration the Ordinary Shares being offered hereby, Mr. Lap Sun Wong will hold approximately 56.77% (or approximately 56.01% if the Underwriters exercise the over-allotment option in full) of the voting power of the outstanding share capital of the Company and we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. Although we currently do not intend to rely on the “controlled company” exemption, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Further, in the event that we were to lose our “controlled company” status, we could still rely on Nasdaq Rules that permit a foreign private issuer to follow its home country practice to be exempt from certain corporate governance requirements, including the requirement that a majority of its board of directors must be independent. Our status as a controlled company could cause the Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

Our Chief Executive Officer and Chairman, Mr. Lap Sun Wong, will continue to hold a majority of the voting power of the Company’s outstanding share capital after this offering, which will limit or preclude your ability to influence corporate matters.

As of the date of this prospectus, our Chief Executive Officer and Chairman, Mr. Lap Sun Wong, the beneficial owner of 6,348,720 Class A Ordinary Shares of the Company, held approximately 63.49% of the voting power of our outstanding share capital. Immediately following this offering, taking into consideration the Ordinary Shares being offered hereby, Mr. Lap Sun Wong will hold approximately 56.77% (or approximately 56.01% if the Underwriters exercise the over-allotment option in full) of the voting power of the outstanding share capital of the Company. As such, Mr. Lap Sun Wong will be able to control our management and matters requiring an ordinary resolution of shareholders, including the appointment and removal of directors and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. However, our controlling shareholder, Mr. Lap Sun Wong, will not have the ability to determine all matters requiring approval by shareholders. For example, important matters such as a change of name, making changes to the post-offering memorandum and articles of association, a reduction of the Company’s share capital, or the winding up of the Company will require a special resolution of the shareholders. A special resolution to be passed at a meeting by the shareholders requires the affirmative vote of no less than two-thirds (approximately 66.67%) of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. As Mr. Lap Sun Wong only holds 63.49% of the Company’s issued and outstanding ordinary shares on an as-converted basis as of the date of this prospectus and will hold even less immediately following this offering, Mr. Lap Sun Wong will not have sufficient votes to pass matters requiring a special resolution if all of the Company’s issued and outstanding shares are present at such a meeting by the shareholders.

Mr. Lap Sun Wong’s interests may not be the same as or may even conflict with your interests. For example, he could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of the Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, Mr. Lap Sun Wong’s majority voting power over our outstanding share capital may not align with the best interests of our other shareholders.

We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and the shareholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As a result of our election to take advantage of such extended transition period, our financial statements may not be comparable to companies that comply with public company effective dates.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Because we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, the shareholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find the Ordinary Shares less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of the Ordinary Shares.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We plan to take advantage of the exemptions available to us as a foreign private issuer.

Since we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. We plan to take advantage of the exemptions available to us as a foreign private issuer. We may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Ordinary Shares.

We are exempted from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. As a foreign private issuer, we are permitted to follow the governance practices of our home country, the Cayman Islands, in lieu of certain corporate governance requirements of Nasdaq. As result, the standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

●	have a compensation committee and a nominating committee to be comprised solely of “independent directors”; or

●	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, as well as certain Ordinary Share issuances. We intend to comply with the requirements of Nasdaq listing rules to have a majority of the board be independent and to appoint a compensation committee and a nominating and corporate governance committee comprised solely of independent directors. We may, however, in the future consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We expect to qualify as a foreign private issuer upon the completion of this offering. We would lose our foreign private issuer status if, for example, more than 50% of our voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Our post-offering memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Certain judgments obtained against us and the Selling Shareholders by Hong Kong Pharma’s shareholders may not be enforceable.

Hong Kong Pharma is a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all our current operations are conducted in Hong Kong.

In addition, all of our non-independent directors and officers, including Lap Sun Wong, our Chief Executive Officer and Chairman of the Board, Zhifang Zhang, a director, Man Bun Kwok, our Chief Financial Officer, and Yingying Li, our Chief Operating Officer, as well as independent director Dr. King Yin Lai and Dr. Kam Leung Chan, are nationals or residents of Hong Kong. Additionally, all of the Selling Shareholders are nationals and residents of countries other than the United States. All or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Hong Kong Pharma was incorporated under Cayman Islands law.

Hong Kong Pharma is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by its memorandum and articles of association, as amended, the Companies Act and the common law of the Cayman Islands. The rights of the shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of the shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed, judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like ours have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Hong Kong Pharma’s post-offering memorandum and articles of association have provisions that provide our shareholders with the right to inspect the register of members without charge, and to receive the annual audited financial statements of the Company. Subject to the foregoing, our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholder than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders. See “Description of Share Capital — Differences in Corporate Law.”

Hong Kong Pharma’s post-offering memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Hong Kong Pharma’s shareholders’ opportunity to sell their shares at a premium.

Hong Kong Pharma’s post-offering memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving Hong Kong Pharma’s shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, Hong Kong Pharma’s board of directors has the authority, without further action by its shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with the Ordinary Shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If Hong Kong Pharma’s board of directors decides to issue preferred shares, the price of the Ordinary Shares may fall and the voting and other rights of the holders of the Ordinary Shares may be materially and adversely affected. In addition, Hong Kong Pharma’s post-offering memorandum and articles of association contain other provisions that could limit the ability of third parties to acquire control of our company or cause us to engage in a transaction resulting in a change of control.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, 2018 of the Cayman Islands (“ES Act”) that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands, but excludes an entity that is a tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, including in Hong Kong, it is not required to satisfy the economic substance test set out in the ES Act.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Ordinary Shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the Ordinary Shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

General Risk Factors

Adverse developments in general business and economic conditions as well as conditions in the global capital market could have an adverse effect on the demand for the Company’s products, the business, and the financial condition and results of operations of the Company and its customers.

The comparatively slower rate of increase in the Chinese gross domestic product (“GDP”) in recent years has adversely affected the Company’s results of operations. If GDP continues to increase at a slow rate or if economic growth declines, demand for the products we sell will be adversely affected. In addition, volatility in the global capital market, which impacts interest rates, currency exchange rates and the availability of credit, could have an adverse effect on the business, financial condition and results of operations of the Company and the Company’s customers. Financial difficulties of customers, whether as a result of a downturn in general economic or industry conditions or otherwise, may result in failures of customers to timely pay amounts due or adversely affect the collectability of the Company’s accounts receivable, which could have a material adverse effect on the Company’s business, financial condition and results of operations. A bankruptcy or liquidity event by one or more of the Company’s customers could have a material adverse effect on the Company’s business, financial condition and results of operations.

Inclement weather, widespread outbreak of an illness, anti-terrorism measures and other disruptions could negatively affect various aspects of the Company’s business including the Company’s supply chain, distribution system and operations, and could result in reduced demand from the Company’s customers.

The Company’s ability to provide efficient distribution of products to the Company’s customers is an integral component of the Company’s overall business strategy. Disruptions at shipping ports or the closure of roads or imposition of other driving bans due to natural events such as flooding, earthquakes, tornadoes and blizzards may affect the Company’s ability to deliver products to the Company’s customers on a timely basis, which may in turn adversely affect the Company’s results of operations.

Additionally, widespread outbreaks of an illness such as a pandemic and actions taken to contain or prevent further spread of such diseases could substantially interfere with general commercial activity related to the Company’s supply chain and customer base, which could have an adverse effect on the Company’s business, financial condition and results of operations. If the Company’s operations are curtailed, we may need to seek alternate sources of supply which may be more expensive, unavailable or may result in delays in shipments to us from the Company’s supply chain and to the Company’s customers. Further, if the Company’s customers’ businesses are similarly affected, they might delay or reduce purchases from us, which could adversely affect the Company’s results of operations.

We and our directors and officers may from time to time be subject to claims, controversies, lawsuits and legal proceedings.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been impacted by geopolitical instability due to the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Our business, financial condition and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine, the Gaza Strip or any other geopolitical tensions.

Global markets have experienced volatility and disruption following the escalation of geopolitical tensions, including the military conflict between Russia and Ukraine and armed conflicts between Israel and Hamas. Although the length and impact of the ongoing military conflict is highly unpredictable, such conflicts could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine, the Gaza Strip and globally and assessing its potential impact on our business. In addition, sanctions on Russia and hostilities involving Israel could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

Any of the above mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military actions, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this registration statement.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $2.9 million, or approximately $3.5 million if the Underwriters exercise the over-allotment option in full, after deducting underwriting discounts and the estimated offering expenses payable by us. These estimates are based at an offering price of $4.00 per Ordinary Share.

We will not receive any proceeds from the sale of the Ordinary Shares being offered by the Selling Shareholders. Instead, the Selling Shareholders will receive all of the net proceeds from the sale of the Ordinary Shares offered by them in this firm commitment offering. The Selling Shareholders will pay underwriting discounts and expenses incurred by them to the Underwriters. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus.

The primary purposes of this offering are to create a public market for the Ordinary Shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional working capital. We currently intend to use the net proceeds of this offering as follows:

●	approximately 15%, or $0.4 million, to fund the development and upgrade of our supply chain ERP systems;

●	approximately 15%, or $0.4 million, to fund the procurement of warehouse equipment to improve efficiency;

●	approximately 20%, or $0.6 million, to fund the expansion of our sales and marketing team to accelerate the growth of our business; and

●	approximately 50%, or $1.5 million, to fund general working capital and for other general corporate purposes.

The foregoing represents our current intentions to use and allocate the net proceeds of this offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this offering. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors — Risks Related to this Offering and Ownership of the Ordinary Shares — We have broad discretion as to the use of the net proceeds from this offering and our use of the offering proceeds may not yield a favorable return on your investment. Additionally, we may use these proceeds in ways with which you may not agree or in the most effective way.”

DIVIDEND POLICY

We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on the Ordinary Shares. We currently intend to retain most, if not all, of our available funds and future earnings to operate and expand our business.

Hong Kong Pharma’s board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that it may only pay dividends out of its profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in it being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid, or would be in violation of the relevant provisions, if any, of the Company’s memorandum and articles of association, as amended. Even if the board of directors of Hong Kong Pharma decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Hong Kong Pharma is a holding company incorporated in the Cayman Islands and it relies principally on dividends from its HK Subsidiaries for its cash requirements, including any payment of dividends to its shareholders. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by HK Subsidiaries.

Cash dividends, if any, on the Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our total capitalization as of March 31, 2024:

●	on an actual basis; and

●	on a pro forma basis to give effect to (i) the receipt of $300,000 from the holder of the Class B Redeemable Ordinary Shares for the outstanding subscription price as if it had occurred on March 31, 2024, (ii) the payment of deferred IPO costs, (iii) the Reclassification, and (iv) the issuance and sale of 1,000,000 Ordinary Shares in this offering at an offering price of $4.00 per Ordinary Share, after deducting the underwriting discounts, the underwriter non-accountable expense allowance and other estimated offering expenses payable by us (assuming the over-allotment option is not exercised).

You should read this table together with our consolidated financial statements, the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	March 31, 2024
	Actual	Pro Forma(1)
	(US$, except share and per share data)
Cash and cash equivalents	$619,575	$3,826,857
Debt
Short term debt	715,874	715,874
Long-term debt	1,119,276	1,119,276
Total debt	1,835,150	1,835,150
Share Capital*
Class A Ordinary Shares, par value $0.001; 99,501,000 shares authorized and 9,501,000 shares issued and outstanding, actual; 0 shares authorized and outstanding, pro forma	9,501	-
Class B Redeemable Ordinary Shares, par value $0.001; 499,000 shares authorized and 499,000 shares issued and outstanding, actual; 0 shares authorized and outstanding, pro forma	499	-
Ordinary Shares, par value $0.001; 0 shares authorized and outstanding, actual; 100,000,000 shares authorized, and 11,000,000 shares issued and outstanding, pro forma		11,000
Additional paid in capital	3,017,409	4,663,616
Subscription receivable	(300,000)	-
Retained earnings	1,531,108	1,531,108
Accumulated other comprehensive (loss) income	(4,858)	(4,858)
Total shareholder’s equity	4,253,659	6,200,866
Total capitalization	$6,088,809	$8,036,016

(1)	Pro forma information discussed above is illustrative only. Our additional paid-in capital, accumulative other comprehensive (loss) income, total shareholder’s equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.
*	The Company effected a 1:10 forward stock split on October 24, 2024, and as a result, the shares issued and outstanding and per share number presented here are adjusted retrospectively

The number of our Ordinary Shares outstanding in the table above excludes:

●	up to 77,684 Ordinary Shares issuable upon the exercise of the Representative’s Warrants issued in connection with this offering.

DILUTION

If you invest in our Ordinary Shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share of our Ordinary Shares after this offering.

As of March 31, 2024, we had a historical net tangible book value of $2,231,308, or $0.22 per share. Our historical net tangible book value per share represents the amount of our total assets less our total liabilities, excluding deferred IPO costs, right-of-use assets and other intangible assets. Net tangible book value per Ordinary Share represents net tangible book value divided by 10,000,000, the total number of our Ordinary Shares outstanding at March 31, 2024, after giving effect to the Reclassification as if the Reclassification had occurred on March 31, 2024.

After giving effect to (i) the sale of 1,000,000 Ordinary Shares in this offering at the initial public offering price of $4.00 per Ordinary Share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us, (ii) the payment of deferred IPO costs, and (iii) the receipt of $300,000 from the holder of the Class B Redeemable Ordinary Shares for the outstanding subscription price as if it had occurred on March 31, 2024, our pro forma net tangible book value as of March 31, 2024 would have been $5,438,590, or $0.49 per share. This amount represents an immediate increase in pro forma net tangible book value of $0.27 per share to our existing shareholders and immediate dilution of $3.51 per share to new investors in this offering. We determine dilution by subtracting the pro forma net tangible book value per share after this offering from the amount of cash that a new investor paid for an Ordinary Share in this offering.

The following table illustrates this dilution:

Initial public offering price per Ordinary Share	$4.00
Net tangible book value per Ordinary Share at March 31, 2024	$0.22
Pro forma net tangible book value per Ordinary Share after this offering	$0.49
Increase in net tangible book value per Ordinary Share to the existing shareholders	$0.27
Dilution in pro forma net tangible book value per Ordinary Share to new investors in this offering	$3.51

The following table summarizes, as of March 31, 2024 as if the Reclassification had occurred on March 31, 2024, and on the pro forma basis described above, the differences between the number of shares purchased from us, the total consideration paid to us in cash and the average price per Ordinary Share that existing shareholders and new investors paid for such shares at the initial public offering price of $4.00 per Ordinary Share, before deducting the estimated underwriting discounts and estimated offering expenses payable by us.

	Share Purchased		Total Consideration		Weighted Average Price Per
	Number	%	Amount	%	Share
Existing shareholders	10,000,000	90.91%	$809,501	16.83%	$0.08
New investors	1,000,000	9.09%	$4,000,000	83.17%	$4.00
Total	11,000,000	100%	$4,809,501	100%	$0.44

The foregoing tables and calculations are based on 10,000,000 ordinary shares outstanding as of March 31, 2024, after giving effect to the Reclassification, and excluding:

●	up to 77,684 Ordinary Shares issuable upon the exercise of the Representative’s Warrants issued in connection with this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

The audited consolidated financial statements for the years ended March 31, 2024 and 2023 are prepared pursuant to IFRS. As permitted by the rules of the SEC for foreign private issuers, we do not reconcile our financial statements to U.S. generally accepted accounting principles.

Overview

Our business offering consists of two main categories: (i) OTC pharmaceutical cross-border e-commerce supply chain services, primarily conducted through our Hong Kong subsidiary, Joint Cross Border, which we refer to as the “Supply Chain Services” and (ii) OTC pharmaceutical cross-border procurement and distribution, primarily conducted through our Hong Kong subsidiary, V-Alliance, which we refer to as the “Procurement and Distribution”. Based in Hong Kong, Joint Cross Border has established itself as a leading provider of third-party supply chain services in Mainland China’s OTC pharmaceutical cross-border e-commerce market. According to the F&S Report, we ranked first in this sector by revenue in 2022.

Through our engagement with OTC pharmaceutical suppliers, logistics companies, and merchants who operate stores on Chinese e-commerce platforms, Joint Cross Border offers a convenient one-stop solution for Mainland Chinese customers who wish to access OTC pharmaceutical products outside Mainland China. Joint Cross Border’s offering includes a comprehensive array of services, such as pre-consultation, product information review, procuring overseas OTC pharmaceutical products, enlisting OTC pharmaceutical products to the HKDOH, obtaining import and export permits and clearances, storing products at warehouses, packaging, and arranging for logistics and end-to-end delivery services for consumers. In addition to providing supply chain services, leveraging our expertise in overseas OTC pharmaceutical products, V-Alliance procures these products and sells them directly to merchants on established Chinese e-commerce platforms as well as pharmaceutical distributors.

Emerging Growth Company

Upon the completion of this offering, we will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which could occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●	Our ability to maintain a competitive value proposal for our products and services.

●	Our ability to maintain our key customer.

●	Our ability to launch successful marketing and sales activities to sell our products.

●	Our ability to adapt our supply chain at any time to improve our competitiveness.

●	Our ability to obtain maximum financial resources at the best possible price.

●	The evolution of economic and political factors in global markets that may affect the demand for our products as well as financial costs.

●	Alteration of the supply chain that may result in a variance in product purchasing and transportation costs.

Taxation

Corporate Income Tax.Corporate income tax reflects the amounts we estimate for taxes based upon income before taxes as calculated in accordance with applicable tax regulations. Currently, most of our business is conducted in Hong Kong. A two-tiered profits tax regime applies in Hong Kong, under which the profits tax on the first HK$ 2 million of profits is charged at the rate of 8.25%, whereas profits in excess of HK$ 2 million are subject to the standard profits tax rate of 16.5%. We calculate our effective tax rate under IFRS as our corporate income tax over our income (loss) before tax.

Results of Operations

Comparison of Years Ended March 31, 2024 and 2023

	For the years ended March 31
	2024	2023	Increase/(decrease)
	$	$	$	%
Revenues
Supply Chain Services	10,145,855	8,051,575	2,094,280	26
Procurement and Distribution	6,217,798	4,481,379	1,736,419	39
Consignment sales and other revenue	324,711	23,037	301,674	1,310
Total Revenue	16,688,364	12,555,991	4,132,373	33
Cost of revenues	(13,129,699)	(9,817,066)	(3,312,633)	34
Gross Profit	3,558,665	2,738,925	819,740	30
Selling, general and administrative expenses	(1,889,455)	(1,758,080)	(131,375)	7
Other income and other gain/(losses), net	(60,949)	62,948	(123,897)	(197)
Finance cost – net	(82,292)	(23,023)	(59,269)	257
Profit before income taxes	1,525,969	1,020,770	505,199	49
Income tax expense	(196,252)	(22,574)	(173,678)	769
Net Profit for the year	1,329,717	998,196	331,521	33

Revenue. The principal activities of the Company for the years ended March 31, 2024 and 2023 were Supply Chain Services and Procurement and Distribution. Our total revenues for the years ended March 31, 2024 and 2023 was $16,688,364 and $12,555,991, respectively, representing an increase of 33%. The increase was mainly due to increases in revenue from Supply Chain Services and Procurement and Distribution of $2,094,280 and $1,736,419, respectively.

Revenue from Supply Chain Services increase by $2,094,280, or 26%, to $10,145,855 for the year ended March 31, 2024 from $8,051,575 for the year ended March 31, 2023. Such increase was primarily due to that the Supply Chain Services were more accepted by market and the Company obtained more customers as compared to the year ended March 31, 2023. Revenue from Supply Chain Services accounted for 61% of our total revenues for the year ended March 31, 2024, as compared to 64% for the year ended March 31, 2023.

Revenue from Procurement and Distribution increased by $1,736,419, or 39%, to $6,217,798 for the year ended March 31, 2024 from $4,481,379 for the year ended March 31, 2023. Such increase was primarily due to that the Company intentionally promoted such services to new customers as well as the existing customers of our Supply Chain Services division. Revenue from Procurement and Distribution accounted for 37% of our total revenues for the year ended March 31, 2024, as compared to 36% for the year ended March 31, 2023.

Consignment sales and other revenues represent the revenue from consignment sales and sales of packing materials and sample products. For the years ended March 31, 2024 and 2023, we had revenue of consignment sales and other revenues amounted to $324,711 and $23,037, respectively. The increase of $301,674 or 1,310% was mainly due to consignment sales, a revenue model that was newly developed by the Company during the fiscal year ended March 31, 2024, which generated revenue of $296,693.

Cost of revenues. Cost of revenue mainly comprise the cost of products purchased, cost of packing material, transportation cost, warehouse leasing cost, employee compensation, compensation cost for loss of goods, outsourcing packing cost, and other direct costs.

Our cost of revenues increased by $3,312,633, or 34%, to $13,129,699 for the year ended March 31, 2024 from $9,817,066 for the year ended March 31, 2023. Such increase was due to increase of cost of product, cost of packing materials and storage cost which are generally in line with the increase of revenue by 33% in fiscal year 2024.

Selling, general and administrative expenses Our selling, general and administrative expenses comprise primarily employee compensation, depreciation and amortization, outsourcing service fees, professional expenses, utility expenses and other office expenses.

Our selling, general and administrative expenses increased by $131,375, or 7% to $1,889,455 for the year ended March 31, 2024 from $1,758,080 for the year ended March 31, 2023. Such increase was primarily due to increase of labor cost, which generally align with the increase of business scale.

Other income and other losses, net Our other income primarily consists of government grants. Other losses primarily consist of foreign currency exchange loss. Other income and other losses, net decreased by $123,897 to $(60,949) for the year ended March 31, 2024 from $62,948 for the year ended March 31, 2023. Such significant decrease was primarily due to decrease of government grants in the amount of $93,880 and increase of exchange loss in the amount of $31,985.

Financial cost, net. Financial cost, net represent the interest expenses for operating lease liability and interest for short-term loans, long-term bank loans and payable, offset by interest income from bank deposit. Our financial cost, net increased by $59,269, or 257% to $82,292 for the year ended March 31, 2024 from $23,023 for the year ended March 31, 2023. Such significant increase was primarily due to the significant increase of short-term bank loans and long-term bank loans.

Income tax expense. We recorded income tax expenses of $196,252 for the year ended March 31, 2024, as compared to $22,574 for the year ended March 31, 2023, representing an increase of $173,678 or 769%. The increase in the income tax expense was mainly resulted from increase of profit before tax.

Net profit. Net profit for the years ended March 31, 2024 and 2023 was $1,329,717 and $998,196, respectively, an increase of $331,521, or 33%. The increase of net profit was due to increase of gross profit offset by increase of selling and administrative expenses, other income and other losses, net, financial cost and income tax expense as explained above.

Liquidity and Capital Resources

As of March 31, 2024, we had cash and cash equivalents of $619,575. To date, we have financed our operations primarily through capital contributions from our shareholders, cash generated from operations and bank borrowings.

We believe that our current levels of cash and cash flows from operations will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months. We may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Summary of Cash Flow

The following table sets forth a summary of our cash flows for the periods presented:

	For the years ended March 31
	2024	2023
Cash Flows provided by (used in) operating activities	(394,330)	1,727,079
Cash Flows used in investing activities	(40,796)	(132,095)
Cash Flows provided by (used in) financing activities	537,315	(1,155,671)
Effect of exchange rates changes on cash	456	321
Net change in cash during the year	102,644	439,634

Operating Activities

Net cash used in operating activities was $394,330 for the year ended March 31, 2024, as compared to net cash provided by operating activities of $1,727,079 for the year ended March 31, 2023. For the year ended March 31, 2024, net cash used in operating activities was attributed to increase of accounts receivable of $2,047,556, increase of inventories of $741,950, increase of prepayment and other assets of $44,043, decrease of accounts payable of $105,220, decrease of contract liabilities of $77,797, gain on disposal of a subsidiary of $11,559, offset by the net income of $1,329,717, depreciation and amortization in the amount of $64,237, loss on disposal of property, plant and equipment of $10,851, amortization of right of use (ROU) assets of $861,339, increase of taxes payable in the amount of $196,252, and changes in amount due from/to related parties, net of $171,399. For the year ended March 31, 2023, net cash provided by operating activities was attributed to net income $998,196, depreciation and amortization of $73,986, amortization of right of use (ROU) assets of $640,600, increase of trade and other payables of $955,270, increase of contract liabilities of $210,358, changes in amount due from/to related parties, net of $127,175, and increase of taxes payable of $22,574, offset by increase of accounts receivable of $929,509, increase of inventories of $191,155, and increase of prepayments and other current assets of $180,416.

As the Company launched the Procurement and Distribution business during the fiscal year ended March 31, 2023, the inventory increased to $190,887 as of March 31, 2023 from $nil as of March 31, 2022. The average inventory turnover days for the year ended March 31, 2023 was 9 days. The inventory turnover days for the year ended March 31, 2024 is 34 days. The increase of inventory turnover days is mainly due to that the Company launched consignment sales, which resulted in longer turnover days, during the year ended March 31, 2024.

Investing Activities

Net cash used in investing activities was $40,796 for the year ended March 31, 2024, as compared to $132,095 for the year ended March 31, 2023. Net cash used in investing activities for the year ended March 31, 2024 consisted of purchase of property, plant and equipment in the amount of $52,736, purchase of intangible assets related to software in the amount of $35,282, and loan to related parties of $172,178, offset by proceeds on disposal of property, plant and equipment in the amount of $33,229 and repayment from related parties of $186,171. Net cash used in investing activities for the year ended March 31, 2023 consisted of purchase of property, plant and equipment in the amount of $114,643, purchase of intangible assets related to software in the amount of $3,062, and loan to related parties of $14,390.

Financing Activities

Net cash provided by the financing activities was $537,315 for the year ended March 31, 2024, as compared to net cash used in financing activities of $1,155,671 for the year ended March 31, 2023. Net cash provided by financing activities for the year ended March 31, 2024 consisted of proceeds from bank loans of $1,374,690, capital contributed from shareholders of $509,501, and loans from related parties of $767,757, offset by repayment of bank loans of $196,820, repayment of long-term payable of $22,969, repayment to related parties’ loan of $701,694, deferred IPO cost paid of $345,217, and decrease of lease liabilities of $847,933. Net cash used in financing activities for the year ended March 31, 2023 consisted of repayment of loan to related parties of $648,048, decrease of lease liabilities, net of $612,896, repayment of bank loans of $74,970 and repayment of long-term payable of $8,965, offset by loans from related parties of $189,208.

Capital Expenditures

We made capital expenditures of $88,018 and $149,597 in the years ended March 31, 2024 and 2023, respectively. In these periods, our capital expenditures were mainly used for purchase of equipment. We plan to continue to make capital expenditures to meet the needs that result from the expected growth of our business.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Critical Accounting Estimates

The preparation of our financial information requires management to make estimates, judgments and assumptions concerning the future. Estimates, judgments and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The resulting accounting estimates will, by definition, seldom equal the related actual results.

For a summary of all of our significant accounting policies, see Note 3 and Note 4 to our audited consolidated financial statements as of March 31, 2024 and 2023 and for the years ended March 31, 2024 and 2023 included elsewhere in this prospectus.

Impairment Losses

Impairment losses are based on an assessment of the investment or long-lived assets’ ability to generate future cash flows when there is evidence that these assets may be impaired. The calculation of the amount of impairment loss are based on estimates made by management when applying broad accounting principles governing the accounting for these assets. The determination of these estimates requires judgment by management. The final outcome may differ from the original estimates made by management, which may impact the carrying value of the assets which management has determined to be impaired and charged to the Company’s profit loss during the period.

Provisions

Provisions for legal claims, service warranties and make good obligations are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are not recognized for future operating losses. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

Income Tax

The Company has exposure to income taxes in numerous jurisdictions. Significant judgment is involved in determining the Company’s provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for expected tax issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recognized, such differences will impact the income tax and differed tax provisions in the period in which such determination is made. The carrying amount of the Company’s income tax payable as at March 31, 2024 amounted to $218,831.

Depreciation of property, plant and equipment

As described in Note 5, the cost of property, plant and equipment is depreciated on a straight-line basis over the assets’ estimated useful lives. Management estimates the useful lives of these property, plant and equipment to be within 5 years. These are the common life expectancies applied in the same industry. Changes in the expected level of usage and technological developments could impact the economic useful lives and the residual values of these assets, therefore future depreciation charges could be revised.

Impairment of non-financial assets

Property, plant and equipment are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the cash-generating-unit (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognized as an impairment loss in the income statement, unless the asset is carried at revalued amount, in which case, such impairment loss is treated as a revaluation decrease.

An impairment loss for an asset other than goodwill is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in the income statement, unless the asset is carried at revalued amount, in which case, such reversal is treated as a revaluation increase.

Lease

We utilize operating leases to finance our warehouse, administrative offices and employees’ dormitories. Such arrangements typically shift the risk of loss on the residual value of the assets at the end of the lease period to the lessor. In accordance with the IFRS 16, we had $0.7 million in operating lease liabilities and $0.7 million in related right-of-use assets on the balance sheet as of March 31, 2024; and we had $0.5 million in operating lease liabilities and $0.5 million in related right-of-use assets on the balance sheet as of March 31, 2023. The weighted-average remaining lease term of all operating leases outstanding at March 31, 2024 and 2023 was 15.4 months and 23.2 months, respectively.

Our leases generally contain options to extend or terminate the lease. We reevaluate our leases on a regular basis to consider the economic and strategic incentives of exercising the renewal options, and how they align with our operating strategy. Therefore, substantially all the renewal option periods are not included within the lease term and the associated payments are not included in the measurement of the right-of-use asset and lease liability as the options to extend are not reasonably certain at lease commencement. Short-term leases with an initial term of 12 months or less are not recognized in the right-to-use asset and lease liability on the consolidated statements of financial position.

The lease liabilities are measured at the lease commencement date and determined using the present value of the minimum lease payments not yet paid and our incremental borrowing rate, which approximates the rate at which we would borrow, on a collateralized basis, over the term of a lease in the applicable currency environment. The interest rate implicit in the lease is generally not determinable in transactions where we are the lessee.

Allowance for expected credit losses

The calculation of the Group’s expected credit loss allowances and provisions against trade receivables, under IFRS 9 requires the Group to make a number of judgements, assumptions and estimates. The expected outcome may be different from the original estimate, and such difference will impact carrying value of trade receivables and doubtful debt expenses in the period in which such estimate has been charged.

Critical judgements include:

●	Determining an appropriate definition of default against which a probability of default, exposure at default and loss given default parameter can be evaluated

●	Establishing the criteria for a significant increase in credit risk (SICR)

●	The individual assessment of material cases and the use of judgmental adjustments made to impairment modelling processes that adjust inputs, parameters and outputs to reflect risks not captured by models

Key source of estimation uncertainty includes:

●	Base case and multiple economic scenarios (MES) assumptions, including the rate of unemployment and the rate of change of house prices, required for creation of MES scenarios and forward-looking credit parameters

In accordance with the contracts, when the goods or services are delivered, the customers are due to pay the full amount of revenue. However, most customers may postpone paying the outstanding balance in one or two months after acceptance of the goods or services. In general, if a receivable’s ageing is more than 1 year, it is very possible to be uncollectable or with certain disputes. As such, the management will examine all balances longer than 1 year and distinguish which are in special events to be not collectable. The Company determines that any receivables with ageing longer than 2 year or any receivables identified by the management with special events to be uncollectable are deemed to be uncollectable and need to be written off.

As of March 31, 2024 and 2023, the Company has not identified any receivables that need to be written-off. Specifically, all trade receivables as of March 31, 2023 and all trade receivables aging longer than 1 year as of March 31, 2024 have been collected subsequently. As such, no allowance on expected credit loss is considered as of March 31, 2024 and 2023.

Share-based payments

The Company measures the share-based payments value, by reference to the fair value of the equity instruments granted. As no active market for the Company’s equity value, the Company used discounted cash flow analyses for valuing the fair value and made estimates about expected future cash flows and credit spreads. Interest rate spreads, credit spreads, earnings multiples and interest rate volatility are the key sources of estimation, which may takes significant impact on the value of the share-based payments.

Lease liability

The Company uses estimation in determining the incremental borrowing rate used to measure the lease liability, specific to the asset, underlying currency, and geographic location. Where the rate implicit in the lease is not readily determinable, the discount rate of the lease obligations are estimated using a discount rate similar to the Company's specific borrowing rate. This rate represents the rate that the Company would incur to obtain the funds necessary to purchase the asset of a similar value, with similar payment terms and security in a similar environment. The Company applies judgement in determining whether the contract contains an identified asset, whether they have the right to control the asset, and the lease term.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Currency Exchange Risk

Our company is exposed to foreign currency risk primarily through service income or expenses that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily U.S. dollars.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest expenses incurred on bank borrowings and income generated by excess cash, which is mostly held in interest-bearing bank deposits. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure. However, our future interest income may fall short of expectations due to changes in market interest rates.

After completion of this offering, we may invest the net proceeds we receive from the offering in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

Inflation

We do not believe the impact of inflation on our Company is material. Our operations are primarily in Hong Kong and Hong Kong’s inflation rates have been relatively stable in the last three years: 2.1% for 2023, 1.88% for 2022, and 1.57% for 2021.

CORPORATE HISTORY AND STRUCTURE

Hong Kong Pharma, an exempted company established under the laws of Cayman Islands on August 17, 2023, has a total of two subsidiaries: (i) V-Alliance Technology Supplies Limited, established under the laws of Hong Kong on September 1, 2016, and (ii) Joint Cross Border Logistics Company Limited, previously known as Eternal Profits Limited, established under the laws of Hong Kong on July 18, 2017.

Upon Hong Kong Pharma’s incorporation on August 17, 2023, it had an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of a single class, par value $0.001 per share. Upon incorporation, ten ordinary shares were allotted and issued to the initial subscriber, Harneys Fiduciary (Cayman) Limited, who transferred the share to Lap Sun Wong, on the same day.

On December 1, 2023, an additional 9,500,990 ordinary shares in total, par value $0.001 each, were allotted and issued to Lap Sun Wong and new shareholders, including among others, 1,710,170 ordinary shares to Lap Sun Wong; 4,448,520 ordinary shares to Fame Overseas Supply Chain Limited; 190,020 ordinary shares to Profit Seeker Limited; 617,850 ordinary shares to Pacific Health Century International Group Limited; and 617,850 ordinary shares to Atlantic Health Century International Group Limited.

On December 7, 2023, LS International Holdings Limited, which was then the sole shareholder of Joint Cross Border, transferred 2,000,000 shares of Joint Cross Border, representing the entire issued and outstanding shares of Joint Cross Border, to Hong Kong Pharma in consideration of HK$1. Upon completion of the share transfer, Joint Cross Border became a direct wholly-owned subsidiary of Hong Kong Pharma. On December 7, 2023, Lap Sun Wong, which was then the sole shareholder of V-Alliance, transferred 10,000,002 shares of V-Alliance, representing the entire issued and outstanding shares of V-Alliance, to Hong Kong Pharma in consideration of HK$3,000,000. Upon completion of the share transfer, V-Alliance became a direct wholly-owned subsidiary of Hong Kong Pharma.

As a result of the reorganization, Hong Kong Pharma, our Cayman Islands holding company, became a holding company of Joint Cross Border and V-Alliance, our operating subsidiaries, collectively referred to as HK Subsidiaries. Hong Kong Pharma’s HK Subsidiaries contributed to 100% of our consolidated revenue and accounted for 100% of our consolidated total assets and liabilities for the fiscal years ended March 31, 2024 and 2023. See also our consolidated financial statements and related notes beginning on page F-1 included in this prospectus.

On December 15, 2023, Hong Kong Pharma amended its share capital to secure an $800,000 investment from an investor. As a result of such amendment, our authorized share capital changed to $50,000 divided into 50,000,000 shares, par value $0.001 per share, comprising (i) 49,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each. The 9,501,000 ordinary shares that were previously issued and outstanding were redesignated as 9,501,000 Class A Ordinary Shares. Hong Kong Pharma issued 499,000 Class B Redeemable Ordinary Shares to the new investor in consideration of $800,000 in cash. For more information on the terms of the Class B Redeemable Ordinary Shares, please see “Description of Share Capital — Class B Redeemable Ordinary Shares.”

On October 24, 2024, Hong Kong Pharma increased its authorized share capital from $50,000 to $100,000, divided into 100,000,000 shares, par value $0.001 per share, comprising (i) 99,501,000 Class A Ordinary Shares, par value $0.001 each, and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each.

Forward Split and IPO Related Reclassification

On October 24, 2024, Hong Kong Pharma effected a 1-for-10 forward split of its ordinary shares by way of a share subdivision of its issued and unissued ordinary shares, with each of its issued and unissued ordinary shares subdivided into ten (10) shares. Immediately after the share subdivision, the number of issued and outstanding ordinary shares of Hong Kong Pharma increased from 1,000,000 ordinary shares, to 10,000,000 ordinary shares, comprising 9,501,000 Class A Ordinary Shares issued and outstanding, par value $0.001 each and (ii) 499,000 Class B Redeemable Ordinary Shares issued and outstanding, par value $0.001 each. All share and per share data set forth in this prospectus have been retroactively adjusted to reflect the share split.

As of the date of this prospectus, Hong Kong Pharma has issued and outstanding 10,000,000 ordinary shares, par value $0.001 per share, comprising an aggregate of (i) 9,501,000 Class A Ordinary Shares and (ii) 499,000 Class B Redeemable Ordinary Shares.

Immediately prior to the completion of this offering, we intend to redesignate and reclassify each of the issued and outstanding Class A Ordinary Shares and each of the issued and outstanding Class B Redeemable Ordinary Shares into a single class of ordinary shares on a 1:1 basis, that is each of the issued and outstanding Class A Ordinary Shares into one (1) ordinary share and each of the issued and outstanding Class B Redeemable Ordinary Shares into one (1) ordinary share, with each of such ordinary shares being entitled to one vote per share (collectively, the “Reclassification”). Following the Reclassification, but before giving effect to this offering, we would have 10,000,000 Ordinary Shares issued and outstanding.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus, after giving effect to the Reclassification. The blue box indicates the entity in which investors are purchasing their interests. The green boxes indicate the entities in which the Company’s operations are conducted.

The following diagram illustrates our corporate structure upon completion of this Offering (assuming no exercise of the over-allotment option). The blue box indicates the entity in which investors are purchasing their interests. The green boxes indicate the entities in which the Company’s operations are conducted.

On September 30, 2022, Joint Cross Border formed a wholly owned subsidiary, Laishuo Intelligent Supply Chain (Hangzhou) Co., Ltd. (the “Hangzhou Subsidiary”) in Hangzhou, China under PRC laws. The Hangzhou Subsidiary’s principal business was to provide customer services to a major client, CaiNiao, from a location in close proximity. Subsequently, to reduce operational costs, Joint Cross Border sold the Hangzhou Subsidiary to Yeung Sun Fong (H.K.) Medical Company Limited, an unrelated Hong Kong company, on September 11, 2023.

Industry

All information and data presented in this section has been derived from the F&S Report prepared by Frost & Sullivan unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

OTC pharmaceutical cross-border e-commerce supply chain services refer to the comprehensive and one-stop logistics services of importing overseas OTC pharmaceutical products provided for cross-border e-commerce platforms and/or their online merchants.

Value Chain Analysis of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

The value chain of China’s OTC pharmaceutical cross-border e-commerce supply chain service market is generally composed of (i) overseas OTC pharmaceutical suppliers including OTC pharmaceutical producers and OTC pharmaceutical distributors, (ii) supply chain service providers that offer diversified cross-border logistics services to e-commerce platforms that offer imported OTC pharmaceutical products, (iii) e-commerce platforms and online merchants that offer imported OTC pharmaceutical products, and (iv) end consumers.

Comprehensive and one-stop OTC pharmaceutical cross-border e-commerce supply chain service providers can offer full range of cross-border logistics services covering the entire transportation process, primarily including pre-consultation, information review, government enlisting, obtaining import license, shipment arrangements, warehousing and packing, obtaining export license, customs clearance, etc.

Value Chain of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

Source: Frost & Sullivan

Pain Points of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

High compliance costs for OTC pharmaceutical products: There are strict registration and licensing requirements for the cross-border transportation of OTC pharmaceutical products, and customs in different countries generally require different approvals of licenses. Therefore, the transportation, storage and clearance costs for OTC pharmaceutical products are relatively high compared with other commodities. For professional OTC pharmaceutical cross-border e-commerce supply chain service providers, they have sufficient reserve of diverse licenses and are able to efficiently obtain new compliance certification as they are familiar with application procedures, so as to continuously optimize supply chain management to improve efficiency and reduce costs.

High cost of developing new transportation routes: Cross-border supply chain is a complex process, and effective route planning can reduce transportation costs and shorten delivery times. Therefore, the operation of new transportation routes requires excellent operational records and international logistics experiences to ensure safe and timely delivery of OTC pharmaceutical products. Cross-border e-commerce supply chain service providers that have accumulated sufficient operational experiences in a certain transportation route can provide effective solutions for their customers and address their personalized requirements in various links of cross-border supply chains.

High risk of logistics timeliness: Customs policies for the processes and efficiencies of importing OTC pharmaceutical products vary from country to country, and during the provision of cross-border e-commerce supply chain services, OTC pharmaceutical products may be exposed to security risks such as loss, damage, and theft, which may affect the logistics timeliness. Providers with sufficient experiences and operation capabilities can achieve effective management and control to these risk factors and improve the accuracy and safety of OTC pharmaceutical cross-border e-commerce supply chain services through professional logistics solutions and advanced logistics technologies.

Fragmentation of downstream market demand: There are differences in the demand for imported OTC pharmaceutical products in the e-commerce platforms, while the volume and frequency of orders in cross-border OTC pharmaceutical e-commerce are affected by many factors, such as policies and preferences of buyers. Fragmentation of downstream market demand with low order volume may increase the costs of cross-border supply chain services. For professional OTC pharmaceutical cross-border e-commerce supply chain service providers, they can gather demands from multiple buyers and achieve scale effect, which can effectively reduce their costs and improve their profitability.

Market Size of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

Market Size of OTC Pharmaceutical Cross-border E-commerce Supply Chain Services (Mainland China), 2018 – 2027E

Source: Frost & Sullivan

OTC pharmaceutical cross-border e-commerce supply chain service market in Mainland China has taken off since around 2018, creating a new growth point for China’s cross-border e-commerce supply chain service market. Along with the increase in the OTC pharmaceutical cross-border procurement, the total revenue in OTC pharmaceutical cross-border e-commerce supply chain service market in Mainland China increased at a CAGR of 39.8% from RMB282.9 million in 2018 to RMB1,081.8 million in 2022.

OTC pharmaceutical cross-border e-commerce supply chain service market is still at the early stage of development. As the cross-border supply chain reduces costs and enhances efficiency continuously, the market penetration rate will rise rapidly. The total revenue in OTC pharmaceutical cross-border e-commerce supply chain service market in Mainland China is expected to reach RMB6,240.0 million in 2027, representing a CAGR of 42.0% from 2022 to 2027.

Market Drivers of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

Favorable Government Policies: Chinese government has been promoting the development of OTC pharmaceutical cross-border e-commerce supply chain service market by introducing a series of policies and measures. For instance, in 2021, the State Council has issued the “Opinions on Accelerating the Development of New Forms and Modes of Foreign Trade”, which proposed that by 2025, a new foreign trade logistics network with global coverage and synergistic development will be established relying on overseas warehouses. As a result, the government policies create a favorable environment for the development of OTC pharmaceutical cross-border e-commerce supply chain service market in Mainland China.

Stable growth in penetration of pharmaceutical e-commerce: The increased online shopping activities continue to drive the demand for OTC pharmaceutical cross-border e-commerce supply chain services. Since 2020, COVID-19 has been cultivating consumers the habit of buying medicines online due to the isolation, access restrictions and other policy constraints, which drives the growth of pharmaceutical e-commerce industry. The penetration rate of pharmaceutical e-commerce in Mainland China increased from 4.5% in 2018 to 10.1% in 2022. Consequently, the development of the Internet will further drive the growth of the pharmaceutical e-commerce market, which in turn creates opportunities for the development of OTC pharmaceutical cross-border e-commerce supply chain service market.

Growing consumer demand for imported OTC pharmaceutical products: By the end of 2022, the population of individual aged 60 and above in China reached 280.0 million, and is expected to exceed 400.0 million in 2035, accounting for more than 30% of the total population, according to the NHC. With the increasing elderly population, China’s heavy aging trend is expected to create a significant demand for OTC pharmaceutical products. At the same time, due to the limits of pharmacy R&D technology and regulatory policies, some overseas OTC pharmaceutical products have no alternatives in Mainland China for the time being, and end consumers that have great demand for imported OTC pharmaceutical products will become more reliant on pharmaceutical cross-border e-commerce platforms. Therefore, the booming demand for imported OTC pharmaceutical products on e-commerce platforms will further stimulate the growth of the OTC pharmaceutical cross-border e-commerce supply chain services.

Future Opportunities of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

Technological Advancement: The application of information technologies such as the IoT, big data and AI can effectively improve the operational efficiency and service quality of OTC pharmaceutical cross-border e-commerce supply chain service providers. Data visualization that applied in supply chain services not only enables companies to optimize operational performance and improve efficiency, but also allow customers to monitor their orders throughout the supply chain service processes, thereby increasing customer trust and loyalty. Along with the continuous technological advancement, OTC pharmaceutical cross-border e-commerce supply chain service providers have gradually reduced their operating costs, which could in turn improve their profitability.

Increased Demand for Stability and Security of Cross-border Supply Chain Services: Due to the rapidly changing international environment, it is critical for OTC pharmaceutical cross-border e-commerce supply chain service providers to fulfill on-time delivery commitments to their customers at a predictable cost. At the same time, the growing category of cross-border shippers involving B2B or B2C e-commerce sellers is increasing the demand for proven and reliable OTC pharmaceutical cross-border e-commerce supply chain service providers that can ensure overall cost and transit time.

Integration of Supply Chain Services: The cross-border supply chain services for OTC pharmaceutical products are complex and involves multiple processes including pharmaceutical review, enlisting OTC pharmaceutical products to the relevant government authorities, warehousing and packing, etc. Therefore, a growing number of OTC pharmaceutical cross-border e-commerce supply chain service providers will be committed to integrating pharmaceutical supply chain resources and further extending their services to the whole industry chain, including procurement and distribution, so as to realize the business expansion and improve service efficiency. In addition, it is important for OTC pharmaceutical cross-border e-commerce supply chain service providers to possess the capabilities to integrate the scattered resources of the whole value chain to form an end-to-end and one-stop OTC pharmaceutical cross-border e-commerce supply chain services platform in the future.

Competitive Landscape of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

In the OTC pharmaceutical cross-border e-commerce supply chain service market in Mainland China, market players primarily include third-party supply chain service providers with pharmaceutical warehouse and cross-border transportation qualifications, and cross-border logistics service providers affiliated with large pharmaceutical wholesalers or e-commerce platforms.

Top Three Third-party Service Providers by Revenue of Supply Chain Services for Mainland China’s OTC Pharmaceutical Cross-border E-commerce, 2022

Source: Frost & Sullivan

The OTC pharmaceutical cross-border e-commerce supply chain service market in Mainland China is relatively fragmented. As of December 31, 2022, there were approximately 150 companies that provide OTC pharmaceutical cross-border logistics services for pharmaceutical cross-border e-commerce platforms in Mainland China, including specialized cross-border logistics service providers for OTC pharmaceutical products and comprehensive cross-border logistics service providers.

In terms of revenue derived from supply chain services for Mainland China’s OTC pharmaceutical cross-border e-commerce in 2022, the top three third-party service providers accounted for approximately 7.7%, among which the Company ranked first, with a market share of approximately 4.2%.

Entry Barriers of Mainland China’s OTC Pharmaceutical Cross-border E-commerce Supply Chain Service Market

Qualifications and Certificates: The OTC pharmaceutical cross-border e-commerce supply chain service market is highly complex, and market participants are required to possess various authorization licenses and qualifications. On the one hand, Chinese government has set up strict regulatory policies and standards for the storage and transportation of imported OTC pharmaceutical products, and the time and cost for new entrants to obtain the relevant licenses are high, which will bring certain regulatory risks and compliance pressures to new entrants. Meanwhile, the multiple licenses and qualifications required to operate routes across countries may also be a major obstacle for new entrants.

Reserve of Professionals: Practitioners in the OTC pharmaceutical cross-border e-commerce supply chain service market need to be familiar with logistics operations, cross-border trade, international laws and regulations, as well as understand various aspects of pharmaceutical storage and management. Within a short period of time, it is rather difficult for new entrants to establish their own reserve of professionals with multiple competencies in government enlisting, import and export licenses, customs clearance, warehouse management, etc.

Strong Customer relationships: The sustainable demand for OTC pharmaceutical cross-border e-commerce supply chain services is derived from long-term cooperation and sufficient customer bases. Specifically, a large customer base and strong customer relationships ensure increasing order size and frequency, allowing market participants to leverage their resources and achieve scale effect. In addition, leading market players are more likely to attract customers than new entrants due to higher operational efficiency and brand recognition.

Mainland China and Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

OTC pharmaceutical cross-border procurement and distribution refers to the process of importing OTC pharmaceutical products and distributing to domestic pharmaceutical sales channels including trading companies, retail stores, hospitals and clinics, and online platforms.

Value Chain Analysis of Mainland China and Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

The value chain of the OTC pharmaceutical cross-border procurement and distribution market in Mainland China and Hong Kong primarily includes the upstream pharmaceutical manufacturers, the midstream OTC pharmaceutical cross-border procurement and distribution agents, and downstream domestic distributors and retailers including (i) trading companies; (ii) retail stores (such as pharmacies, convenience stores, etc.); (iii) hospitals, clinics and Chinese medicine practitioners; and (iv) online platforms.

Value Chain of OTC Pharmaceutical Cross-border Procurement and Distribution Market

Source: Frost & Sullivan

Market Size of Mainland China and Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

Total Revenue of OTC Pharmaceutical Cross-border Procurement and Distribution Market (Mainland China), 2018 – 2027E

Source: Frost & Sullivan

From 2018 to 2022, the total revenue of OTC pharmaceutical cross-border procurement and distribution market in Mainland China experienced an increase from approximately RMB60.9 billion to RMB75.6 billion, with a CAGR of 5.6%. In 2022, the growth rate of total revenue of OTC pharmaceutical cross-border procurement and distribution market in Mainland China witnessed a slight decrease mainly due to the tightening of import policies caused by the COVID-19 pandemic.

With the relaxation of COVID-19 prevention policies and the further expansion of China’s demand for foreign OTC pharmaceutical products, the total revenue of OTC pharmaceutical cross-border procurement and distribution market in Mainland China is projected to experience a stable growth and reach approximately RMB98.6 billion in 2027, representing a CAGR of 5.5% from 2022 to 2027.

Total Revenue of OTC Pharmaceutical Cross-border Procurement and Distribution Market (Hong Kong), 2018 – 2027E

Source: Frost & Sullivan

From 2018 to 2022, the total revenue of OTC pharmaceutical cross-border procurement and distribution market in Hong Kong experienced a rapid increase from approximately HKD11.3 billion to HKD17.6 billion, with a CAGR of 11.7%. In 2020, due to the strict COVID-19 prevention policies in Hong Kong, the downstream demand for OTC pharmaceutical retail reduced, causing a decrease in the total revenue of OTC pharmaceutical cross-border procurement and distribution market. In 2022, the COVID-19 prevention policies in Hong Kong were gradually relaxed, but at the same time, Hong Kong was experiencing the most severe COVID-19 outbreak, resulting in a significant increase in the demand for OTC pharmaceutical products, which caused a significant increase in the total revenue of OTC pharmaceutical cross-border procurement and distribution market.

With the development of pharmaceutical e-commerce in Hong Kong, the total revenue of OTC pharmaceutical cross-border procurement and distribution market in Hong Kong is projected to experience a steady growth and reach approximately HKD22.0 billion in 2027, representing a CAGR of 4.6% from 2022 to 2027.

Source: Frost & Sullivan

Retail stores are the largest customer type in the OTC pharmaceutical cross-border procurement and distribution market in Mainland China and Hong Kong. In 2022, by customer types, the share of revenue to retail stores in the OTC pharmaceutical cross-border procurement and distribution market in Mainland China reach approximately 39.2%, and that in Hong Kong reached approximately 45.7%. In recent years, with the supportive policies and the change in people’s consumption habits, online platforms have become one of the important customer types in the OTC pharmaceutical cross-border procurement and distribution market in Mainland China, accounting for approximately 25.1%. However, due to the development gap of e-commerce between Hong Kong and Mainland China, online platforms only accounted for approximately 12.4% in the OTC pharmaceutical cross-border procurement and distribution market in Hong Kong.

Market Drivers of Mainland China and Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

Rising Health Awareness: Growing health awareness and emphasis on physical appearance, reinforced by branding and marketing activities that influence consumer behavior and encourage acceptance of new treatments, have resulted in an increased demand for branded healthcare products that address a wide spectrum of consumer needs, ranging from personal care, skincare, self-medication to home diagnostic products that are relatively more convenient, accessible and affordable. In addition to the rising health awareness, it is indicated that there is an increasing portion of people aged between 25 and 49 years old that use branded healthcare products in recent years.

Increasing Living Standards: People are increasingly expecting and demanding personalized healthcare and willing to pay for overseas OTC pharmaceutical products as living standards and disposable income increase. Per capita disposable income in Mainland China increased from RMB28,228 in 2018 to RMB36,883 in 2022. Per capita disposable income in Hong Kong increased from HKD395,490 in 2018 to HKD406,909 in 2022. Additionally, the total healthcare expenditure in Mainland China grew at a CAGR of 10.0% from RMB5,799.8 billion in 2018 to RMB8,484.7 billion in 2022 and the total healthcare expenditure in Hong Kong grew at a CAGR of 7.9% from HKD179.4 billion in 2017/2018 financial year to HKD243.2 billion in 2021/2022 financial year, which stimulates an increasing demand in OTC pharmaceutical cross-border procurement and distribution market.

Aging Population: The aged population in Mainland China and Hong Kong has increased in recent years. The number of people aged 65 years old or above, who are at a higher risk of encountering health problems, grew from 166.6 million in 2018 to 209.8 million in 2022 in Mainland China, with a CAGR of 5.9%, whilst in Hong Kong the population aged 65 years old or above grew from 1.3 million in 2018 to 1.6 million in 2022, with a CAGR of 5.3%. Therefore, the growing aging population has enlarged the demand for OTC pharmaceutical cross-border procurement and distribution market in Mainland China and Hong Kong.

Future Opportunities of Mainland China and Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

Diversification of Distribution Channels: Distribution channels of OTC pharmaceutical products have diversified from traditional wholesalers and retailers to (i) chain stores for a more stable and greater scale of distribution of products; and (ii) e-commerce platforms that increase product accessibility. Going forward, new distribution models are expected to be adopted, such as online-to-offline commerce designed to draw potential customers from online channels to make purchases in physical stores.

Increasing Exposure and Popularity of Overseas OTC Pharmaceutical Products: In recent years, with the continuous development of social media and online shopping platforms in Mainland China and Hong Kong, people are keen to share some high-quality overseas OTC pharmaceutical products on social platforms, thus increasing the exposure and popularity of some high-quality overseas OTC pharmaceutical products. With the gradual recognition of the quality and effectiveness of overseas OTC pharmaceutical products by local people, the demand for overseas OTC pharmaceutical products is expected to continue to expand, thus promoting the development of the OTC pharmaceutical cross-border procurement and distribution market in Mainland China and Hong Kong.

Enhanced Market Concentration: Emphasis on healthcare, pursuit of product quality, regulatory development and industry standardization have increasingly differentiated higher quality branded healthcare products from lower quality ones. In addition, healthcare providers have increasingly adopted marketing strategies that aim at informing and educating the population on healthcare. These developments have in turn led to increased consumer knowledge and capability to identify quality branded healthcare products. Under-qualified companies and products may be weeded out of the market, resulting in a more concentrated market consisting of the remaining companies and quality products driven by trusted brand images.

Competitive Landscape of Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

The OTC pharmaceutical cross-border procurement and distribution market in Hong Kong is relatively fragmented, with 992 enterprises holding OTC pharmaceutical cross-border procurement and distribution licenses. In 2022, in terms of revenue, the top five market participants accounted for approximately 20%, whilst the Company accounted for approximately 0.1%. Some leading enterprises relied on their own procurement and distribution resources to occupy a larger market share in Hong Kong’s OTC pharmaceutical cross-border procurement and distribution market, whilst some enterprises, like the Company, entered the market by leveraging their efficient and stable supply chain system, thereby capturing a certain market share.

Entry Barriers of Mainland China and Hong Kong’s OTC Pharmaceutical Cross-border Procurement and Distribution Market

Sourcing: Established companies are prone to obtain distribution rights to high quality products from reputable local or overseas suppliers, due to their regional influence, proven track record of existing products and sufficient capacity to increase their portfolio.

Distribution channels: Long-term and stable relationships with terminal sales channels are crucial to the successful distribution of products and take time to establish. These may deter new players from entering the market.

Pricing: The pricing of OTC pharmaceutical products usually determines the profitability of cross-border procurement and distribution enterprises. Established companies usually have lower procurement costs by virtue of their scale advantages, thereby having greater pricing flexibility. New entrants are unable to form scale advantages in a short period of time, and therefore cannot achieve price competitiveness, nor can they obtain higher profits.

License: To enter the OTC pharmaceutical cross-border procurement and distribution market in Mainland China and Hong Kong, it requires a lot of time and effort to apply for various licenses to meet the regulatory requirements, such as the wholesaler license for OTC pharmaceutical products, the license for operating OTC pharmaceutical products, etc. It is difficult for new entrants to obtain the cross-border OTC pharmaceutical operation license for all categories of OTC pharmaceutical products in a short period of time.

SOURCE OF INFORMATION

We have commissioned Frost & Sullivan, an independent market researcher and consultant, to analyze and report on China’s OTC pharmaceutical cross-border e-commerce supply chain service market. Frost & Sullivan is an independent global consulting firm founded in 1961 in New York. Frost & Sullivan provides market research on a variety of industries, among other things.

The market research process for the F&S Report has been undertaken through detailed primary research which involves discussing the status of OTC pharmaceutical cross-border e-commerce supply chain services with leading industry participants and industry experts. Secondary research involved reviewing official government publications, company reports, independent research reports and data based on Frost & Sullivan’s own research database.

Analysis and forecasts contained in the F&S Report are based on the following major assumptions at the time of compiling such reports: (i) the economy in Mainland China and Hong Kong is likely to maintain steady growth in the next decade; (ii) the social, economic and political environment in Mainland China and Hong Kong is likely to remain stable in the forecast period; (iii) the COVID-19 pandemic will continue to affect the market stability in the short term; and (iv) market drivers like favorable government policies, stable growth in penetration of pharmaceutical e-commerce, growing consumer demand for imported OTC pharmaceutical products will drive the development of OTC pharmaceutical cross-border e-commerce supply chain service market.

BUSINESS

Our business offering consists of two main categories: (i) OTC pharmaceutical cross-border e-commerce supply chain services, primarily conducted through our Hong Kong subsidiary, Joint Cross Border, which we refer to as the “Supply Chain Services” division and (ii) OTC pharmaceutical cross-border procurement and distribution, primarily conducted through our Hong Kong subsidiary, V-Alliance, which we refer to as the “Procurement and Distribution” division. Based in Hong Kong, Joint Cross Border has established itself as a leading provider of third-party supply chain services in Mainland China’s OTC pharmaceutical cross-border e-commerce market. According to the F&S Report, we ranked first in this sector by revenue in 2022. Through our engagement with OTC pharmaceutical suppliers, logistics companies, and merchants who operate stores on Chinese e-commerce platforms, Joint Cross Border offers a convenient one-stop solution for Mainland Chinese customers who wish to access cross-border OTC pharmaceutical products. Joint Cross Border’s offering includes a comprehensive array of services, such as pre-consultation, product information review, procuring overseas OTC pharmaceutical products, enlisting OTC pharmaceutical products to the HKDOH, obtaining import and export permits and clearances, storing products at warehouses, packaging, and arranging for logistics and end-to-end delivery services for consumers.

The regulations and policies governing cross-border transportation of OTC pharmaceutical products vary from country to country. We believe that the traditional supply chain is inefficient in navigating the intricate regulatory landscape and thus unable to meet the significant and growing demand for overseas OTC pharmaceuticals by Mainland Chinese consumers. To capture this opportunity, Joint Cross Border offers its clients a suite of supply chain solutions to address the unique needs of handling cross-border OTC pharmaceutical products. We believe our advanced technological capabilities, vast experience in the OTC pharmaceutical supply chain service industry, and e-commerce insights can further entrench our position as an ever more important player in Mainland China’s OTC pharmaceutical cross-border e-commerce market. Our main customers are (i) e-commerce platform logistics partners like CaiNiao who hire our supply chain services related to cross-border OTC pharmaceutical products and (ii) merchants on established Chinese e-commerce platforms such as Tmall, Meituan, Pinduoduo, JD.com, Xiaohongshu, and Youzan to offer popular OTC pharmaceutical products sourced from Hong Kong, Taiwan, Japan, and certain European countries such as the United Kingdom and Germany. As of the date of this prospectus, our system has cataloged more than 6,000 SKUs, including over 4,000 HKDOH-enlisted OTC SKUs. The OTC pharmaceutical products we manage or distribute include traditional OTC Chinese medicine manufactured in Hong Kong and outside China and non-Chinese OTC medicine registered in Hong Kong and outside China. While over 90% of the products we deal with are OTC pharmaceutical products on average, our portfolio also includes non-pharmaceutical items such as health supplements.

We have received notable recognitions, including membership in The H.K. Medicine Dealers’ Guild, Pharmaceutical Distributors Association of Hong Kong, and China Medical Pharmaceutical Material Association.

Our Products and Services

Our offering is divided into two main categories, each conducted by one of our HK Subsidiaries: (1) Supply Chain Services and (2) Procurement and Distribution. For the fiscal years ended March 31, 2024 and 2023, we derived $10,145,855, approximately 60.8% of our total revenue, and $8,051,575, approximately 64.1% of our total revenue from our Supply Chain Services division, respectively. For the fiscal years ended March 31, 2024 and 2023, we derived $6,217,798, approximately 37.3% of our total revenue, and $4,481,379, approximately 35.7% of our total revenue from our Procurement and Distribution division, respectively.

OTC Pharmaceutical Cross-border E-commerce Supply Chain Services

The diagram below presents a wholistic view of our one-stop supply chain solution, which includes our offered services and the parties involved in the process:

Our import services under this division include (i) engaging our in-house medical professionals to sort out products into different categories, (ii) providing information related to the classification of the OTC pharmaceuticals to customers, and if classified as “western medicine” (meaning non-Chinese medicine) not registered in Hong Kong, submitting related information to the HKDOH for enlisting, (iii) applying for drug import certificates from the HKDOH, and (iv) coordinating with customers, our warehouse team, and other parties regarding invoice, import certificate and subsequent transportation to our warehouses in Hong Kong.

After the products arrive in our warehouses, we offer a range of value-added services to prepare products for final delivery to consumers in Mainland China. Such services include adding specific labels, packaging, extended storage, product inspection, batch processing, photography, counting, disposal, and addition of gift packaging, samples or pamphlets, among others. Our warehouses thereafter process releases from warehouse in our system in accordance with order information from e-commerce logistics companies or online merchant clients. In addition, we also assist with processing export documents, delivering the goods to Hong Kong Customs and Mainland Customs for customs clearance, and ultimately delivering the products to the last mile carrier for express delivery to the end consumers. We outsource some of these services, such as customs clearance and delivery within Mainland China, to third-party business partners.

OTC Pharmaceutical Cross-border Procurement and Distribution

In addition to providing supply chain services, by leveraging data and insights obtained from the Supply Chain Services vertical, we also procure overseas OTC pharmaceutical products and sell them to merchants on established Chinese e-commerce platforms as well as pharmaceutical distributors.

Before the commencement of procurement, we ensure the relevant OTC pharmaceutical products have been enlisted with HKDOH.

Our procurement process includes (i) analyzing cross-border OTC pharmaceutical sales and customer orders to determine the types of OTC pharmaceuticals in demand and the delivery times needed, (ii) negotiating with suppliers on pricing and product arrival times, (iii) comparing quotations and lead time from suppliers to finalize purchase products and quantities, (iv) confirming the shipping schedule, deploying in-house medical professionals and our customs clearance team to utilize the Company’s relevant import qualifications to process corresponding import documents, (v) coordinating with freight companies for the products to arrive at the destination port, and (vi) collecting corresponding import data for reporting to relevant government authorities.

Once our procured products are in our warehouses, distribution typically includes (i) executing sales contracts with customers based on customer needs, (ii) confirming availability of the ordered products in our warehouses, and (iii) shipping out the products once our finance department confirms recipient of payment.

We currently keep abreast of new OTC drugs mainly through four channels: (i) distributors outside China, with whom we have established supply partnerships, regularly recommending new drugs to us; (ii) attending professional pharmaceutical conferences or exhibitions, through which we discover new drugs; (iii) drug manufacturers, with whom we have previously transacted, promoting their new products to us; and (iv) data from our Supply Chain Services division.

In the fiscal year ended March 31, 2024, our subsidiary V-Alliance entered into a consignment agreement, as consignor, with certain third-party consignees, which agreement has an effective period from September 19, 2023 to September 18, 2024. We believe that this arrangement provides an opportunity to expand our sales channels of OTC pharmaceutical products and improve liquidity as the consignees typically provide an advance on a portion of the product price for the consigned products. According to the agreement, we bear all the expenses in connection with the sale of the consigned products such as consignment fees, promotion fees, warehousing fees, insurance and logistics costs, and take full responsibility for any loss and damage to the products. We settle payments with the consignees on a quarterly basis. Due to the benefits and costs of this arrangement, our management does not expect the consignment sales channel to become a significant source of revenue. We will continue to seek other opportunities to enhance our sales growth and expand our sales channels.

Our Competitive Strengths

We believe we distinguish ourselves from our competitors through the following competitive strengths:

●	Advanced Proprietary Technology Infrastructure

Our operational advantages include integrated warehousing and distribution, centralized procurement, and optimized inventory management. By utilizing technological innovation, we realized the digitization of supply chain services for cross-border imported OTC products. Our Hong Kong storage warehouses provide temperature and humidity-controlled room, reliable logistics services, and efficient operations.

Our subsidiary, Joint Cross border, utilizes systematic order management through its proprietary cross-border OTC pharmaceutical enterprise resource planning, or ERP, software system, called “Extraordinary Supply Chain V2.0,” to reduce logistics fulfillment costs, increase efficiency and improve our scalability competency. This system seamlessly integrates with our warehouse management software system, or WMS, enabling a unified system operation for overall order and warehouse operations. Through process optimization, our ERP system streamlines workflows and reduces interruptions to our workers, thereby enhancing overall operational efficiency. Moreover, the “Extraordinary Supply Chain V2.0” management system automatically optimizes the subsequent picking and packaging operation based on different order product information. It prioritizes orders with the same location, the same SKU, and the same quantity, therefore minimizing routes within the warehouse. Simultaneously, the enhanced multi-order batch packaging and processing capability enabled by “Extraordinary Supply Chain V2.0” significantly improves the efficiency of packaging personnel in the warehouse.

●	Scalability

When procuring and warehousing the OTC pharmaceutical products, the overall scale of business orders is a crucial factor in cost control. We have been able to secure and closely collaborate with major platform logistics partners like CaiNiao and top-tier merchants in the cross-border import e-commerce industry. Through increasing the order volume from these large purchasers, we reduce our overall operating costs. Additionally, we expect that cross-border OTC pharmaceuticals orders will continue to grow in the foreseeable future, and this growth will enable us to further capitalize on economies of scale, allowing us to offer competitive prices and better services in transportation, customs clearance and other aspects.

●	Flexibility of Our Offerings

Our capability to tailor our comprehensive offerings allows us to meet our customers’ unique needs, leveraging a holistic one-stop solution that streamlines the supply and distribution process for overseas OTC pharmaceutical products. Our one-stop solution offers pre-consultation, information review, procuring overseas OTC pharmaceutical products, enlisting OTC pharmaceutical products, obtaining import and export permits and clearances, storing products at our warehouses, packaging, and arranging for logistics and end-to-end delivery services for consumers. This comprehensive and adaptable approach, from procurement to final delivery, not only simplifies the supply chain for our clients but also ensures that end consumers receive high-quality products in a timely manner. We believe this flexibility enables us to compete across different market levels, catering to both niche and extensive markets seeking reliable, efficient, and compliant OTC pharmaceutical distribution solutions, thereby positioning us as a preferred partner in the OTC pharmaceutical supply chain capable of navigating the regulatory complexities while meeting diverse client needs.

●	Regulatory Compliance

As of the date of this prospectus, we have obtained all necessary licenses and permits for transactions related to tariff, customs, OTC pharmaceutical import and export transportation, and OTC pharmaceutical storage. We work closely with the HKDOH and other relevant government authorities to ensure compliance and efficiency of our logistical operations.

●	Seasoned and Visionary Management Team and Established Market Presence

Our team members have extensive experience in their respective areas of expertise. Our founder, chief executive officer, Lap Sun Wong, is an entrepreneur with substantial expertise in the supply chain and cross-border e-commerce industries. He has over 20 years of management experience with a strong network and substantial resources and know-how that grew our company as one of the leading OTC pharmaceutical cross-border e-commerce supply chain companies in China. Our director, Zhifang Zhang, transitioned from practicing as an attending physician in internal medicine at Shanghai Putuo People’s Hospital (1987-1998) to being a pharmaceutical industry executive. He has held executive positions at multiple leading private and public pharmaceutical companies, including Takeda Pharmaceuticals (1998-2006), Phoenix Pharmaceutical Holdings Hong Kong Limited (2007 to 2013), and Universal Health International Group Holding Limited (2013-2019). His extensive experience in both medical and corporate sectors, coupled with his track record in leadership roles have been instrumental to our success.

Our management team members, with complementary industry experiences in a range of fields, such as supply chain services, risk and compliance, pharmacy and operations, enable us to develop innovative tailored solutions that meet the evolving needs of our clients.

Our Market Opportunity and Competition

We believe that we entered Mainland China’s OTC pharmaceutical cross-border e-commerce supply chain industry in its early stages and have established ourselves as one of the main players in the industry. This strategic positioning places us at the forefront of a promising market opportunity, characterized by the exponential growth and increasing demand for overseas OTC pharmaceutical products facilitated through online platforms, reflecting the evolving consumer preferences and the trends of digital adoption in the healthcare sector.

Currently, we are offering OTC pharmaceutical cross-border e-commerce supply chain services for platform logistics partners of, and merchants on, primarily four e-commerce platforms in Mainland China: Tmall, JD.com, Meituan, and Pinduoduo.

Tmall and Alibaba Health. We believe we are one of the three main OTC pharmaceutical cross-border e-commerce supply chain service providers for Tmall through our engagement with CaiNiao. We also supply independent merchants that sell on the Tmall e-commerce platform with cross-border OTC pharmaceutical products through supply chain, procurement and distribution services. Additionally, we supply OTC pharmaceutical products to Alibaba Health through consignment sales conducted via sales agents.

JD.com. We provide comprehensive cross-border procurement, distribution and supply chain services to independent merchants on JD.com based on the merchants’ specific needs.

Meituan. Meituan began offering cross-border OTC pharmaceutical products on its platform in 2023. We have entered into a partnership agreement with an affiliated party of Meituan. However, to date, we have not provided services to Meituan directly under this partnership agreement. We only provide comprehensive cross-border procurement, distribution and supply chain services to independent merchants that sell on the Meituan e-commerce platform based on their specific needs.

Pinduoduo. Pinduoduo began offering cross-border OTC pharmaceutical products on its platform in 2023. To date, we have not provided supply chain services directly to Pinduoduo. We provide comprehensive cross-border procurement, distribution and supply chain services to independent merchants that sell on the Pinduoduo e-commerce platform based on their specific needs.

We seek to differentiate ourselves from competitors with our efficient process, reduced logistics cost, and existing relationships with keys players in the industry. With our exceptional services, expanding customer base, and data-driven approach, we believe we will continue to efficiently scale and generate strong returns.

Growth Strategies

We intend to leverage our competitive strengths to pursue the following growth strategies:

●	Continuously Upgrade Our Technology Infrastructure

We believe the efficiency of our technology infrastructure is a critical factor in determining our market competitiveness. In the next three to five years, we plan to further upgrade our supply chain system to improve accuracy by implementing smart shipping and receiving equipment to achieve automatic identification and counting of goods and packages, automate the assembly line to reduce manual operations and labor costs, and design storage facilities tailored to pharmaceutical products to enhance warehouse space utilization. We believe that overall improvement in processing and equipment, combined with further optimization of the operational system, will further distinguish us from our competitors. We plan to update our software system by developing a comprehensive cross-border OTC pharmaceutical service platform that addresses our current supply chain challenges such as fragmentation and improves customer acquisition.

●	Expand Our Sales Team

We also plan to establish a sales team in Mainland China primarily targeted at acquiring more merchants. Our sales team in Hong Kong has generated significant revenue in recent years, and we plan to expand our sales team as we grow.

●	Optimize Working Capital and Operations

We plan to further optimize our working capital management. This involves improving accounts receivable turnover rates, establishing a robust credit management system, assessing and managing customer credit, reducing inventory turnover times, optimizing procurement plans, and minimizing inventory retention times. Effective working capital management will enhance productivity and an efficient inventory management system will help reduce inventory backlog. With effective working capital management by our professional team, we aim to improve cash flow and capital utilization efficiency, thereby sustainably maintaining our finance and fostering healthy development of our business.

Customers

Currently, our main customers consist of (i) e-commerce platform logistics partners who hire our expertise in supply chain services related to cross-border OTC pharmaceutical products, (ii) merchants on established Chinese e-commerce platforms, and (iii) pharmaceutical distributors. As of December 6, 2024, we provided services to over 300 online merchants. Almost all of our customers are located in Mainland China or Hong Kong.

For the year ended March 31, 2023, we had three customers that each accounted for more than 5% of total revenues, and such customers accounted for approximately 47.5%, 6.6%, and 5.9% of the Company’s total revenues, respectively. For the year ended March 31, 2024, we had four customers that each accounted for more than 5% of the Company’s total revenues, and such customers accounted for 15.5%, 12.0%, 6.1% and 5.9% of the Company’s total revenues, respectively.

The customer who accounted for approximately 47.5% and 15.5% of the Company’s total revenues for fiscal years 2023 and 2024, respectively, is CaiNiao. Our subsidiary, Joint Cross Border, has entered into a series of agreements with CaiNiao. Under such agreements, we were contracted to provide long-term warehousing and supply chain services related to cross-border OTC pharmaceutical products, to Alibaba Group’s online trading platforms, including Taobao, Tmall, Ju.Taobao, 1688, AliExpress, Tmall HK and Alibaba, as well as other e-commerce platforms that utilize CaiNiao’s logistics services. Our facilities have been designated as the CaiNiao Pharmaceutical Logistics Centre in Hong Kong by CaiNiao, a testament to what we believe to be our stable and stellar fulfillment performance. By connecting to CaiNiao via real-time APIs, we monitor key metrics such as fulfillment accuracy, end-to-end fulfillment time, inventory count and customer complaints in real time. This detailed and quantifiable performance tracking enables granular performance measurements, node by node, facilitating us to seek continuous operational improvements. We believe our reliable performance and years of track record in serving CaiNiao have laid a solid foundation for long-term cooperation with CaiNiao, and this stands as a hallmark of our quality services, serving as a cornerstone for our growth in the high-growth OTC pharmaceutical cross-border e-commerce supply chain market in Mainland China. The total number of clients in our Supply Chain Services category increased from 176 for the year ended March 31, 2023, to 218 for the year ended March 31, 2024, and our dependence on CaiNiao has been reduced. For more information on material terms of our agreements with CaiNiao, please see “— Agreements with CaiNiao” below.

We expect to maintain our business relationships with our existing major customers, and simultaneously strive to diversify our pool of customers as we develop our business to reduce the risk of our dependence on a few major customers.

In response to the rising demand for cross-border OTC pharmaceuticals from internet hospitals in Mainland China, developing such internet hospitals as a new source of revenue has become one of our focuses. We are assisting a number of Mainland Chinese internet hospitals in accessing new (primarily OTC) drugs that are available overseas. Known as “telehealth” in the United States, internet hospitals provide an online platform for patients to receive medical consultations, prescriptions, and health management services without the need for physical visits to traditional hospitals. Internet hospitals have grown rapidly, partly driven by the need for remote healthcare during the COVID-19 pandemic and supported by the Chinese government as part of a broader initiative to improve healthcare accessibility and efficiency. As of the date of this prospectus, we have not generated revenue from internet hospital clients.

Agreements with CaiNiao

The agreements currently in effect between CaiNiao and Joint Cross Border include the “End-to-End Logistics Service Agreement” and the “Overseas Center Warehouse Service Agreement,” both effective from April 1, 2024 to March 31, 2025. Below is a summary of material terms of our agreements with CaiNiao.

Material Obligations of the Parties

●	Joint Cross Border shall comply with rules and service standards set by CaiNiao.

●	CaiNiao is entitled to regularly monitor and assess Joint Cross Border’s services. Based on the results of the assessment, CaiNiao has the right to ask Joint Cross Border to improve areas where it believes Joint Cross Border fails to meet the service standards set by CaiNiao within a specified period.

●	Joint Cross Border shall comply with all applicable laws and regulations, including maintaining necessary licenses and permits.

●	Joint Cross Border shall provide agreed-upon services and issue valid invoices.

●	Joint Cross Border may subcontract some of the services to other qualified service providers and shall be liable for any breach of contract or defects in services by such subcontractors.

●	Joint Cross Border shall complete system integration with CaiNiao’s API interface and maintain a stable operational system. Joint Cross Border shall ensure that it has software systems, business processes and staffing compatible with CaiNiao’s business plans.

●	Joint Cross Border shall actively respond to CaiNiao’s inquiries about the status of goods, including delivery status, delivery time, and other transport and storage details.

●	Joint Cross Border shall properly store parcel data for no less than six months and allow CaiNiao to trace such data.

●	In respect of customs-related inquiries, inspections, audits or investigations, Joint Cross Border shall immediately notify CaiNiao. If such investigations cause delays, Joint Cross Border shall actively expedite the audit process. CaiNiao will bear additional costs, unless they result from Joint Cross Border’s fault.

Service Fees

In accordance with a detailed Service Item Quotation Table appendix attached to the service agreements, CaiNiao pays Joint Cross Border various fees based on the types of services provided by Joint Cross Border, including without limitation, order processing fees (per monthly number of orders), warehousing fees (per storage size per month), customs clearance service fees (per monthly number of clearance orders) and value-added services fees. If Joint Cross Border fails to meet certain key performance indicators set by CaiNiao or causes damage to merchandise, CaiNiao may impose charges on Joint Cross Border. Joint Cross Border may only charge CaiNiao for fees based on the cost items and cost standards stipulated in the foregoing Service Item Quotation Table and may not directly charge merchants any fees without the written consent of CaiNiao.

Joint Cross Border shall provide the billing parameters and value-added costs, along with supporting documents for the value-added costs, within 30 days after the completion of an order.

Termination

Early termination circumstances include, without limitation:

●	Joint Cross Border fails to perform the agreement due to breach or early termination by its subcontractor(s).

●	Joint Cross Border commits other material breach(es) and fails to rectify such breach(es) within a reasonable period specified in CaiNiao’s notice.

●	Joint Cross Border engages in other conduct detrimental to CaiNiao or users, and fails to correct it within the designated period specified in CaiNiao’s notice.

●	Either party enters into any voluntary bankruptcy, bankruptcy, receivership, liquidation, debt restructuring, or similar proceedings.

●	Either party enters into any involuntary bankruptcy, bankruptcy, receivership, liquidation, debt restructuring, or similar proceedings, and fails to revoke such proceedings within 30 days of filing with the court.

●	CaiNiao has the right to unilaterally terminate the agreement at any time upon 30 days’ prior written notice without cause.

The agreements also contain customary representations and warranties, provisions for intellectual property protection, confidentiality and data security, breach of contract and other provisions.

Sales and Marketing

We started our OTC pharmaceutical cross-border e-commerce supply chain services business by partnering with CaiNiao, the affiliated logistics company for Alibaba Group, particularly Tmall, an e-commerce platform with a large Mainland Chinese customers base and where international businesses can sell brand-name goods to consumers in Mainland China. We currently provide the following services to Tmall: warehouse storage, packaging, OTC pharmaceuticals customs clearance, import compliance, compliance guidelines for online merchants, and product admission verification services. Through collaboration with Tmall, we have established ourselves as a main player in the cross-border OTC pharmaceutical e-commerce industry in China with our competitive price structure, efficient operations, and sourced good quality products. In the process, we have accumulated valuable experience and developed industry expertise by improving our own technological capabilities and management standards.

In subsequent development, we further expanded our business to other popular e-commerce platforms that are active players in the cross-border OTC pharmaceutical e-commerce industry in China, such as JD.com and Meituan. As a result, we have reached strategic cooperation agreements with these e-commerce platforms or their affiliated logistics partners. Although our business has experienced significant growth in the past, we have not stopped investing additional resources to improve our services, seeking new partners for business collaboration, and exploring more opportunities for growth.

In our past marketing efforts, our primary target customer group was merchants that were engaged in the international OTC pharmaceutical cross-border e-commerce industry. Depending on the different needs of merchants, we have tailored our logistic service to help reduce merchants’ fulfillment costs. Simultaneously, we have established long-term partnerships with large e-commerce platforms in China to meet their cross-border OTC pharmaceutical import demands. We plan to further penetrate the cross-border OTC pharmaceutical e-commerce market by broadening and diversifying our customer base through targeted sales and marketing efforts, including establishing relationships with additional merchants, online stores, and e-commerce platforms. We also aim to expand our scope of collaboration with internet hospitals to obtain more internet hospitals as our business partners.

Sourcing and Suppliers

Currently, our suppliers comprise four categories: (i) OTC pharmaceutical producers and distributors; (ii) logistics subcontractors; (iii) labor service providers; and (iv) packaging suppliers. The OTC pharmaceutical producers and distributors represent the largest category of suppliers by purchase cost. We constantly adjust our supplier pool to optimize our procurement cost. As of December 6, 2024, the total number of our suppliers exceeded 100.

For the year ended March 31, 2023, one supplier made up more than 10% of our total purchases, accounting for 14.26%. For the year ended March 31, 2024, one supplier made up more than 10% of our total purchases, accounting for 21.3%, respectively.

We generally enter into supply contracts with our suppliers for the supply of (i) OTC pharmaceutical merchandise; (ii) logistics services such as customs clearance and delivery services within Mainland China; (iii) workers who provide merchandise sorting and packaging services; and (iv) packaging materials. A typical supplier agreement lasts for six months to one year for an initial term or does not contain a fixed expiration date. Both parties have the right to terminate the agreement upon notifying the other party in advance. In terms of OTC pharmaceutical merchandise procurement, we further place purchase orders within the framework of supply contracts, which detail specifics such as quantities, product specifications, pricing and delivery schedules. We generally include confidential clauses that oblige our suppliers to keep our business information confidential. A termination or modification to any of these relationships could adversely affect our supply and have an adverse effect on our business, operating results, and financial condition.

Seasonality

We experience seasonality in our business because our products and services are interconnected with the online retail industry in China. For example, when e-commerce platforms providers observe reduced user traffic and purchase orders during the Chinese New Year holiday in the first quarter of each year, we receive less orders. Online OTC pharmaceutical sales are higher in the fourth quarter due to increased promotional activities on e-commerce platforms in the fourth quarter. In recent years, e-commerce companies in China hold special promotional campaigns on June 18, November 11, December 12 each year, and we typically generate more business during these periods. Despite these fluctuations, the overall historical seasonality of our business has been relatively mild.

Intellectual Property

Intellectual property and proprietary rights are critical to the success of our business. We rely on a combination of copyright, trademark, and trade secret laws in Hong Kong and other jurisdictions, as well as license agreements, confidentiality procedures, non-disclosure agreements, and other contractual protections, to establish and protect our intellectual property and proprietary rights, including our proprietary technology, software, know-how, and brand. We have a registered domain name (9zt.hk).

Copyright

Joint Cross Border has obtained a software copyright for our Extraordinary Supply Chain V2.0 (titled “Extraordinary ERP Warehousing and Distribution Platform” in Chinese in the copyright certificate) from the National Copyright Administration in Mainland China. The certificate No. is 2024SR0386981 and the initial publication date for the software is January 1, 2020.

Trademark

We have registered four trademarks with the Trade Marks Registry of Intellectual Property Department of the Government of Hong Kong as follows. Trademark registration in Hong Kong is for a period of 10 years beginning on the date of registration. At the end of the period, registration may be renewed successively for further 10-year periods.

Trade Mark No.	Trademark	Jurisdiction	Date of Registration	Owner
305038957AA		Hong Kong	August 27, 2019	Joint Cross Border

305755221		Hong Kong	September 24, 2021	Joint Cross Border

306032330		Hong Kong	August 9, 2022	Joint Cross Border

306062986		Hong Kong	September 19, 2022	Joint Cross Border

Certifications, Licenses and Permits

As of the date of this prospectus, we believe we are not in violation of any of the laws and regulations listed applicable to our operations in Hong Kong. However, complying with applicable legal and regulatory requirements can be highly technical and subject to varying interpretations. We may, from time to time, become aware of instances where our products and services have not fully complied with requirements under applicable laws and regulations. When we become aware of such an instance, whether as a result of our compliance reviews, regulatory inquiry, consumer complaint or otherwise, we generally conduct a review of the activity in question and determine how to address it, such as modifying the product, providing refunds or taking other remedial actions.

Our subsidiary, Joint Cross Border, has obtained the ISO 9001: 2015 Quality Management System certification, demonstrating our commitment to maintaining high-quality standards. The current certification is valid until January 12, 2026.

To comply with applicable laws and regulations, our HK Subsidiaries have obtained the following certificates, licenses and permits as of the date of this prospectus.

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Business Registration Ordinance (Chapter 310) –Business Registration Certificate	Hong Kong SAR	July 18, 2024	July 17, 2025

Joint Medicine Company (as business/branch Name for Joint Cross Border Logistics Company Limited)	Business Registration Ordinance (Chapter 310) –Business Registration Certificate	Hong Kong SAR	July 18, 2024	July 17, 2025

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Chinese Medicine Ordinance (Chapter 549) –Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	July 25, 2024	September 16, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	The Antibiotics Ordinance (Chapter 137) –Permit	Hong Kong SAR Director of Health	October 1, 2023	September 30, 2025

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Waste Disposal Ordinance (Chapter 354) –Registration of Waste Producer	Hong Kong SAR Director of Environmental Protection	August 2, 2021	N/A

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Pharmacy and Poisons Ordinance (Chapter 138) –Wholesale Dealer Licence	Hong Kong SAR Pharmacy and Poisons Board	June 1, 2024	May 31, 2025

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Pesticides Ordinance (Chapter 133) –Pesticides Licence	Hong Kong SAR Director of Agriculture, Fisheries and Conservation	December 18, 2023	January 13, 2026

V-Alliance Technology Supplies Limited	Chinese Medicine Ordinance (Chapter 549) –Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	January 4, 2025	January 3, 2027

V-Alliance Technology Supplies Limited	Food Safety Ordinance (Chapter 612) –Registration as Food Importer/Food Distributor	Hong Kong SAR Food Importer/ Distributor Registration and Import Licensing Office	July 21, 2023	July 20, 2026

Human Capital

As of March 31, 2024, 2023, 2022, we had a total of 19, 35, 36 full-time employees, all based in Hong Kong to support our business operations. The following table sets forth the number of our full-time employees by function as of March 31, 2024:

Function	Number of Employees	Percentage
Management	4	21.1%
Finance and Accounting	3	15.8%
Marketing	2	10.5%
Human Resources	1	5.3%
Operations	7	36.8%
Department of Pharmacy (Import and Export)	2	10.5%
Total	19	100%

We also utilize the services of labor contracting companies in Hong Kong for sorting and packaging merchandise. For the fiscal year ended March 31, 2023, we hired an average of approximately 93 workers per day, sourced from a total of five (5) labor contracting companies. For the fiscal year ended March 31, 2024, we hired an average of approximately 80 workers per day, sourced from a total of 5 labor contracting companies.

We enter into standard labor contracts with our full-time employees. Labor contracts with our personnel typically include a confidentiality covenant that requires employees to protect confidential information of the Company during and after their employment. None of our employees are subject to collective bargaining agreements. As required by laws and regulations in Hong Kong, we provide medical benefits to our staff. We consider our relations with our employees to be good, and we have never experienced a strike or significant work stoppage. We strive to create a healthy work environment and prohibit all forms of harassment and discrimination based on race, gender, age, sexual orientation, or marital status.

Facilities

Our corporate headquarters are located at Room B1, 5/F Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon, Hong Kong.

As of the date of this prospectus, we do not own any real property. The following table summarizes the real property we lease as of the date of this prospectus.

Location	Type of Right	Area	Usage	Term	Rent
3/F of Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon, Hong Kong	Lease	All that portion of the factory on the 3rd Floor of Well Town Industrial Building (formerly known as Yau Tong Industrial Building), No. 13 Ko Fai Road, Kowloon erected and standing on all that piece or parcel of ground registered in the Land Registry as Yau Tong Inland Lot No. 7.	For industrial purpose only but not further or otherwise and to comply with the occupation permit and relevant requirements imposed by the Government Authorities.	April 1, 2023 – March 31, 2025	Monthly rent of HK$237,600 ($30,532) for the period of April 1, 2023 to March 31, 2024; and, monthly rent of HK$205,000 ($26,343) for the period of April 1, 2024 to March 31, 2025.

Room Bl, 5/F Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon, Hong Kong	Lease	Approximately 5,000 square feet.	For any purpose other than for storage purpose.	April 1, 2024 – April 30, 2026	Monthly rent of HK$50,000 ($6,425).

Block B, 1/F, Well Town Industrial Building, 13 Ko Fai Road, Yau Tong Bay, Kowloon, Hong Kong	Lease	Block B, 1/F, Well Town Industrial Building, 13 Ko Fai Road, Yau Tong Bay, Kowloon, Hong Kong.	For industrial purpose only.	June 1, 2023 – May 31, 2025	Monthly rent of HK$120,000 ($15,420)

7th Floor, Long Life Industrial Building, No. 15 Ko Fai Road, Kowloon, Hong Kong	Lease	All that factory on 7th floor of the building known as long life industrial building, No. 15 Ko Fai Road, Kowloon erected on all that piece or parcel of ground registered in the Land Registry as Yau Tong Inland Lot No. 7.	For carrying on the lawful business of the tenant only and to conduct therein only such business which are duly authorized licensed or approved by the competent government authorities.	March 24, 2024 – March 23, 2026

Monthly rent of HK$204,300 ($26,253) for the first year of the term;

Landlord has discretion to increase rent for the second year of the term by notifying the tenant by December 23, 2024. If the tenant does not accept the rent increase, the lease will terminate early on April 23, 2025.

Unit A, 5th Floor, Olympic Godown, No. 8 Sze Shan Street, Yau Tong, Kowloon, Hong Kong	Lease	Unit A, 5th Floor, Olympic Godown, No. 8 Sze Shan Street, Yau Tong, Kowloon, Hong Kong	For carrying on the lawful business of the tenant only and to conduct therein only such business which are duly authorized licensed or approved by the competent government authorities.	July 25, 2024 – July 24, 2026	Monthly rent of HK$170,000 ($21,846)

On August 8, 2024, we entered into a tenancy agreement for a new facility at Unit A, 5th Floor, Olympic Godown, No. 8 Sze Shan Street, Yau Tong, Kowloon, Hong Kong. As a result of this new facility, we have increased our warehouse footage by over 20% since mid-September 2024. As of December 6, 2024, this facility’s capacity utilization has reached approximately 88%, based on an actual inventory of approximately 793,886 pieces in storage as of December 6, 2024 divided by this facility’s maximum storage capacity of approximately 900,000 pieces. With larger freight elevators, expanded loading ducks, additional machinery and increased staffing, this new facility enables us to improve delivery efficiency for OTC pharmaceutical products, enhance sorting and packaging capabilities and reduce end-to-end fulfillment time. A copy of the tenancy agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Our tenancy agreements are duly stamped. We intend to renew our leases upon their expiration. We believe the above facilities are adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of our operations.

Insurance

As of the date of this prospectus, we have purchased public liability insurance coverage for the five locations we lease. For four locations, namely (i) 3/F, Well Town Industrial Building, (ii) Room B1, 5/F, Well Town Industrial Building, (iii) Block B, 1/F, Well Town Industrial Building, and (iv) 7/F, Long Life Industrial Building, the current coverage is effective for the period from March 28, 2024 to March 27, 2025, and each accident is covered up to a maximum liability of HK$10,000,000 (approximately $1,276,732) per accident with no aggregate cap on total liability for the duration of the coverage period. For the fifth location at Unit A, 5/F, Olympic Godown, the coverage is effective from September 16, 2024 to September 15, 2025, and each accident is covered up to a maximum liability of HK$30,000,000 (approximately $3,830,196) per accident with no aggregate cap on total liability for the duration of the coverage period.

In addition, we have purchased “property all risks” insurance coverage for the same five locations, currently effective from March 28, 2024 to March 27, 2025. This policy provides comprehensive protection for properties stored at these locations against a range of risks, including among others, water damage, flood, typhoon, windstorm, theft, burglary, fire and landslip. The total insured value for properties at the five locations is HK$25,000,000 (approximately $3,191,829), HK$300,000 (approximately $38,302), HK$21,200,000 (approximately $2,706,671), HK$25,000,000 (approximately $3,191,829), and HK$18,500,000 (approximately $2,361,953), respectively.

We also purchased employees’ compensation insurance policies for the following five locations: (i) Block A-B, 3/F., Well Town Industrial Building, (ii) Room B1, 5/F., Well Town Industrial Building, (iii) Block B, 1/F., Well Town Industrial Building, (iv) Room A-B, 7/F., Long Life Industrial Building, and (v) Unit A, 5/F., Olympic Godown, No. 8 Sze Shan Street, Yau Tong, Kowloon, effective from August 29, 2024 to August 28, 2025. Each of the compensation insurance policies insures 23 employees. Each event is covered up to a maximum liability of HK$100,000,000 (approximately $12,767,316).

We plan to review and renew existing insurance coverage before the expiration, to ensure that our coverage remains adequate and relevant to our operational needs and legal obligations. Although we believe our aggregate insurance limits should be sufficient to cover reasonably expected claims, it is possible that the amount of one or more claims could exceed our aggregate coverage limits.

Legal Proceedings

We may from time to time become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

REGULATIONS

Our operations are subject to various laws and regulations in Hong Kong where we operate. This section sets forth a summary of material rules and regulations of Hong Kong law that affect our business activities in Hong Kong.

Laws and Regulations in Hong Kong Relating to Our Business and Operations

The national laws adopted by the PRC are generally not applicable to Hong Kong according to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”). The Basic Law came into effect on July 1, 1997. It is the constitutional document of Hong Kong, which sets out the PRC’s basic policies regarding Hong Kong. The principle of “one country, two systems” is a prominent feature of the Basic Law, which dictates that Hong Kong will retain its unique common law and capitalist system for 50 years after the handover in 1997. Under the principle of “one country, two systems,” Hong Kong’s legal system, which is different from that of the PRC, is based on common law, supplemented by statutes. According to Article 18 of the Basic Law, national laws adopted by the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws in relation to the national flag, national anthem, and diplomatic privileges and immunities.

Import and Export Ordinance (Chapter 60 of the Laws of Hong Kong)

The Import and Export Ordinance and the sub-legislation under it, governs the importation of products into, and the export of products from Hong Kong. Section 6C of the Import and Export Ordinance provides that no importation is allowed of the articles specified in Schedule 1 to the Import and Export (General) Regulations (Chapter 60A of the Laws of Hong Kong) unless with a proper license issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance. Accordingly, importation of proprietary Chinese medicine (“PCM”), as defined in the Chinese Medicine Ordinance, and pharmaceutical products stated in the said Schedule 1 are subject to licensing control and must be covered by a proper import license.

Section 6D of the Import and Export Ordinance provides that no person shall export any article specified in the second column of Schedule 2 to the Import and Export (General) Regulations to the place specified opposite thereto in the third column of the schedule unless with an export license issued by the Director-General of Trade and Industry under section 3 of the Import and Export Ordinance. Accordingly, exportation of PCM and pharmaceutical products stated in the said Schedule 2 are subject to licensing control and must be covered by a proper export license. Regulations 4 and 5 of the Import and Export (Registration) Regulations (Chapter 60E of the Laws of Hong Kong) sets out that every person who imports or exports any article other than an exempted article shall lodge with the Commissioner of Customs and Excise an accurate and complete import or export declaration relating to such article using services provided by a specified body, in accordance with the requirements that the Commissioner may specify. Every declaration shall be lodged within 14 days after the importation or exportation of the article to which it relates.

Any person who fails or neglects to do such declaration within 14 days after the importation or exportation of the article to which it relates without any reasonable excuse shall be liable to (1) a fine of HK$1,000 upon summary conviction; and (2) a fine of HK$100 in respect of everyday during his failure or neglect to lodge such declaration in that manner continues commencing from the day following the date of conviction. Regulations 4 and 5 also provide that any person knowingly or recklessly lodges any declaration with the Commissioner that is inaccurate in any material particular shall be liable to a fine of HK$10,000 upon summary conviction.

Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong)

The Pharmacy and Poisons Ordinance (Chapter 138 of the Laws of Hong Kong) governs the manufacture, labeling, distribution, dispensing, supply, wholesale and retail sale, possession registration and the import and export of pharmaceutical products or medicines in Hong Kong. Pharmaceutical products or medicines are required to conform to the standards on safety, efficacy and quality before they can obtain registration. Further, pharmaceutical products or medicines have to be registered with the Pharmacy and Poisons Board before they can be offered for sale in Hong Kong.

The Pharmacy and Poisons Regulations (Chapter 138A of the Laws of Hong Kong) provides that no person other than an authorized seller of poisons or a licensed manufacturer selling pharmaceutical products of his own manufacture only shall, by way of wholesale dealing, sell or supply at or from any premises any substance or article consisting of or containing any poison unless he is holder of a wholesale poisons license issued in respect of those premises.

Chinese Medicine Ordinance (Chapter 549 of the Laws of Hong Kong)

The Chinese Medicine Ordinance makes provisions for the registration of practitioners in Chinese medicine; the registration of PCM; the licensing of traders in Chinese medicines; and other related matters.

Section 134 of the Chinese Medicine Ordinance provides that no person shall sell or distribute by way of wholesale, or possess for the purpose of wholesale, any PCM without a wholesaler license in PCM, or at any place other than the premises specified in such license.

Antibiotics Ordinance (Chapter 137 of the Laws of Hong Kong)

The Antibiotics Ordinance controls the sale and supply of penicillin and such other anti-microbial organic substances produced by micro-organisms substances. The Director of Health or any person authorized by him in that behalf may in his absolute discretion issue to any person a permit in writing to deal in any substance to which the Antibiotics Ordinance applies or any preparation of which any such substance is an ingredient or part. Section 5 of the Antibiotics Ordinance provides that no person shall have in his possession or under his control any substance to which the Antibiotics Ordinance applies or any preparation of which any such substance is an ingredient or part, unless, amongst others, such person is the holder of a valid permit issued under the Antibiotics Ordinance to deal in such substance or preparation.

Pesticides Ordinance (Chapter 133 of the Laws of the Hong Kong)

Pesticides are divided into two categories, namely, registered and unregistered under the Pesticides Ordinance. The Pesticides Ordinance provides for the licensing requirements for, inter alia, importing, manufacturing, selling, offering or exposing for sale or supplying for offering to supply pesticides of both registered and unregistered pesticides. Section 7 of the Pesticides Ordinance provides that save under and in accordance with a license issued pursuant to the Pesticides Ordinance, no person shall import into or cause to be imported into Hong Kong, manufacture, sell or offer or expose for sale, or supply or offer to supply, any registered pesticide. Any person who contravenes section 7 of the Pesticides Ordinance commits an offence and is liable on conviction to a fine of $50,000 and to imprisonment for one year.

Food Safety Ordinance (Chapter 612 of the Laws of Hong Kong)

The Food Safety Ordinance establishes a registration scheme for food importers and food distributors, to require the keeping of records by persons who acquire, capture, import or supply food and to enable food import controls to be imposed. Under the Food Safety Ordinance, “food” is defined to include, inter alia, drink and articles and substances used as ingredients in the preparation of food, which does not include medicine as defined under the Pharmacy and Poisons Ordinance or Chinese herbal medicine or PCM as defined under the Chinese Medicine Ordinance. For the purpose of the Food Safety Ordinance, any food commonly used for human consumption is presumed, unless there is evidence to the contrary, to be intended for human consumption. As such, consumable health and wellness products, such as vitamins and minerals, insofar as they do not constitute medicines or PCM for the purpose of the Pharmacy and Poisons Ordinance and the Chinese Medicine Ordinance, are likely to be considered “food” for the purpose of the Food Safety Ordinance.

The Food Safety Ordinance requires that any person who carries on a food importation business or food distribution business to register with the Food and Environmental Hygiene Department as a food importer or food distributor. Any person who does not register but carries on a food importation or distribution business, without reasonable excuse, commits an offense and is liable to a maximum fine of HK$50,000 and imprisonment for six months.

Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong)

Pursuant to regulation 6 of the Waste Disposal (Chemical Waste) (General) Regulation, producers of chemical waste, which contains substances listed in Schedule 1 to the Waste Disposal (Chemical Waste) Regulation, shall be registered. Pursuant to regulations 8 and 21 of the Waste Disposal (Chemical Waste) Regulation, such chemical waste shall only be collected by licensed waste collectors. Any person who fails to comply with the requirement under regulation 6, 8 or 21 of the Waste Disposal (Chemical Waste) Regulation commits an offense and is liable on conviction to a maximum fine of HK$200,000 and imprisonment for six months.

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

The Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong) (“SOGO”) aims to codify the laws relating to the sale of goods.

Section 15 of SOGO provides that where there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description.

Section 16 of SOGO provides that where a seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (i) as regards to defects specifically drawn to the buyer’s attention before the contract is made; or (ii) if the buyer examines the goods before the contract is made, as regards defects which that examination ought to reveal; or (iii) if the contract is a contract by sample, as regards defects which would have been apparent on a reasonable examination of the sample.

Pursuant to section 17 of SOGO, where there is a contract for sale by sample, there are implied conditions that (i) the bulk shall correspond with the sample in quality; (ii) the buyer shall have a reasonable opportunity of comparing the bulk with the sample; and (iii) the goods shall be free from any defects, rendering them unmerchantable, which would not be apparent on reasonable examination of the sample.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) (“SOSO”) ordinance aims to consolidate and amend the laws with respect to the terms to be implied in contract for the supply of services (including a contract for the supply of a service whether or not the goods are also transferred or to be transferred, or bailed or to be bailed by way of hire).

Section 5 of SOSO provides that, where the supplier is acting in the course of a business, there is an implied term that the supplier will carry out the service with reasonable care and skill. Section 6 of SOSO provides that, where the supplier is acting in the course of a business, the time for service to be carried out is not fixed by the contract, is not left to be fixed in a manner agreed by the contract or is not determined by the course of dealing between the parties, there is an implied term that the supplier will carry out the service within a reasonable time.

Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong)

The Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong) provides for, among others, the prohibition of false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods provided in the course of trade or suppliers of such goods. In general, a person commits an offence punishable by a fine of HK$500,000 and imprisonment for 5 years (on conviction on indictment), or by a fine at level 6 (currently at HK$100,000) and imprisonment for 2 years (on summary conviction) if he:

(a)	in the course of any trade or business:

(i)	applies a false trade description to any goods; or

(ii)	supplies or offers to supply any goods to which a false trade description is applied; or

(b)	has in his possession for sale or for any purpose of trade or manufacture any goods to which a false trade description is applied.

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”) is to prohibit conduct that prevents, restricts or distorts competition in Hong Kong. It also aims to prohibit mergers that substantially lessen competition in Hong Kong and to provide for incidental and connected matters.

The Competition Ordinance includes:

●	The First Conduct Rule, which prohibits undertakings from making or giving effect to agreements or engaging in a concerted practice, or, as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong;

●	The Second Conduct rule, which prohibits undertakings which have a substantial degree of market power in a market to abuse that power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong; and

●	The Merger Rule, which prohibits undertakings to directly or indirectly carry out a merger that has, or is likely to have, the effect of substantially lessening competition in Hong Kong.

Upon breach, the Competition Tribunal may impose pecuniary penalty, director disqualifications, and prohibition, damage and other orders on offenders. For pecuniary penalty, section 93 of the Competition Ordinance enables the Competition Tribunal to award a penalty up to 10% of the turnover of the undertakings involved for up to three years in which the contravention occurs.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) (the “BRO”), every company or individual who carries on a business in Hong Kong is required to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a licence to trade. Business registration serves to notify the Inland Revenue Department of Hong Kong of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (the “IRO”) is to govern taxes on property, earnings and profits in Hong Kong. The IRO provides, among other things, that profits tax shall be charged on every company or person carrying on a trade, profession or business in Hong Kong in respect of its or his or her assessable profits arising in or derived from Hong Kong. With effect from the year of assessment of 2018/2019, profits tax rate is at the rate of 8.25% on any part of assessable profits up to HK$2,000,000, and that of 16.5% on any part of assessable profits over HK$2,000,000 for corporate taxpayers. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Laws and Regulations in Hong Kong Relating to Intellectual Property

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance (Chapter 528 of the Laws of Hong Kong) protects recognized categories of literary, dramatic, musical and artistic work, as well as sound recordings, films, broadcasts and cable programs, and typographical arrangement of published editions. Certain acts such as copying and/or issuing or making available copies to the public of a copyright work without the authorization from the copyright owner would constitute “primary infringement” of copyright which does not require knowledge of infringement.

In addition, a person may incur civil liability for “secondary infringement” under the Copyright Ordinance if that person possess, sells, lets for hire, distributes or deals with a copy of a work which is, and which he knows or has reason to believe to be, an infringing copy of the work for the purposes of or in the course of any trade or business without the consent of the copyright owner. However, the person will only be liable if, at the time he committed the act, he knew or had reason to believe that he was dealing with infringing copies.

Under section 118 of the Copyright Ordinance, a person commits a criminal offence if he, without the consent of the copyright owner of a copyright work, makes for sale or hire an infringing copy of the work or possess an infringing copy of the work with a view to its being, among others, sold or let for hire by any person for the purpose of or in the course of that trade or business.

Under section 119A of the Copyright Ordinance, there is a provision against copying service business which imposes criminal liability when a person, for the purpose of or in the course of a copying service business, possess a reprographic copy of a copyright work as published in a book, magazine or periodical, being a copy that is an infringing copy of the copyright work. It is a defense for the person charged to prove that he did not know and had no reason to believe that the copy of a copyright work in question was an infringing copy of the copyright law.

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong) provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)	similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)	applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)	at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorised by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Laws and Regulations in Hong Kong Relating to Employment

Employment Ordinance (Chapter 57 of the laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for, amongst other things, the protection of the wages of employees, to regulate general conditions of employment, and for matters connected therewith. EO provides the following entitlements or protections to an employee: (a) year-end payments; (b) maternity and paternity protection; (c) rest days; (d) protection against anti-union discrimination; (e) severance payment; (f) long service payment; (g) employment protection; (h) sickness allowance; (i) holidays with pay; (j) annual leave with pay.

Under section 25 of the EO, where a contract of employment is terminated, any sum due to the employee shall be paid to him/her as soon as it is practicable and in any case not later than seven days after the day of termination. Any employer who willfully and without reasonable excuse contravenes section 25 of the EO commits an offence and is liable to a maximum fine of HK$350,000 and imprisonment for three years.

Further, under section 25A of the EO, if any wages or any sum referred to in section 25(2)(a) of the EO are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum become due up to the date of actual payment. Under section 63CA of the EO, any employer who willfully and without reasonable excuse contravenes section 25A of the EO commits an offence and is liable on conviction to a maximum fine of HK$10,000.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance establishes a statutory minimum wage regime to provide for a minimum wage at an hourly rate for employees employed under a contract of employment under the Employment Ordinance (Chapter 57 of the laws of Hong Kong), save for stipulated exceptions.

Statutory minimum wage became effective on 1 May 2011 and with effect from 1 May 2023, the minimum wage rate is currently set at HK$40 per hour. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by this Minimum Wage Ordinance is void.

The Minimum Wage Commission must report on any recommended changes in statutory minimum wage at least once in every two years to the Chief Executive in Hong Kong, and the Chief Executive may adjust the statutory minimum wage having regard to such recommendation.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

Under the Mandatory Provident Fund Schemes Ordinance, employers are required to enroll their regular employees (except for certain exempted persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

Section 7A of the Mandatory Provident Fund Schemes Ordinance requires an employer who is employing a relevant employee must, for each contribution period occurring after that commencement (a) from the employer’s own funds, contribute to the relevant registered scheme the amount determined in accordance with Mandatory Provident Fund Schemes Ordinance; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with Mandatory Provident Fund Schemes Ordinance.

For both employees and employers, it is mandatory to make regular contributions into an MPF scheme. For an employee, subject to the maximum and minimum levels of income (HK$25,000 and HK$7,100 per month, respectively before 1 June 2014 or HK$30,000 and HK$7,100 per month, respectively on or after 1 June 2014), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling of HK$1,250 before 1 June 2014 or HK$1,500 on or after 1 June 2014. Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (HK$25,000 per month before 1 June 2014 or HK$30,000 on or after 1 June 2014).

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection of employees in workplaces, both industrial and non-industrial and is therefore applicable to HK Subsidiaries’ employees in general. Among others, employer must, as far as reasonably practicable, ensure the safety and health of employees at work by:

(a)	providing and maintaining plant and work systems that are, so far as reasonably practicable, safe and without risks to health;

(b)	making arrangement for ensuring, so far as reasonably practicable, safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)	providing all necessary information, instruction, training and supervision to employee as may be necessary to ensure, so far as reasonably practicable, safety and health;

(d)	providing and maintaining the workplace, and safe access to and egress from the workplace that are, so far as reasonably practicable, safe and without risks to health; and

(e)	providing and maintaining work environment that is, so far as reasonably practicable, safe and without risks to health.

Under section 6 of the Occupational Safety and Health Ordinance, failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a maximum fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labor may also issue improvement notices against non-compliance of the Occupational Safety and Health Ordinance, or suspension notices against activity of workplace which may create imminent hazard to the employees. Failure to comply with such notices constitutes an offence punishable by a maximum fine of HK$400,000 and HK$1,000,000 respectively and imprisonment of up to 12 months.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land.

The Occupiers Liability Ordinance also imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases. The Employees’ Compensation Ordinance in general applies to all full-time and part-time employees who are employed under a contract of service or apprenticeship in any employment.

Under the Employees’ Compensation Ordinance, all employers are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees. An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction to a maximum fine of HK$100,000 and imprisonment for two years.

Under section 5 of the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, under section 32 of the Employees’ Compensation Ordinance, an employee who suffers incapacity arising from an occupational disease or dies from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under section 15 of the Employees’ Compensation Ordinance, an employer must notify the Commissioner for Labor of any work accident by submitting Form 2 (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or 14 days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, 14 days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information regarding our directors and executive officers.

NAME	AGE	POSITION
Lap Sun Wong	57	Chief Executive Officer and Chairman of the Board of Directors
Zhifang Zhang	61	Director
Man Bun Kwok	45	Chief Financial Officer
Yingying Li	28	Chief Operating Officer
Raina Zou(1)(2)(3)	36	Independent Director
Dr. King Yin Lai(1)(2)(3)	41	Independent Director
Dr. Kam Leung Chan(1)(2)(3)	50	Independent Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Lap Sun Wong. Mr. Wong has served as a director of Hong Kong Pharma since August 2023 and Hong Kong Pharma’s chief executive officer and chairman of the board of directors since March 2024. He founded V-Alliance Technology Supplies Limited in 2016 and joined Joint Cross Border Logistics Company Limited in 2019. Mr. Wong entered the logistics industry in 2000 by establishing Chuang Yi (International) Enterprise Limited in Hong Kong where he started with one logistics line from Hong Kong to Shanghai. He then gradually developed an expansive logistics business based on the global networks of DHL and UPS, transporting clients’ goods from Hong Kong to the world, as well as from around the world to Hong Kong. Mr. Wong’s extensive experience in the logistics and cross-border e-commerce market, his deep industry knowledge, managerial expertise, and ability to adapt to rapidly evolving market demands, make him qualified to serve on our board and a valuable asset to our company. Mr. Wong earned his bachelor’s degree in business administration from Guangdong Business Administration College in 2019.

Zhifang Zhang. Mr. Zhang was appointed as a director of Hong Kong Pharma in March 2024, bringing a combination of medical and business expertise to our board. He graduated from Shanghai Jiao Tong University Medical College with a bachelor’s degree in clinical medicine in 1987 and later earned a Master of Science degree in Global Business Management and E-commerce from the University of Hong Kong in 2002. His career has transitioned from practicing as an attending physician in internal medicine at Shanghai Putuo People’s Hospital (1987-1998) to being a pharmaceutical industry executive. He has held executive positions at multiple leading private and public pharmaceutical companies, including Tianjin Takeda Pharmaceuticals (1998-2006), Phoenix Pharmaceutical Holdings Hong Kong Limited (2007-2013), and Universal Health International Group Holding Limited (2014-2019). In 2022, Mr. Zhang assumed the role of executive director of Joint Cross Border Logistics Company Limited, one of our HK Subsidiaries. Mr. Zhang has served as the executive chairman of Hong Kong Cross-Border E-Commerce Association since 2016 and a director of Hong Kong Chinese Prepared Medicine Traders Association since 2014. Mr. Zhang’s extensive experience in both medical and corporate sectors, coupled with his track record in leadership roles, render him qualified to serve on our board.

Man Bun Kwok. Mr. Kwok was appointed as Hong Kong Pharma’s chief financial officer on May 10, 2024 and has served as our subsidiary Joint Cross Border’s chief financial officer since March 18, 2024. Mr. Kwok brings over 20 years of accounting and financial reporting experience. Before joining us, Mr. Kwok worked as a finance manager at Marbury Corporate Advisory Service Limited from April 2023 to March 2024, where he spearheaded efforts to improve and streamline in-house financial operations and processes. Prior to that, from November 2020 to April 2023, he served as a senior accountant at Wismettac Nippon Foods Co., Ltd., responsible for the preparation of financial reporting packages, sales data analysis, and inventory and payroll management, as well as overseeing a new chilled and frozen warehouse initiative. From April 2008 to November 2020, Mr. Kwok worked at Tanatex Chemicals Hong Kong Limited, initially as an accounting supervisor and promoted to senior accounting supervisor in 2014. Mr. Kwok received a Bachelor of Arts (Honors) in Accountancy in 2005 and a Master in Corporate Finance in 2009 from The Hong Kong Polytechnic University.

Yingying Li. Ms. Li has served as the Chief Operating Officer of Hong Kong Pharma since March 2024. Ms. Li joined Joint Cross Border Logistics Company Limited in May 2020. Ms. Li assumed the role of assistant to the CEO in 2021 and is responsible for assisting in overseeing the entire pharmaceutical logistics process, including drug procurement and distribution. Prior to this, she worked as a financial clerk at Realtime Technology Management Ltd., a trading company, from September 2019 to May 2020. Ms. Li earned her bachelor’s degree in business administration from Guangdong Ocean University in 2019.

Raina Zou. Ms. Zou possesses substantial experience in accounting, financial reporting, taxation compliance, and corporate executive roles across diverse industry sectors, with expertise in the wholesale, retail and e-commerce industries. She currently serves as the president of Leisure Made Capital Group, a furniture and property management company she founded in December 2022 (www.leisuremade.com). She has also served as the director of finance and operations at Kevyn Aucoin Beauty Inc. since April 2022 and as an external strategic finance consultant at Warren James Inc since September 2023. From March 2021 to March 2022, Ms. Zou was the head of accounting for North America at Brompton Bicycle Inc. Prior to that, she served as the corporate controller at Morris Holdings Limited from June 2019 to March 2020. Ms. Zou was the chief financial officer of Jennifer Convertibles from April 2016 to May 2019 and an accountant there from January 2012 to April 2016. Ms. Zou has held directorships in both public and private companies, including Orisun II Acquisition Corp, a previously listed SPAC company from January 2022 to December 2023; DLC Development Corporation, a private commercial real estate developer, since October 2022; and Everpower International Limited Holdings, a tech investment firm, since May 2021. Ms. Zou received her Bachelor of Science in Accounting from the University of Kansas in 2012. We believe Ms. Zou is qualified to serve on our board of directors due to her global perspective, her expertise in accounting and financial reporting, her experience as a corporate executive and entrepreneur, and her proven track record in the retail, wholesale and e-commerce industries.

Dr. King Yin Lai. Dr. Lai possesses a remarkable track record with over 20 years of research experience and more than a decade in senior management. Dr. Lai has held the esteemed position of Technology Transfer Lead at the Faculty of Medicine, University of Hong Kong since September 2023. In this capacity, he spearheads the commercialization process for research projects originating from the renowned medical school. Additionally, Dr. Lai joined Hong Kong University School of Professional and Continuing Education as a part-time lecturer in 2020. In 2021, he founded the Research Institute of Technology Application and has served as its chairman. This institute, supported by the Hong Kong SAR Government, commercializes university research projects into sustainable businesses. Dr. Lai co-founded Novus Life Sciences Limited in 2014, a company engaged in the research, development and production of biomaterials for use in orthopedics, and has been responsible for overseeing its operations in Shenzhen, China and Paris, France since its inception. From January 2020 to August 2023, Dr. Lai served as the chief technology officer of Labway Biotechnology Limited, a developer of sea cucumber-based supplements and skincare products. Since March 2023, Dr. Lai has served as an independent non-executive director, chairman of the remuneration committee, and a member of the nomination and audit committees, at China Treasures New Materials Group Limited, a manufacturer of disposable biodegradable plastic products, listed on The Stock Exchange of Hong Kong Limited. Dr. Lai obtained a bachelor’s degree in biotechnology in 2005, a master of medical sciences in 2006, a master of philosophy in microbiology in 2011 and a Ph.D. in surgery in 2015, all from the University of Hong Kong. In recognition of his achievements, the French Government awarded him the French Tech Ticket and granted him a talent passport in 2017. Dr. Lai has published more than 10 research journal articles and invited book chapters and holds three patents. We believe Dr. Lai is qualified to serve on our board of directors due to his extensive research and technology commercialization experience, senior management expertise, and entrepreneurship, which will contribute to informed decision-making and best-practice corporate governance within our company.

Kam Leung Chan. Dr. Chan has extensive experience in Chinese medicine research. He has been employed at the School of Chinese Medicine at the Chinese University of Hong Kong as a research assistant from August 1999 to October 2000, a technician from November 2000 to January 2008, an instructor from February 2008 to July 2012, and a lecturer since August 2012. He served as an independent non-executive director, chairman of the nomination committee, and a member of the audit and remuneration committees, at Modern Chinese Medicine Group Co., Ltd. from January 2021 to April 2023, a company listed on The Stock Exchange of Hong Kong Limited. Additionally, he has been a director and a council member of Hong Kong College of Community Health Practitioners Limited since December 2017, and was a director of Excellent Clinical Research Consultancy (HK) Limited from May 2019 to September 2021. Dr. Chan obtained a bachelor’s degree in science in 1997, a master’s degree in philosophy in 1999, a diploma in Chinese medicine in 2003 and a Ph.D. in Chinese medicine in 2007, all from the Chinese University of Hong Kong. In October 2019, he was awarded a silver medal at the “2nd Beijing-Tianjin-Hebei-Guangdong-Hong Kong-Macao Youth Innovation and Entrepreneurship Competition,” organized by the academic affairs office of Tsinghua University and the China High School Innovation and Entrepreneurship Education Alliance. He was also awarded a certificate of commendation from the Secretary for Home Affairs of Hong Kong in December 2019 for his contributions to community healthcare promotion. We believe Dr. Chan is qualified to serve on our board of directors due to his expertise in Chinese medicine and public company directorship experience, which are valuable to our growth and corporate governance.

No family relationship exists between any of our directors and executive officers. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any person referred to above was selected as a director.

Board of Directors

The Nasdaq Rules generally require that a majority of an issuer’s board of directors must consist of independent directors. Hong Kong Pharma’s board of directors currently consists of five directors, including three independent directors.

A director is not required to hold any shares in the Company to qualify to serve as a director. Hong Kong Pharma’s board of directors may exercise all the powers of Hong Kong Pharma to raise or borrow money, and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds or other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third-party.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with Hong Kong Pharma is required to declare the nature of his interest at a meeting of the directors. Following a declaration being made, subject to any separate requirement for the audit committee’s approval under applicable law or the rules and regulations of the Nasdaq and unless disqualified by the chairman of the relevant board meeting, a director may vote in respect of any contract, proposed contract, or arrangement notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee of Hong Kong Pharma’s board of directors. We have also adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

The audit committee consists of three directors, namely, Raina Zou, Dr. King Yin Lai and Dr. Kam Leung Chan, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Section 5605 of the Nasdaq Rules. Raina Zou is the chairperson of our audit committee. The board of directors has also determined that Raina Zou qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with Hong Kong Pharma’s code of ethics and business conduct, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee

The compensation committee consists of three directors, namely, Raina Zou, Dr. King Yin Lai and Dr. Kam Leung Chan, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Section 5605 of the Nasdaq Rules. Dr. King Yin Lai acts as the chairperson of the compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to Hong Kong Pharma’s directors and executive officers. Hong Kong Pharma’s chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for the Company’s chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of the Company’s non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of three directors, namely, Raina Zou, Dr. King Yin Lai and Dr. Kam Leung Chan, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Section 5605 of the Nasdaq Rules. Dr. Kam Leung Chan is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become the directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, Hong Kong Pharma’s directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. The directors must also exercise their powers only for a proper purpose. The directors also owe to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standards of corporate governance under Cayman Islands law.

The functions and powers of the board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares of our company, including the registering of such shares in our register of members.

Terms of Directors and Officers

Our directors may be appointed by a resolution of our board of directors or by an ordinary resolution of the shareholders. In addition, our board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director either to fill a casual vacancy on our board or as an addition to the existing board. Our officers are elected by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until such time as they resign or otherwise are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our memorandum and articles of association.

Employment and Indemnification Agreements

Hong Kong Pharma have entered into employment agreements with its executive officers that are governed by the laws of Hong Kong. A copy of the form of such agreements has been filed as an exhibit to the registration statement of which this prospectus forms a part. The duration of such agreements is specified in a separate agreement between the officer and one of the HK Subsidiaries (the “HK Agreement”), with automatic annual renewals unless a one-month non-renewal notice is given. Unless otherwise provided in the HK Agreement, the employment may be terminated by Hong Kong Pharma at any time with or without cause, or by the officer, by one month’s prior written notice. Unless otherwise provided in the HK Agreement, Hong Kong Pharma shall pay to the officer (or his or her beneficiary in the event of his or her death) any base salary or other compensation earned but not paid to the officer prior to the effective date of such termination. All other benefits due to the officer following his or her termination of employment shall be determined in accordance with the plans, policies and practices of Hong Kong Pharma.

The officer agrees to dedicate substantially all of the officer’s working time and best efforts to the officer’s role with Hong Kong Pharma and to assign any intellectual property created (i) within the scope of the officer’s employment during the officer’s tenure, (ii) within 12 months after termination of employment if the intellectual property relates to the officer’s employment scope, and (iii) by using resources of Hong Kong Pharma during the officer’s tenure, to Hong Kong Pharma. The agreements also contain customary non-competition, non-solicitation, and confidentiality clauses. Each executive officer also represented to us that when the employment agreement was executed, he or she was not in an employment relationship with any other entity or corporation and he or she had not executed any other non-competition agreement.

Hong Kong Pharma has entered into indemnification agreements with the directors and executive officers, pursuant to which it agreed to indemnify the directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Compensation of Directors and Officers

For the fiscal year ended March 31, 2024, the aggregate cash compensation and benefits that we paid to the executive officers and directors were approximately $153,336. None of the directors or executive officers received any equity awards, including, options, restricted shares or other equity incentives in the year ended March 31, 2024. Joint Cross Border, which employs staff in Hong Kong, operates a mandatory provident fund scheme (the “MPF Scheme”) under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the laws of Hong Kong) for employees employed under the jurisdiction of Hong Kong Employment Ordinance (Chapter 57 of the laws of Hong Kong). The MPF Scheme is a defined contribution retirement plan administered by independent trustees. Under the MPF Scheme, Our HK Subsidiaries and each of the employees are required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000. V-Alliance currently does not employ any personnel in Hong Kong.

Code of Ethics and Business Conduct

Hong Kong Pharma’s board of directors has adopted a code of ethics and business conduct, which is filed as an exhibit to this registration statement and applicable to all of our directors, officers and employees. We will make our code of ethics and business conduct publicly available on our website prior to the closing of this public offering.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our voting securities as of the date of this prospectus after giving effect to the Reclassification by (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person known to us to own beneficially more than 5% of our voting securities. Unless otherwise indicated, the business address of each of the individuals below is c/o Hong Kong Pharma Digital Technology Holdings Limited, Room B1, 5/F Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon.

The authorized share capital of the Company is 100,000,000 shares, par value $0.001 per share, comprising (i) 99,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each. Applicable percentage ownership below is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus, after giving effect to the Reclassification.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our voting securities. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them.

	Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned Immediately After This Offering
	Number(1)	Percent(2)	Number(1)	Percent(3)
Directors and Executive Officers:
Lap Sun Wong(4), Chief Executive Officer and Chairman	6,348,720	63.49%	6,244,961	56.77%
Zhifang Zhang, Director	—	*	—	* %
Man Bun Kwok, Chief Financial Officer	—	*	—	*
Yingying Li, Chief Operating Officer
Raina Zou, Director	—	*	—	*
Dr. King Yin Lai, Director	—	*	—	*
Dr. Kam Leung Chan, Director	—	*	—	*
All directors and executive officers as a group (7 persons)	6,348,720	63.49%	6,244,961	56.77%

Other Principal Shareholders:
Fame Overseas Supply Chain Limited(4)	4,448,520	44.49%	4,448,520	40.44%
Pacific Health Century International Group(5)	617,850	6.18%	617,850	5.62%
Atlantic Health Century International Group(6)	617,850	6.18%	617,850	5.62%

*	Less than 1%.
(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, securities exercisable for, or convertible or exchangeable into Ordinary Shares held by such person that are currently exercisable, convertible or exchangeable or will become exercisable, convertible or exchangeable within 60 days of the date of this prospectus, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(2)	A total of 10,000,000 Ordinary Shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the date of this prospectus, after giving effect to the Reclassification.
(3)	Based on 11,000,000 Ordinary Shares outstanding immediately after the completion of this offering, assuming the Underwriters do not exercise the over-allotment option and after giving effect to the Reclassification.
(4)	Consists of (i) 1,710,180 Class A Ordinary Shares individually owned by Lap Sun Wong, (ii) 4,448,520 Class A Ordinary Shares owned by Fame Overseas Supply Chain Limited, a British Virgin Islands company with registered address at Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, in which Lap Sun Wong is the sole director and is deemed to have voting and dispositive power over the securities held by it. Lap Sun Wong disclaims beneficial ownership of such securities except to the extent of his pecuniary interests in such securities; and (iii) 190,020 Class A Ordinary Shares owned by Profit Seeker Limited, a British Virgin Islands company with registered address at Vistra Corporate Services Centre, Wickhams Cay Il, Road Town, Tortola, VG1110, British Virgin Islands, in which Lap Sun Wong is the sole director and sole shareholder, and has voting and dispositive power over the securities held by it.
(5)

Dongkun Jin, a resident of the People’s Republic of China, is the sole director and sole shareholder of Pacific Health Century International Group. Dongkun Jin has voting and dispositive power over the securities held by Pacific Health Century International Group. The registered office of Pacific Health Century International Group is the office of Newhaven Trustees (BVI) Limited, 3rd Floor, Omar Hodge Building, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(6)

Tianruyi Jin, a resident of the People’s Republic of China, is the sole director and shareholder of Atlantic Health Century International Group. Tianruyi Jin has voting and dispositive power over the securities held by Atlantic Health Century International Group. The registered office of Atlantic Health Century International Group is the office of Newhaven Trustees (BVI) Limited, 3rd Floor, Omar Hodge Building, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

None of the outstanding Class A Ordinary Shares or Class B Redeemable Ordinary Shares are held in the United States. None of the major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

Selling Shareholders

This prospectus covers the offering of 403,685 Ordinary Shares by the Selling Shareholders, including Lap Sun Wong with respect to 103,759 Ordinary Shares, HongKong Profit Fields Group Limited with respect to 24,038 Ordinary Shares, Liang Zhang with respect to 250,000 Ordinary Shares, and All Smart Ventures Limited with respect to 25,888 Ordinary Shares. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders the opportunity to sell those Ordinary Shares to the Underwriters.

Except Mr. Lap Sun Wong, our founder, Chief Executive Officer and Chairman of the Board, none of the Selling Shareholders, nor any of their affiliates, officers, directors or principal equity holders, has had any position, office or other material relationship with the Company or any of its predecessors or affiliates during the past three years. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

All information with respect to ownership of our Ordinary Shares by the Selling Shareholders has been furnished by or on behalf of the Selling Shareholders. Based on information supplied by the Selling Shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholders have sole voting and dispositive power with respect to the Ordinary Shares reported as beneficially owned by them. Unless otherwise indicated in the footnotes, shares in the table refer to our Ordinary Shares. Beneficial ownership of our Ordinary Shares by the Selling Shareholders is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth the names of the Selling Shareholders, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholders, the number of Ordinary Shares that may be sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold		Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
Lap Sun Wong(2)	6,348,720	63.49%	103,759	(3)	6,244,961	56.77%
HongKong Profit Fields Group Limited(4)	494,280	4.94%	24,038		470,242	4.27%
Liang Zhang	499,000	4.99%	250,000		249,000	2.26%
All Smart Ventures Limited(5)	474,100	4.74%	25,888		448,212	4.07%

(1)	Based on 10,000,000 Ordinary Shares issued and outstanding immediately prior to the offering and based on 11,000,000 Ordinary Shares to be issued and outstanding immediately after the offering.
(2)	Consists of (i) 1,710,180 Class A Ordinary Shares individually owned by Lap Sun Wong, our Chief Executive Officer and Chairman of the Board, (ii) 4,448,520 Class A Ordinary Shares owned by Fame Overseas Supply Chain Limited, a British Virgin Islands company with registered address at Vistra Corporate Services Center, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, in which Lap Sun Wong is the sole director and is deemed to have voting and dispositive power over the securities held by it. Lap Sun Wong disclaims beneficial ownership of such securities except to the extent of his pecuniary interests in such securities; and (iii) 190,020 Class A Ordinary Shares owned by Profit Seeker Limited, a British Virgin Islands company with registered address at Vistra Corporate Services Centre, Wickhams Cay Il, Road Town, Tortola, VG1110, British Virgin Islands, in which Lap Sun Wong is the sole director and sole shareholder, and has voting and dispositive power over the securities held by it.
(3)	These shares are from the 1,710,180 shares directly individually owned by Lap Sun Wong.
(4)	Daliang Yu, a resident of the People’s Republic of China, is the sole director of HongKong Profit Fields Group Limited and is deemed to have voting and dispositive power over the securities held by HongKong Profit Fields Group Limited. Daliang Yu disclaims beneficial ownership of such securities except to the extent of his pecuniary interest in them. The address of its registered agent is Room 06, No. 225, 2nd Floor, Chuanghao Square, 8 Wang Kwong Road, Kowloon Bay, Kowloon, Hong Kong.
(5)	Wai Chan Choi, a resident of Hong Kong, is the sole director and sole shareholder of All Smart Ventures Limited. Wai Chan Choi has voting and dispositive power over the securities held by All Smart Ventures Limited. The registered office of All Smart Ventures Limited is at Vistra Corporate Services Centre, Wickhams Cay Il, Road Town, Tortola, VG1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

The following sets forth the related party transactions of the Company since April 1, 2021 and any currently proposed transactions.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.

(1)	Nature of relationship with related parties

Name	Relationship with the Company
Mr. Lap Sun Wong	Controlling person, Chairman and Chief Executive Officer
Mr. Zhifang Zhang	Director
LS International Holdings Limited	A company that is controlled by two Directors of the Company
Wing Hong Pharmaceutical Limited	A company that is controlled by two Directors of the Company
HongKong Hao Le Ku Limited	A company that was controlled by Chief Operating Officer of the Company
HongKong Cweili Group Limited	A company that was a minority shareholder of the Company
HongKong Profit Fields Group Limited	A company that is a minority shareholder of the Company
Hangzhou Liku Electronic Commercial Co., Ltd.	A company that is controlled by son of the Chairman of the Company
My Brand Management Limited	A company that is controlled by the Chairman of the Company
Billion Built International Limited	A company that is controlled by the Chairman of the Company
Fame Overseas Supply Chain Limited	A company is controlled by the Chairman of the Company

(2)	Significant receivables/(payables), on a net basis, between the Company and the above related parties in the ordinary course of business:

Receivables from related parties

	As at March 31,
Name	2024	2023	2022
Wing Hong Pharmaceutical Limited	$1,503	$51,301	$14,654
My Brand Management Limited	-	3,337	1,695
HongKong Profit Fields Group Limited	14,959	-	-
Fame Overseas Supply Chain Limited	3,509	-	-
LS International Holdings Limited	-	29,280	27,322
HongKong Hao Le Ku Limited	-		51,069
HongKong Cweili Group Limited	-		457
Total	$19,971	$83,918	$95,197

Payables to related parties

	As at March 31,
Name	2024	2023	2022
Mr. Lap Sun Wong	$(457,145)	$(211,528)	$(460,109)
Mr. Zhifang Zhang	(1,194)	(7,756)	(110,051)
Billion Built International Limited	-	-	(62,931)
HongKong Profit Fields Group Limited	-	(13,099)	—
HongKong Hao Le Ku Limited	-	(58,145)	—
Hangzhou Liku Electronic Commercial Co., Ltd.	(42,338)	(287)	(15,764)
Total	$(500,677	$(290,815)	$(648,855)

Related parties receivables/(payables) were unsecured, non-interest bearing and repayment on demand.

(3)	Significant related parties transactions between the Company and the above related parties:

(i)	During the year ended March 31, 2024:

Name	Sales to	Purchase from	Loan to	Loan from
Mr. Lap Sun Wong	$—	$—	$—	$243,427
Mr. Zhifang Zhang	—	—	—	124,889
LS International Holdings Limited	—	—	3,025	—
My Brand Management Limited	—	—	876	—
Billion Built International Limited	—	—	24,282	—
Wing Hong Pharmaceutical Limited	36,628	—	140,489	—
HongKong Hao Le Ku Limited	—	306,948	—	399,954
HongKong Cweili Group Limited	—	—	—	—
HongKong Profit Fields Group Limited	—	28,662	—	—
Hangzhou Liku Electronic Commercial Co., Ltd.	$—	$237,777	$—	$—
Fame Overseas Supply Chain Limited	$—	$—	$3,510	$—

(ii)	During the year ended March 31, 2023:

Name	Sales to	Purchase from	Loan to	Loan from
Mr. Lap Sun Wong	$—	$62,509	$—	$105,631
Mr. Zhifang Zhang	—	—	—	83,577
LS International Holdings Limited	—	—	2,021	—
My Brand Management Limited	—	—	1,648	—
Billion Built International Limited	—	—	—	—
Wing Hong Pharmaceutical Limited	26,010	—	10,721	—
HongKong Hao Le Ku Limited	—	545,082	—	—
HongKong Cweili Group Limited	3,086	192,905	—	—
HongKong Profit Fields Group Limited	—	42,621	—	—
Hangzhou Liku Electronic Commercial Co., Ltd.	$—	$271,188	$—	$—

(iii)	During the year ended March 31, 2022 (unaudited):

Name	Sales to	Purchase from	Loan to	Loan from
Mr. Lap Sun Wong	$—	$—	$—	$1,138,083
Mr. Zhifang Zhang	—	—	—	204,490
LS International Holdings Limited	—	—	27,491	—
My Brand Management Limited	—	—	1,706	—
Billion Built International Limited	—	—	—	51,385
Wing Hong Pharmaceutical Limited	—	—	14,744	—
HongKong Hao Le Ku Limited	—	55,682	51,385	—
HongKong Cweili Group Limited	—	—	—	—
HongKong Profit Fields Group Limited	—	—	—	—
Hangzhou Liku Electronic Commercial Co., Ltd.	$—	$315,601	$—	$67,303

Long-Term Related Party Payable

	As at March 31,
	2024	2023	2022
Long-term related party payable – current portion	—	$10,548	$—
Long-term related party payable – noncurrent portion	—	12,347	—
Total Long-term payable	—	$22,895	$—

In April 2022, the Company bought a vehicle amounting to HK$490,000 (approximately US$62,509) from Mr. Wong, the controlling shareholder, Chairman and Chief Executive Officer of the Company. The vehicle was held in trust by Mr. Wong as of March 31, 2023. In accordance with the vehicle purchase agreement between the Company and Mr. Wong, the Company needed to pay HK$240,000 upon delivery of the vehicle and the remaining balance of HK$250,000 (approximately US$31,969) payable per month in 36 instalments till April 29, 2025, with an annual interest rate of 3.95%. Subsequently, on September 23, 2023, the vehicle was further sold to a third party.

Share Issuances

See “Description of Share Capital — History of Securities Issuances”

Employment and Indemnification Agreements

See “Management — Employment and Indemnification Agreements.”

Compensation of Directors and Officers

See “Management — Compensation of Directors and Officers.”

DESCRIPTION OF SHARE CAPITAL

Hong Kong Pharma is a Cayman Islands exempted company with limited liability and its affairs are governed by its memorandum of association, articles of association and the Companies Act and the common law of the Cayman Islands. Copies of both our current and post-offering memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part.

As of the date of this prospectus, Hong Kong Pharma’s authorized share capital is $100,000, divided into 100,000,000 shares, par value $0.001 per share, comprising (i) 99,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each.

As of the date of this prospectus, Hong Kong Pharma has issued and outstanding 10,000,000 ordinary shares, par value $0.001 per share, comprising an aggregate of (i) 9,501,000 Class A Ordinary Shares and (ii) 499,000 Class B Redeemable Ordinary Shares. Immediately prior to the completion of this offering, we intend to redesignate and reclassify each of the issued and outstanding Class A Ordinary Shares and each of the issued and outstanding Class B Redeemable Ordinary Shares into a single class of ordinary shares, each entitled to one vote per share.

Immediately prior to the completion of this offering and upon the Reclassification becoming effective, we will have 10,000,000 Ordinary Shares issued and outstanding. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our Ordinary Shares to be issued in the offering will be issued as fully paid.

Upon the closing of this offering, Hong Kong Pharma will have issued and outstanding 11,000,000 Ordinary Shares (or 11,150,000 Ordinary Shares if the Underwriters exercise the over-allotment option in full).

Class B Redeemable Ordinary Shares

As of the date of this prospectus, there are 499,000 Class B Redeemable Ordinary Shares issued and outstanding. All currently outstanding Class B Redeemable Ordinary Shares will automatically be converted into an aggregate of 499,000 Ordinary Shares on a 1:1 basis, immediately prior to the closing of this offering, pursuant to that certain First Amendment to the Subscription Agreement by and among Hong Kong Pharma, Mr. Lap Sun Wong, Joint Cross Border, V-Alliance and the holder of the Class B Redeemable Ordinary Shares, dated March 12, 2024 (the “First Amendment to the Subscription Agreement”). A copy of the First Amendment to the Subscription Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The following are summaries of certain provisions of our memorandum and articles of association currently in effect that relate to the material terms of our Class B Redeemable Ordinary Shares. A copy of our memorandum and articles of association currently in effect is filed as Exhibit 3.1 to the registration statement of which this prospectus is a part. The First Amendment to the Subscription Agreement supplements the existing provisions relating to the Class B Redeemable Ordinary Shares in our current memorandum and articles of association by explicitly providing for the automatic conversion of all the Class B Redeemable Ordinary Shares into Ordinary Shares immediately prior to the completion of this offering.

Voting Rights. Upon any resolution proposed at a general meeting of the Company, every holder of Class B Redeemable Ordinary Shares who is present in person, by its duly authorized representative or by proxy, shall have one vote and on a poll every holder shall have one vote in respect of each Class B Redeemable Ordinary Share registered in the name of such holder.

Redemption. (a) In the Event of Default (as defined in the Company’s Second Amended and Restated Articles of Association) occurs, upon demand in writing by the holder, the Company shall redeem out of lawfully available funds the Class B Redeemable Ordinary Shares held by the holder in full at an amount equal to the proportion of the subscription amount paid to the Company, or $800,000, up to the redemption date (which, for the avoidance of doubt, shall mean the $800,000 less any amount thereof unpaid) plus the interests accrued but not yet paid to the holder for each portion of the subscription amount paid to the Company for the period between the date of payment and the redemption date (both dates inclusive) at the rate of 12% per annum compounded annually. (b) In the event that this offering (the “IPO”) is not completed due to any Force Majeure Event (as defined in the Company’s Second Amended and Restated Articles of Association) happening after the end of the 24th month after the subscription date, upon demand in writing by the holder, the Company shall redeem out of lawfully available funds the Class B Redeemable Ordinary Shares held by the holder in full at an amount equal to the proportion of subscription amount paid to the Company up to the redemption date (which, for the avoidance of doubt, shall mean the $800,000 less any amount thereof unpaid) plus the interests accrued but not yet paid to the holder for each portion of the subscription amount paid to the Company for the period between the date of payment and the redemption date (both dates inclusive) at the rate of 8% per annum compounded annually. (c) In the event that the IPO is not completed for any reason other than an Event of Default and Force Majeure Event which happened after the end of the 15th month after the subscription date, upon demand in writing by the holder, the Company shall redeem out of lawfully available funds the Class B Redeemable Ordinary Shares held by the holder in full at an amount equal to the proportion of subscription amount paid to the Company up to the redemption date (which, for the avoidance of doubt, shall mean the $800,000 less any amount thereof unpaid) plus the interests accrued but not yet paid to the holder for each portion of the subscription amount paid to the Company for the period between the date of payment and the redemption date (both dates inclusive) at the rate of 8% per annum compounded annually in relation to such proportion of subscription amount.

Registration Rights. The Company undertakes to complete the registration under the Securities Act in the United States for all the Registrable Securities (defined as Ordinary Shares issuable upon the conversion of the Class B Redeemable Ordinary Shares) as early as practicable but no later than the public filing of a Form F-1 in the United States. The expenses of such registration shall be borne by the Company.

Conversion. (a) The holder is free to convert the Class B Redeemable Ordinary Shares into Class A Ordinary Shares at a conversion ratio of 1:1 at any time upon written request to the Company after the subscription date. (b) In case the Class B Redeemable Ordinary Shares are converted to Class A Ordinary Shares in anticipation of IPO, and that the Company fails to complete the IPO after 15 months of the subscription date or the occurrence of an Event of Default, whichever is earlier, upon the written request of the holder, the Company shall convert all the Class A Ordinary Shares held by the holder back to the Class B Redeemable Ordinary Shares with the associated rights of the Class B Redeemable Ordinary Shares reinstated within 30 calendar days from the written request.

Consent Rights. (a) Any stock split, stock dividend or other corporate events alike by the Company should require the prior written consent of the holder. (b) If the Company or any of its subsidiaries intends to issue any securities (i) before the consummation of the IPO; or (ii) before all Class B Redeemable Ordinary Shares are redeemed by the Company, whichever is earlier, the Company shall seek and obtain the prior written consent from the holder or its designated agent before the consummation of any issuance.

Hong Kong Pharma’s Post-Offering Memorandum and Articles of Association

Hong Kong Pharma will adopt the Third Amended and Restated Memorandum and Articles of Association, which we refer to as the post-offering memorandum and articles of association. The post-offering memorandum and articles of association will become effective and replace its current Second Amended and Restated Memorandum and Articles of Association in its entirety immediately prior to the completion of this offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of the Ordinary Shares assuming the completion of this offering.

Objects of the Company. Under the post-offering memorandum and articles of association, the objects of Hong Kong Pharma are unrestricted, and Hong Kong Pharma is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. The Ordinary Shares are issued in registered form and are issued when registered in Hong Kong Pharma’s register of members. Hong Kong Pharma may not issue shares to bearer. Hong Kong Pharma’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, Hong Kong Pharma may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to the post-offering memorandum and articles of association, a reduction of its share capital and the winding up of the Company. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a Cayman Islands exempted company, Hong Kong Pharma is not obliged by the Companies Act to call shareholders’ annual general meetings. Its post-offering memorandum and articles of association provide that it shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of the board of directors or by a majority of the board of directors. Advance notice of at least ten clear days is required for the convening of the annual general shareholders’ meeting (if any) and any other general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in the Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, Hong Kong Pharma’s post-offering memorandum and articles of association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

If the directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as the board may determine.

Liquidation. On the winding up of the Company, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Hong Kong Pharma may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors. The Company may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits, or out of the Company’s share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Hong Kong Pharma is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The post-offering memorandum and articles of association authorizes the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The post-offering memorandum and articles of association also authorizes the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or the corporate records. However, the post-offering memorandum and articles of association have provisions that provide the shareholders with the right to inspect the register of shareholders without charge, and to receive the annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of the post-offering memorandum and articles of association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. Hong Kong Pharma is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, upon the completion of the offering, Hong Kong Pharma will enter into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in its post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Hong Kong Pharma’s post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with Hong Kong Pharma’s post-offering amended and restated articles of association or may be taken by written consent of the shareholders without a meeting in accordance with Hong Kong Pharma’s post-offering amended and restated articles of association.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Hong Kong Pharma’s post-offering amended and restated articles of association do not provide its shareholders with such right. As an exempted Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the post-offering amended and restated articles of association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Hong Kong Pharma’s post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of the shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under Hong Kong Pharma’s post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of Hong Kong Pharma’s post-offering memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Hong Kong Pharma’s post-offering amended and restated articles of association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Hong Kong Pharma’s post-offering memorandum and articles of association may only be amended with a special resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Hong Kong Pharma’s post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in Hong Kong Pharma’s post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Upon Hong Kong Pharma’s incorporation on August 17, 2023, it had an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of a single class, par value $0.001 per share. Upon incorporation, ten ordinary shares were allotted and issued to the initial subscriber, Harneys Fiduciary (Cayman) Limited, who transferred the share to Lap Sun Wong, on the same day.

On December 1, 2023, an additional 9,500,990 ordinary shares in total, par value $0.001 each, were allotted and issued to Lap Sun Wong and new shareholders, including among others, 1,710,170 ordinary shares to Lap Sun Wong; 4,448,520 ordinary shares to Fame Overseas Supply Chain Limited; 190,020 ordinary shares to Profit Seeker Limited; 617,850 ordinary shares to Pacific Health Century International Group Limited; and 617,850 ordinary shares to Atlantic Health Century International Group Limited.

On December 15, 2023, Hong Kong Pharma amended its share capital to secure an $800,000 investment from an investor. As a result of such amendment, our authorized share capital changed to $50,000 divided into 50,000,000 shares, par value $0.001 per share, comprising (i) 49,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Redeemable Ordinary Shares, par value $0.001 each. The 9,501,000 ordinary shares that were previously issued and outstanding were redesignated as 9,501,000 Class A Ordinary Shares. Hong Kong Pharma issued 499,000 Class B Redeemable Ordinary Shares to the new investor in consideration of $800,000 in cash.

As such, as of the date of this prospectus, Hong Kong Pharma has issued and outstanding 10,000,000 ordinary shares, par value $0.001 per share, comprising an aggregate of (i) 9,501,000 Class A Ordinary Shares and (ii) 499,000 Class B Redeemable Ordinary Shares.

Listing

The Ordinary Shares have been approved for listing on Nasdaq under the symbol “HKPD.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl, Woodmere, NY 11598, telephone 212-828-8436 ..

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have issued and outstanding 11,000,000 Ordinary Shares (or 11,150,000 Ordinary Shares if the Underwriters exercise the over-allotment option in full). All of the Ordinary Shares sold in this offering will be freely transferable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, executive officers and 10% shareholders. Sales of substantial amounts of the Ordinary Shares in the public market could adversely affect prevailing market prices of Ordinary Shares. All outstanding Ordinary Shares prior to this offering are “restricted securities” as that term is defined in Rule 144 and may be sold only if they are sold pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act such as those provided in Rules 144 and 701 promulgated under the Securities Act, which rules are summarized below. Restricted Ordinary Shares may also be sold outside of the United States in accordance with Regulation S under the Securities Act. All of the Ordinary Shares sold by the Selling Shareholders will be freely transferable when acquired by persons other than our “affiliates” without restriction or further registration under the Securities Act. This prospectus may not be used in connection with any resale of the Ordinary Shares acquired in this offering by our affiliates.

Rule 144

In general, under Rule 144 of the Securities Act, a person or entity that has beneficially owned the Ordinary Shares for at least six months and is not our “affiliate” will be entitled to sell the Ordinary Shares, subject only to the availability of current public information about us, and will be entitled to sell Ordinary Shares held for at least one year without any restriction. A person or entity that is our “affiliate” and has beneficially owned Ordinary Shares for at least six months will be able to sell, within a rolling three month period, the number of Ordinary Shares that does not exceed the greater of the following:

(i)	1% of the then outstanding Ordinary Shares; and

(ii)	the average weekly trading volume of Ordinary Shares on Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates under Rule 144 must be made through unsolicited brokers’ transactions. They are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, directors or consultants who purchases the Ordinary Shares from us pursuant to a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we become a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, such as the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

See “Underwriting — Lock-up Agreements.”

We are not aware of any plans by any significant shareholders to dispose of significant numbers of the Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Ordinary Shares may dispose of significant numbers of the Ordinary Shares. We cannot predict what effect, if any, future sales of the Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of the Ordinary Shares from time to time. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Ordinary Shares.

The Underwriters have agreed to waive the lock-up requirement for the Ordinary Shares being sold by the Selling Shareholders in this offering.

TAXATION

The following sets forth material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Ordinary Shares. It is based upon laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change. This discussion does not address all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Ordinary Shares, nor will gains derived from the disposal of the Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling the Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gains from the sale of the Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the following rates:

(i)	7.5% on the assessable profits up to HK$2,000,000; and 15% on any part of assessable profits over HK$2,000,000 for unincorporated businesses; and

(ii)	8.25% on the assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000 for corporations.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, on Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Ordinary Shares by a U.S. Holder (as defined below) that acquires the Ordinary Shares in this offering and holds the Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of the Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of the Ordinary Shares (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of the Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in the Ordinary Shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. Our goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by us in each category. We would be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of the Ordinary Shares immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or may become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore, fluctuations in the market price of the Ordinary Shares may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the Ordinary Shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds the Ordinary Shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which such U.S. Holder holds the Ordinary Shares unless, in such case, we cease to qualify as a PFIC and such U.S. Holder makes a deemed sale election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules” beginning on page 117.

Dividends

Any cash distributions paid on the Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits under U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We have applied to list the Ordinary Shares on Nasdaq Capital Market. Provided that this listing is approved, we believe that the Ordinary Shares should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the Ordinary Shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the applicability of the lower income tax rate on dividends paid with respect to the Ordinary Shares.

For U.S. foreign tax credit purposes, dividends paid on the Ordinary Shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or exchange of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Ordinary Shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the Ordinary Shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of the Ordinary Shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds the Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of the Ordinary Shares. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to its Ordinary Shares. If a U.S. Holder makes this election with respect to the Ordinary Shares, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares, and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, although such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of the Ordinary Shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or exchange of the Ordinary Shares in a year when we are a PFIC will be treated as ordinary income, and any loss will be treated as ordinary loss. Such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares should be treated as marketable stock at the time they are listed on Nasdaq Capital Market. We anticipate that the Ordinary Shares should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns the Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of the Ordinary Shares if we are or become a PFIC.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

Hong Kong Pharma is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Hong Kong Pharma’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, all of our non-independent directors and executive officers, including Lap Sun Wong, our Chief Executive Officer and Chairman of the Board, Zhifang Zhang, a director, Man Bun Kwok, our Chief Financial Officer, and Yingying Li, our Chief Operating Officer, as well as our independent director Dr. King Yin Lai and Dr. Kam Leung Chan, are nationals or residents of Hong Kong. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the federal or state securities laws of the United States.

We have been advised by Harney Westwood & Riegels, our counsel as to Cayman Islands law, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

All of our non-independent directors and executive officers, including Lap Sun Wong, our Chief Executive Officer and Chairman of the Board, Zhifang Zhang, a director, Man Bun Kwok, our Chief Financial Officer, and Yingying Li, our Chief Operating Officer, as well as our independent director Dr. King Yin Lai and Dr. Kam Leung Chan, are nationals or residents of Hong Kong. All or a substantial portion of the assets of our non-dependent directors and officers, and of our independent director Dr. King Yin Lai and Dr. Kam Leung Chan, are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

DeHeng Law Offices (Hong Kong) LLP, our counsel with respect to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts do not entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

UNDERWRITING

Under the terms and subject to the conditions of an underwriting agreement with Bancroft Capital, LLC, the representative of the Underwriters, or the Representative, in this offering, each of the Underwriters, severally and not jointly, has agreed to purchase on a firm commitment basis, and we and the Selling Shareholders have agreed to sell to the Underwriters, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Underwriters	Number of Shares
Bancroft Capital, LLC	935,790
Eddid Securities USA Inc.	467,895
Total	1,403,685

The Representative may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with this offering. The Underwriters are offering the Ordinary Shares, subject to their acceptance of the Ordinary Shares from us and the Selling Shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions, such as absence of any material adverse change in our business or in the financial markets and receipt by the Underwriters of certain officers’ certificates and legal opinions and comfort letters from us, our counsels and the independent auditors. The Underwriters are obligated to pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the Underwriters are not required to take or pay for all the Ordinary Shares covered by the Underwriters’ over-allotment option to purchase additional shares described below.

The Underwriters will offer the shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $0.14 per share. After this offering, the initial public offering price, concession and reallowance to dealers may be reduced by the Representative. No change in those terms will change the amount of proceeds to be received by us and the Selling Shareholders as set forth on the cover of this prospectus. The securities are offered by the Underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to withdraw, cancel, or modify offers to the public and reject any order in whole or in part.

Over-Allotment Option

We have granted to the Underwriters an option, exercisable within 45 days from the date of this prospectus, to purchase up to fifteen percent (15.0%) additional Ordinary Shares sold by us in this offering, at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The Underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

Underwriting Discounts and Expenses

Shares sold by the Underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. The Underwriters may offer the shares through one or more of its affiliates or selling agents. Upon execution of the underwriting agreement, the Underwriters will be obligated to purchase the shares at the price and upon the terms stated therein.

The following table shows the per share and total underwriting discounts we and the Selling Shareholders will pay to the Underwriters.

	Per Share	Total(2)
Initial public offering price	$4.00	$5,614,740
Underwriting discounts to be paid by us (7.0%)(3)	$0.28	$280,000
Underwriting discounts to be paid by the Selling Shareholders (7.0%):	$0.28	$113,032
Proceeds to us, before expenses to us(1)	$3.72	$3,720,000
Proceeds to the Selling Shareholders, before expenses	$3.72	$1,501,708

(1)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering.”
(2)	Assumes that the Underwriters do not exercise any portion of their over-allotment option.
(3)	The underwriting discounts do not include the Representative’s Warrants or expense reimbursement as described below.

We have agreed to pay the Representative a non-accountable expense allowance equal to one percent (1.0%) of the actual amount of gross proceeds raised by us in this offering (including as result of the sale of any Ordinary Shares as result of the exercise of the over-allotment option).

We have also agreed to reimburse the Representative up to a maximum of $250,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by the Representative and its counsel in connection with visits to, and examinations of, our Company; (ii) background check on the Company’s principal shareholders, directors and officers; (iii) the reasonable cost for roadshow meetings; (iv) all due diligence expenses; and (v) legal counsel fees. We have paid the Underwriters $50,000 upon signing of the engagement agreement and another $50,000 upon the initial confidential filing of this registration statement as an advance to be applied towards reasonable out-of-pocket expenses, or the advance. Any portion of the advance shall be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Representative’s Warrants

In addition, we have agreed to issue the Representative’s Warrants, for a nominal consideration of $0.01 per share, to purchase up to an aggregate number of Ordinary Shares equal to five percent (5.0%) of the total number of Ordinary Shares sold by us and the Selling Shareholders in this offering, at an exercise price equal to 120% of the initial public offering price set forth on the cover page of this prospectus. The Representative’s Warrants shall be exercisable commencing six months from the date of the offering and at any time, in whole or in part, for a period of three years. The Representative’s Warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s Warrants nor any of our Ordinary Shares issued upon exercise of the Representative’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of this offering. The Representative’s Warrants and the underlying Ordinary Shares are being registered by the registration statement of which this prospectus forms a part. We agreed to maintain an effective registration statement on Form F-1 (or Form F-3, if we are eligible to use such form) until such date that is the earlier of the date when all of the Ordinary Shares underlying the Representative’s Warrants have been publicly sold by holder of such warrants or such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Ordinary Shares underlying the Representative’s Warrants without registration.

We will bear all fees and expenses attendant to registering the Ordinary Shares underlying the Representative’s Warrants, other than any underwriting commissions incurred and payable by the warrant holders. The exercise price and number of Ordinary Shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances, including in the event of a share dividend, share split or other similar recapitalization events.

Right of First Refusal

We have agreed to grant the Representative for a 12-month period from the closing of this offering, a right of first refusal to provide investment banking services (which shall include, without limitation, (a) acting as lead manager for any underwritten public offering: and (b) acting as exclusive placement agent or initial purchaser in connection with any private offering of securities of the Company) to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents, which right is exercisable in the Representative’s sole discretion. The Representative shall notify us of its intention to exercise its right of first refusal within fifteen (15) business days following notice in writing by us.

Tail Fee

We have also agreed to pay the Representative a tail fee equal to seven percent (7%) of the gross proceeds received by us from an offering of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during our engagement period with the Representative that was not-known to the Company or its subsidiaries or affiliates previously, in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated within the twelve (12) month period following the expiration or termination of our engagement of the Representative. Such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by us for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement.

Lock-Up Agreements

We and all directors, officers of the Company have agreed for a period of six (6) months after the effective date of the registration statement of which this prospectus forms a part, not to (a) offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, any shares capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company (other than pursuant to an employee stock option plan); or (b) file or caused to be filed any registration statement (other than a registration statement on Form S-8) with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company, without the prior written consent of the Underwriters.

Our shareholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge, or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any of securities of the Company, including without limitation any Ordinary Shares or securities convertible into or exchangeable or exercisable for or that represent the right to receive, Ordinary Shares, without the prior written consent of the Underwriters, for a period of (i) six (6) months after the effective date of the registration statement of which this prospectus forms a part, with respect to six (6) shareholders (namely, Fame Overseas Supply Chain Limited, Lap Sun Wong, Profit Seeker Limited, HongKong Profit Fields Group Limited, Pacific Health Century International Group Limited, and Atlantic Health Century International Group Limited); and (ii) three (3) months after the effective date of the registration statement of which this prospectus forms a part, with respect to four shareholders (namely, Liang Zhang, Jing Xu, All Smart Ventures Limited, and Deeply Witness Limited).

The Underwriters have no present intention to waive or shorten the lock-up period; however, the Underwriters have agreed to waive the lock-up requirement for the Ordinary Shares being sold by the Selling Shareholders in this offering and the terms of the lock-up agreements may be waived at the Underwriters discretion. In determining whether to waive the terms of the lock-up agreements, the Underwriters may base their decision on assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general. See “Shares Eligible For Future Sale — Lock-Up Agreements.”

Indemnification

We and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities.

Other Relationships

The Underwriters and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S. and the public offering price for our Ordinary Shares was determined through negotiations between us and the Underwriters.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Determination of Offering Price

Prior to this offering, there was no public market for our Ordinary Shares. The initial public offering price was determined by negotiation between us and the Underwriters. The principal factors to be considered in determining the initial public offering price include, but not limited to:

●	the information set forth in this prospectus and otherwise available to the Underwriters;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the Underwriters and us.

Neither we nor the Underwriters can assure investors that an active trading market will develop for our Ordinary Shares or that the Ordinary Shares will trade in the public market at or above the initial public offering price.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriters or selling group members, if any of this offering, or by its affiliates, and the Underwriters may distribute prospectus electronically. The Underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on or that can be accessed through the Underwriter’s website and any information contained in any other website maintained by the Underwriters is not part of and is not incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any Underwriters in its capacity as underwriter, and should not be relied upon by investors.

In connection with this offering, certain of the Underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the Underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the Underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares, including:

●	stabilizing transactions;

●	short sales and over-allotment sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Ordinary Shares while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the Underwriters of a greater number of Ordinary Shares than they are required to purchase in this offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales.

The Underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchased in this offering. Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the Underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the Underwriters. A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an Underwriter if the Ordinary Shares originally sold by such Underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such Underwriter.

These stabilizing transactions, short sales and over-allotment sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result of these activities, the price of our Ordinary Shares may be higher than the price that otherwise might exist in the open market. The Underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the Underwriters make any representation that the Underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

Any Underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the Underwriters and certain of their affiliates may from time to time in the future engage in transactions with us and perform services for us or in the ordinary course of their respective businesses for which they will receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Selling Shareholders or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Abu Dhabi Global Market (“ADGM”). This prospectus relates to an Exempt Offer as that term is defined in Rule 4.3.1 of the Markets Rulebook of the Financial Services Regulatory Authority (“FSRA”). This prospectus is intended for distribution only to persons of a type specified in 4.3.1 of the FSRA Markets Rulebook. It must not be delivered to, or relied on by, any other person. The FSRA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The FSRA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The Ordinary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Ordinary Shares offered should conduct their own due diligence on the Ordinary Shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Australia. This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

British Virgin Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the British Virgin Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the British Virgin Islands.

Canada. The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Dubai International Financial Centre (“DIFC”). This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area. In relation to each Member State of the European Economic Area (each a “Member State”), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Representative and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the Representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

France. This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation; and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland. The information in this document does not constitute a prospectus under any Irish laws or regulations, and this document has not been filed with or approved by any Irish regulatory authority, as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations; and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Hong Kong. The Ordinary Shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ - $$ - Aga e la Borsa, “CONSOB”) pursuant to Italian securities legislation, and, accordingly, no offering material relating to the securities may be distributed in Italy, and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971, as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kazakhstan. This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in the Company and its merchandise, trademarks, works, services and/or its securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Malaysia. No prospectus or other offering material or document in connection with the offer and sale of the Ordinary Shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Ordinary Shares , as principal, if the offer is on terms that the Ordinary Shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Ordinary Shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Portugal. This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Russian Federation. This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Saudi Arabia. This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

Singapore. This prospectus or any other offering material relating to the Ordinary Shares has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the Ordinary Shares have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such Ordinary Shares in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor as specified in Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275 of the SFA) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Sweden. This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland. The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

United Arab Emirates Outside of the DIFC and the ADGM. This prospectus has not been reviewed, approved, or licensed by the Securities and Commodities Authority (“SCA”) and does not constitute a public offering of securities in the UAE as that term is defined in SCA Chairman Resolution No. 13/R.M. of 2021 Concerning the Regulations Manual of the Financial Activities and Status Regularization Mechanisms Rulebook (“SCA Rulebook”). This prospectus will only be made available on an exempt Private Offering basis pursuant to Article 6, Chapter 5, of Section 3 of the SCA Rulebook to Professional Investors or Counterparties, as each of the terms is defined in the SCA Rulebook, respectively, or on a reverse solicitation basis. Nothing in this prospectus constitutes the provision of any type of financial service engagement in any of the financial activities set out in Article 1, Chapter 2 of the SCA Rulebook.

The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

United Kingdom. This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Vietnam. This offering of Ordinary Shares has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of our total expenses, excluding underwriting discounts and underwriter non-accountable expense allowance, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the FINRA filing fee and the Nasdaq listing fee, all amounts are estimates.

Amount
SEC registration fee	$1,513
FINRA filing fee	$650
Nasdaq listing fee	$50,000
Accounting fees and expenses	144,550
Legal fees and expenses	248,190
Printing fees and expenses	20,000
Underwriter accountable expenses	250,000
Miscellaneous	57,815
TOTAL	$772,718

LEGAL MATTERS

Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by Bevilacqua PLLC. Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for the Underwriters by Ortoli Rosenstadt LLP. The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters as to Hong Kong laws will be passed upon for us by DeHeng Law Offices (Hong Kong) LLP. Legal matters as to PRC laws will be passed upon for us by Beijing Deheng Law Offices. Bevilacqua PLLC may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law, DeHeng Law Offices (Hong Kong) LLP with respect to matters governed by Hong Kong law and Beijing Deheng Law Offices with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of March 31, 2024 and 2023 and for the years then ended included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules, under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the Ordinary Shares.

Immediately upon completion of this offering, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.9zt.hk. as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Hong Kong Pharma’s executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Hong Kong Pharma Digital Technology Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Hong Kong Pharma Digital Technology Holdings Limited (the “Group”) as of March 31, 2023 and 2024, and the related consolidated statements of profit or loss and comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Group as of March 31, 2023 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ONESTOP ASSURANCE PAC

Singapore

We have served as the Company’s auditor since 2024.

August 21,2024, except for the subsequent event described in Note 31 and the effects of the resulting retrospective adjustments, of which the date is October 29, 2024.

PCAOB ID 6732

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
(Expressed in U.S. dollar, except for the number of shares)

		For the Year Ended March 31,
	Note	2024	2023
Revenues	7	$16,688,364	$12,555,991
Cost of revenues	8	(13,129,699)	(9,817,066)
Gross profit		3,558,665	2,738,925

Other income	9	4,038	96,229

Operating expenses:
Selling, general and administrative expenses	8	(1,889,455)	(1,758,080)
Other gains/(losses), net	10	(64,987)	(33,281)
Total operating expenses		(1,954,442)	(1,791,361)
Operating profit		1,608,261	1,043,793

Financial income	11	474	219
Finance costs	11	(82,766)	(23,242)
Finance costs, net		(82,292)	(23,023)

Profit before income taxes		1,525,969	1,020,770

Income tax expense	12	(196,252)	(22,574)
Net profit for the year	13	1,329,717	998,196
Less: profit attributable to non-controlling interests		-	-
Profit attributable to owners of the Company		1,329,717	998,196

Other comprehensive income
Foreign currency translation adjustments		(516)	640
Comprehensive income attributable to the Company’s shareholders		$1,329,201	$998,836

Earnings per share
Basic and diluted *	15	$0.180	$0.146

Weighted average number of shares outstanding
Basic and diluted *		7,365,570	6,843,000

*	The Company effected a 1:10 forward stock split on October 24, 2024, as a result, the shares issued and outstanding and per share number presented here are adjusted retrospectively.

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Expressed in U.S. dollar, except for the number of shares)

		March 31,	March 31,
	Note	2024	2023
ASSETS
NON-CURRENT ASSETS:
Property and equipment, net	16	103,242	150,858
Intangible assets, net	17	31,825	4,029
Right of use assets, net	25	730,451	503,403
TOTAL NON-CURRENT ASSETS		865,518	658,290

CURRENT ASSETS:
Deferred IPO costs	21	1,260,075	-
Inventories	18	933,299	190,887
Trade receivables, net	19	3,698,757	1,646,491
Other receivables and prepayments	19	1,262,351	302,555
Amount due from related parties	23	19,971	83,918
Restricted cash		7,682	-
Cash and cash equivalents	20	619,575	524,613
TOTAL CURRENT ASSETS		7,801,710	2,748,464
TOTAL ASSETS		$8,667,228	$3,406,754

LIABILITIES AND EQUITY

NON-CURRENT LIABILITIES:
Lease liabilities non-current portion	26	117,836	154,590
Longterm bank loan non-current portion	25	1,119,276	104,515
Longterm related party payable non-current portion	24	-	12,347
TOTAL NON-CURRENT LIABILITIES		1,237,112	271,452

CURRENT LIABILITIES:
Trade and other payables	22	1,416,182	$1,549,050
Tax payable	22	218,831	22,543
Contract liabilities	7	191,066	268,028
Due to related parties	23	500,677	290,815
Lease liabilities – current portion	26	634,504	357,271
Current portion of long-term bank loan	25	180,493	51,805
Current portion of long-term related party payable	24	-	10,548
Short-term bank loan	25	34,704	-
TOTAL CURRENT LIABILITIES		3,176,457	2,550,060
TOTAL LIABILITIES		4,413,569	2,821,512

COMMITMENTS AND CONTINGENCIES		-	-

EQUITY:
Ordinary shares, 50,000,000 shares authorized, consisting of 49,501,000 Class A ordinary shares of $0.001 par value per share and 499,000 Class B ordinary shares of $0.001 par value per share *
Class A ordinary shares, 9,501,000 and 6,843,000 shares issued and outstanding at March 31, 2024 and 2023, respectively *	27	9,501	6,843
Class B Ordinary shares, 499,000 and nil shares issued and outstanding at March 31, 2024 and 2023, respectively *		499	—
Additional paid in capital	27	3,017,409	388,193
Subscription receivable	27	(300,000)	(6,843)
Retained earnings	28	1,531,108	201,391
Accumulated other comprehensive (loss) income	28	(4,858)	(4,342)
TOTAL SHAREHOLDERS’ EQUITY		4,253,659	585,242

TOTAL LIABILITIES AND EQUITY		$8,667,228	$3,406,754

*	The Company effected a 1:10 forward stock split on October 24, 2024, as a result, the shares issued and outstanding and per share number presented here are adjusted retrospectively.

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Expressed in U.S. dollar, except for the number of shares)

	Attributable to Hong Kong Pharma Digital Technology Limited’s shareholders							Accumulated
	Ordinary shares				Additional			Other
	Class A		Class B		Paid-in	Subscription	Retained	Comprehensive	Total
	Shares *	Amount	Shares *	Amount	Capital	receivable	earnings	Income (Loss)	equity
Balance at March 31, 2022	6,843,000	$6,843	—	$—	$388,193	$(6,843)	$(796,805)	$(4,982)	$(413,594)
Net income	—	—	—	—	—	—	998,196	—	998,196
Foreign currency translation adjustment	—	—	—	—	—	—		640	640
Balance at March 31, 2023	6,843,000	$6,843	—	$—	$388,193	$(6,843)	$201,391	$(4,342)	$585,242
Class A capital injection	1,235,700	1,236				8,265			9,501
Class A shares issued for services	1,422,300	1,422			1,829,715	(1,422)			1,829,715
Class B capital injection			499,000	499	799,501	(300,000)			500,000
Net income (loss) for the period							1,329,717		1,329,717
Foreign currency translation gain								(516)	(516)
Balance at March 31, 2024	9,501,000	$9,501	499,000	499	3,017,409	(300,000)	1,531,108	(4,858)	4,253,659

*	The Company effected a 1:10 forward stock split on October 24, 2024, as a result, the shares issued and outstanding and per share number presented here are adjusted retrospectively.

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollar, except for the number of shares)

	For the Year Ended March 31,
	2024	2023
Cash flows from operating activities:
Net profit for the year	$1,329,717	$998,196
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	64,237	73,986
Loss on disposal of PPE	10,851	-
Gain on disposal of a subsidiary	(11,559)	-
Amortization of ROU assets	861,339	640,600
Changes in operating assets and liabilities:
Trade receivables	(2,047,556)	(929,509)
Inventories	(741,950)	(191,155)
Other receivables and prepayments	(44,043)	(180,416)
Trade and other payables	(105,220)	955,270
Contract liabilities	(77,797)	210,358
Taxes payable	196,252	22,574
Amount due from/to related parties, net	171,399	127,175
Net cash (used in)/provided by operating activities	(394,330)	1,727,079

Cash flows from investing activities:
Additions to property, plant and equipment	(52,736)	(114,643)
Additions to intangible assets	(35,282)	(3,062)
Proceeds on disposal of property, plant and equipment	33,229	-
Repayment from related parties	186,171	-
Loan to related parties	(172,178)	(14,390)
Net cash used in investing activities	(40,796)	(132,095)

Cash flows from financing activities:
Repayment of bank loans	(196,820)	(74,970)
Proceeds from bank loans	1,374,690	-
Capital contribution from shareholders	509,501	-
Deferred IPO costs paid	(345,217)
Repayment of long-term payable	(22,969)	(8,965)
Repayment of loan to related parties	(701,694)	(648,048)
Loan from related parties	767,757	189,208
Decrease of lease liabilities, net	(847,933)	(612,896)
Net cash provided by/(used in) financing activities	537,315	(1,155,671)

Effect of exchange rates changes on cash	455	321
Net increase in cash	102,644	439,634
Cash and restricted cash, beginning of the year	524,613	84,979
Cash and restricted cash, end of the year	$627,257	$524,613

	March 31,	March 31,
	2024	2023
Supplemental cash flow disclosures:
Cash paid for interest (exclusive of interest for lease liability)	$82,766	$57,327
Non cash investing/financing activities:
Right-of-use assets obtained in exchange for operating new lease liabilities	$1,086,881	$606,418
Property, plant and equipment obtained by increase of long term payable	$-	$31,892
Shares issued for deferred IPO costs	914,857	-
Shares issued in advance for services	914,858	-

The accompanying notes are an integral part of these consolidated financial statements.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Hong Kong Pharma Digital Technology Holdings Limited (“Hong Kong Pharma” or “the Company”) is an exempted limited liability company formed under the laws of the Cayman Islands on August 17, 2023. The Company is an investment holding company and its subsidiaries (together, the “Group”) are principally engaged in the OTC pharmaceutical business through its wholly owned subsidiaries, Joint Cross Border Logistics Company Limited (“JCB”) and V-Alliance Technology Supplies Limited (“VA”), each a limited liability corporation incorporated in Hong Kong and collectively referred to as HK Subsidiaries. There are two main categories of business offering: (i) OTC pharmaceutical cross-border e-commerce supply chain services, primarily conducted through our Hong Kong subsidiary, JCB, which we refer to as the “Supply Chain Services” division and (ii) OTC pharmaceutical cross-border procurement and distribution, primarily conducted through our Hong Kong subsidiary, VA, which we refer to as the “Procurement and Distribution” division.

As of March 31, 2024, the Company’s subsidiaries and consolidated affiliated entities were as follows:

Subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
Joint Cross Border Logistics Company Limited (“JCB”)	July 18th, 2017	Hong Kong, PRC	100%	custom clearance, drugs enlisting, warehouse services and other logistics services
V-Alliance Technology Supplies Limited (“VA”)	September 1st, 2016	Hong Kong, PRC	100%	procurement and distribution of pharmaceutical products
Laishuo Intelligent Supply Chain (Hangzhou) Co., Ltd. *	September 30th, 2022	Mainland PRC	100%	Support the logistics activities for JCB

*	It was disposed to a third party in September 2023.

As described below, the Company, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent of its subsidiaries. Mr. Lap Sun Wong, the CEO and the Chairman of the Board of Directors of the Company, is the ultimate controlling shareholder of the Company.

Reorganization

A reorganization of the legal structure was completed on December 7, 2023. The reorganization involved:

(i)	The transfer of all the shareholder equity interest in JCB to the Company on December 7, 2023;

(ii)	The transfer of all the shareholders’ equity interest in VA to the Company on December 7, 2023;

Before and after the Reorganization, the Company, together with its subsidiaries, is effectively controlled by the same shareholder, and therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. IFRS does not have a standard nor cover combination under common control, and the Company chooses to adapt from US GAAP ASC is not contradictory to compliance with IFRS. Therefore, the consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5. Therefore, all subsidiaries are consolidated under common control basis.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — ADOPTION OF NEW AND REVISED STANDARDS

Adoption of new and revised Standards — For the purpose of preparing and presenting the consolidated financial statements for the years ended March 31, 2023 and 2024, the Group has consistently applied the accounting policies which conform with International Financial Reporting Standards (“IFRS Accounting Standards”), which are effective for the accounting periods beginning on or after April 1, 2022, throughout the two years ended March 31, 2024.

Amendments to IAS 1 and IFRS Practice Statement 2: Disclosure of Accounting Policies

The Group has adopted the amendments to IAS 1 Presentation of Financial Statements for the first time in the financial year ended March 31, 2023. The amendments change the requirements in IAS 1 with regard to disclosure of accounting policies. Accounting policy information is material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.

The supporting paragraphs in IAS 1 are also amended to clarify that accounting policy information that relates to immaterial transactions, other events or conditions is immaterial and need not be disclosed. Accounting policy information may be material because of the nature of the related transactions, other events or conditions, even if the amounts are immaterial. However, not all accounting policy information relating to material transactions, other events or conditions is itself material.

The Group has applied materiality guidance in IFRS Practice Statement 2 in identifying its material accounting policies for disclosures in the related notes. The previous term ‘significant accounting policies’ used throughout the financial statements has been replaced with ‘material accounting policies information’.

New and revised IFRS Accounting Standards in issue but not yet effective

At March 31, 2024, the Group has not applied the following new and revised IFRS Accounting Standards that have been issued but are not yet effective:

●	Lack of Exchangeability – Amendments to IAS 21 (1)

●	Sales or Contribution of Assets between an Investor and its Associate or Joint Venture-Amendments to IFRS 10 and IAS 28 (2)

(1)	Effective for annual periods beginning on or after January 1, 2025, with early application permitted.
(2)	Effective date is deferred indefinitely.

The Group does not expect that the adoption of the Standards listed above will have a material impact on the consolidated financial statements of the Group in future periods.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of the financial statements are set out below. The policies have been consistently applied to all the years presented, unless otherwise stated.

Basis of preparation

The consolidated financial statements have been prepared in accordance with IFRS Accounting Standards issued by the International Accounting Standards Board.

The consolidated financial statements have been prepared on historical cost basis, except for certain financial instruments that are measured at fair values at the end of each reporting period, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these consolidated financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of IFRS 2 Share-based Payment, leasing transactions that are within the scope of IFRS 16 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realizable value in IAS 2 Inventories or value in use in IAS 36 Impairment of Assets.

In addition, for financial reporting purposes, fair value measurements are categorized into Level 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group can access at the measurement date;

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

●	Level 3 inputs are unobservable inputs for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability.

Basis of consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity where the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

The acquisition method of accounting is used to account for business combinations by the Group. No subsidiaries were acquired during the two fiscal year ended March 31, 2024 and 2023.

Inter-company transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group. Non-controlling interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit or loss, statement of comprehensive income, statement of changes in equity and balance sheet respectively.

Foreign currencies

Functional and presentation currency

The functional currencies of the Company are the local currency of the county in which the subsidiaries operate. The Company’s consolidated financial statements are reported using U.S. Dollars. The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect on that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated statements of financial position. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component in accumulated other comprehensive income included in consolidated statements of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of income and comprehensive income(loss).

Since the Company operates primarily in Hong Kong, the Company’s functional currency is the Hong Kong dollar (“HK$”). The Company’s consolidated financial statements have been translated into the reporting currency of U.S. Dollars (“US$”).

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	March 31, 2024	March 31, 2023
HK$ Balance sheet items, except for equity accounts	US$1=HK$ 7.8259	US$1=HK$ 7.8325
HK$ Items in the statements of income and cash flows	US$1=HK$ 7.8247	US$1=HK$ 7.7844
RMB Balance sheet items, except for equity accounts	US$1=RMB 7.2203	US$1=RMB 6.5518
RMB Items in the statements of income and cash flows	US$1=RMB 7.1671	US$1=RMB 6.7834

Segment reporting

Operating segments, and the amounts of each segment item reported in the financial statements, are identified from the financial information provided regularly to the Group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the Group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

The Group did not allocate or manage the resources of different revenue streams by companies or business units. Therefore, the Group’s management reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Group has only one reportable segment. The Company operates and manages its business in Hong Kong as a single segment. As the Company’s long-lived assets are substantially all located in the Hong Kong and substantially all the Company’s revenues are incurred within Hong Kong, no geographical segments are presented.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Company will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

When the contract contains a financing component which provides the customer a significant benefit of financing the transfer of goods or services to the customer for more than one year, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction between the Company and the customer at contract inception. When the contract contains a financing component which provides the Company a significant financial benefit for more than one year, revenue recognized under the contract includes the interest expense accreted on the contract liability under the effective interest method. For a contract where the period between the payment by the customer and the transfer of the promised goods or services is one year or less, the transaction price is not adjusted for the effects of a significant financing component, using the practical expedient in IFRS 15. Currently, the Company’s contracts with its customers do not include financial benefit for more than one year.

Nature and timing of satisfaction of performance obligations for each of the revenue streams are as follows:

Revenue from resale of OTC pharmaceutical products (procurement and distribution)

The Company sells OTC pharmaceutical products to various wholesalers. In accordance with the contracts signed between the Company and customers, the Company promises to deliver a batch of specific pharmaceutical products, which is identified as a performance obligation, and only one obligation can be identified. For all the Company’s sales contracts, the sales amount is fixed. No significant variable consideration is involved. Performance obligation is satisfied at the point in time when control of the OTC pharmaceutical products is transferred to the customers, generally on delivery and acceptance of the goods, because the Company does not have a right to payment for the performance completed before the customer acceptance and the customer cannot simultaneously receive and consume the benefit from the products provided by the Company. The Company does not have any further performance obligations after the customer acceptance. The Company presents revenues from such transactions on a gross basis in the consolidated statement of income and comprehensive income(loss), as the Company acts as a principal to take inventory risks of these goods.

Revenue from consignment sales of OTC pharmaceutical products (consignment sales)

The Company sells OTC pharmaceutical products to customers through certain sales agents. In accordance with the contracts signed between the Company and the sales agent, the Company promises to deliver a batch of specific pharmaceutical products, which is identified as a performance obligation. For all the Company’s consignment sales contracts, the sales price is fixed, and no significant variable consideration is involved. Performance obligation is satisfied at the point in time when control of the OTC pharmaceutical products are transferred to the customers. Although we contracted directly with the sales agent, the revenue is recognized upon the products are sold to end customers and the proceeds are collected properly. The products kept by the sales agent before sold out to the end customers are recorded as consignment inventories. The Company does not have any further performance obligations after products are accepted and sold to end customers. The Company presents revenues from such transactions on a gross basis in the consolidated statement of income and comprehensive income(loss), as the Company acts as a principal to take inventory risks of these goods.

Revenue from providing varied logistics services (supply chain services)

The Company provided types of logistics services in connection to goods transported from different countries to be delivered to customers located in Hong Kong or mainland China. These services include international transportation and customs clearance service, storage service, packing and labeling services, Customs clearance service, mainland China delivery service, etc. Some contracts (hereby is called “distinct services”) are signed to include varied performance obligations independent from each other with distinct price for each type of service, while some contracts (hereby is called “packaged services”) are signed to include types of performance obligations with sequency to be delivered and the customer could receive and accept the packaged services when the last obligation is completed. As such, the Company considered the packaged services as one distinct performance obligation. Performance obligation is satisfied when the customers received and accepted the service, which represents the distinct obligation service is completed. Customers confirm the services accepted and the corresponding amount with the Company on a monthly basis. The Company presents revenues from such transactions on a gross basis in the consolidated statement of income and comprehensive income(loss), as the Company acts as a principal to provide a type of logistics service or a package of logistics services and take a full obligation to provide such services even if the suppliers are not able to deliver service.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Some of the contracts include penalty clause to adjust down the price to the Company if the Company are not able to meet certain logistics requirements. The Company estimates the penalty amount as a liability at each period end and adjusts the revenue accordingly. When the amount is confirmed by the customer, the liability will be revised accordingly. As of March 31, 2024 and 2023, the liability is zero.

Other revenue

Other revenue represents the revenue from sales of packing materials and sample products. Performance obligation is satisfied at the point in time when control of the goods are transferred to the customers, generally on delivery and acceptance of the goods. The Company presents revenues from such transactions on a gross basis in the consolidated statement of income and comprehensive income(loss), as the Company acts as a principal to take inventory risks of these goods.

Other income

Other income includes government grants and penalty income. Subsidy income is recognized upon receiving the government grants. The government grants during the year ended March 31, 2024 and 2023 represents the special subsidy for the disable employees and for the Company maintained employees during COVID period, respectively.

Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

Retirement benefit costs

Pursuant to the relevant regulations of the Hong Kong government, the Group’s subsidiaries located in the Hong Kong participate in a Mandatory Provident Fund, which is a government retirement benefits scheme (the “Scheme”), whereby they contribute a prescribed percentage of the basic salaries of their employees to the Scheme to fund their retirement benefits. Once the Scheme has been funded via contributions by the Group’s participating subsidiaries, Hong Kong government takes responsibility for the retirement benefits obligations of all existing and future retired employees of those subsidiaries located in the Hong Kong; accordingly, the only obligation of the Group with respect to the Scheme is to pay the on-going required contributions as long as the employees maintain employment with the Group. There are no provisions under the Scheme whereby forfeited contributions may be used to reduce future contributions. These plans are considered defined contribution plans. The Group has no legal or constructive obligations to pay further contributions after its payment of the fixed contributions into the pension schemes. Contributions to pension schemes are recognized as an expense in the period in which the related service is performed.

Taxation

The tax expense for the period comprises current and deferred tax. Tax is recognized in the income statement, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Group operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred tax is recognized as temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the assets to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income tax assets and liabilities relate to income taxes levied by the same taxation authority on either the taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Leasing

IFRS 16 Leases requires lessees to recognize assets and liabilities for most leases based on a ‘right-of-use model’ which reflects that, at the commencement date, a lessee has a financial obligation to make lease payments to the lessor for its right to use the underlying asset during the lease term. The lessor conveys that right to use the underlying asset at lease commencement, which is the time when it makes the underlying asset available for use by the lessee.

IFRS 16 defines a lease term as the noncancellable period for which the lessee has the right to use an underlying asset including optional periods when an entity is reasonably certain to exercise an option to extend (or not to terminate) a lease.

Under IFRS 16 lessees may also elect not to recognize assets and liabilities for leases with a lease term of 12 months or less. In such cases a lessee recognizes the lease payments in profit or loss on a straight-line basis over the lease term. The exemption is required to be applied by class of underlying assets. Lessees can also make an election for leases for which the underlying asset is of low value. This election can be made on a lease-by-lease basis.

Under a lease longer than 1 year, the lessees are required to recognize right-of-use asset (“ROU assets”) and lease liabilities. ROU assets represent the Company’s right to use an underlying asset for the lease term and are recognized as the amount of the lease liabilities, adjusted for any prepaid or accrued lease payments, net of lease incentives received, unamortized initial direct costs, or impairment charges relating to the right-of-use-asset. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease and are recognized at the present value of the future lease payments at the lease commencement date. The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources to reflect the terms of the lease and type of the asset leased. The Company’s lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

Any lease with a term of 12 months or less is considered short-term. As permitted by IFRS 16, short-term leases are excluded from the ROU asset and lease liabilities accounts on the consolidated statements of financial position. Consistent with all other operating leases, short-term lease expenses are recorded on a straight-line basis over the lease term.

Leasehold improvements

Leasehold improvements, principally comprising costs of office buildings and warehouse renovation, are held for administrative and logistics processing purposes. Leasehold improvements are initially measured at cost and amortized systematically over its useful life.

Property, plant and equipment

Property, plant and equipment (“PPE”) are stated at cost less subsequent accumulated depreciation and accumulated impairment losses.

Depreciation is provided to write off the cost of items of property, plant and equipment other than construction in progress over their estimated useful lives and after taking into account of their estimated residual value, using the straight-line method.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising from de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in profit or loss in the period in which the item is de-recognized.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible assets

Intangible assets, principally comprising software purchased. Separately acquired software is shown at historical cost. They have a finite useful life and are subsequently carried at cost less accumulated amortization and impairment losses. The software is amortized over 5 years, using the straight-line method.

Inventories

Inventories, comprising of packing materials and merchandise inventories, are stated at the lower of cost and net realizable value. Costs of inventories are determined using the weighted average method for each type of inventory initially recorded at purchase cost. Net realizable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

Deferred IPO costs

Deferred IPO costs represent costs associated with the Company’s shares offering, which will be netted against the gross proceeds from the Company’s shares offering.

Trade receivables

Timing of revenue recognition may differ from the timing of invoicing to customers. Trade receivables represent amounts invoiced and revenues recognized prior to invoicing when the Company has satisfied the Company’s performance obligation and has the unconditional rights to payment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits held at call with banks.

Restricted cash

Restricted cash represents the cash deposited in the escrow account managed by online platforms (sales agents). The cash in the escrow account is used to be compensated to ending customers who bought the goods through the online platforms, in case certain ending customers ask for return or other quality claims.

Share-based payments

Shares granted to employees

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the grant date.

The fair value of the equity-settled share-based payments determined at the grant date without taking into consideration all non-market vesting conditions is expensed on a straight-line basis over the vesting period, based on the Group’s estimate of equity instruments that will eventually vest, with a corresponding increase in equity (shares held under share award scheme). At the end of each reporting period, the Group revises its estimate of the number of equity instruments expected to vest based on assessment of all relevant non-market vesting conditions. The impact of the revision of the original estimates, if any, is recognized in profit or loss such that the cumulative expense reflects the revised estimate, with a corresponding adjustment to the share-based payments reserve. For shares that vest immediately at the date of grant, the fair value of the shares granted is expensed immediately to profit or loss.

Shares granted to non-employees

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service. The fair value of the goods or services received are recognized as expenses (unless the goods or services qualify for recognition as assets).

When shares granted are vested, the amount previously recognized in share-based payment reserve will be transferred to share premium.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial instruments — investments and other financial assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income, and fair value through profit or loss.

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient of not adjusting the effect of a significant financing component, the Group initially measures a financial asset at its fair value, plus in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price determined under IFRS 15 in accordance with the policies set out for “Revenue recognition”.

In order for a financial asset to be classified and measured at amortized cost or fair value through other comprehensive income, it needs to give rise to cash flows that are solely payments of principal and interest (“SPPI”) on the principal amount outstanding.

The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.

All regular way purchases and sales of financial assets are recognized on the trade date, that is, the date that the Group commits to purchase or sell the asset. Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the period generally established by regulation or convention in the marketplace.

Subsequent measurement

The subsequent measurement of financial assets depends on their classification as follows:

Financial assets at amortized cost (debt instruments)

The Group measures financial assets at amortized cost if both of the following conditions are met:

●	The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows.

●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortized cost are subsequently measured using the effective interest method and are subject to impairment. Gains and losses are recognized in the income statement when the asset is derecognized, modified or impaired.

Financial assets at fair value through other comprehensive income (debt instruments)

The Group measures debt instruments at fair value through other comprehensive income if both of the following conditions are met:

●	The financial asset is held within a business model with the objective of both holding to collect contractual cash flows and selling.

●	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

For debt instruments at fair value through other comprehensive income, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in the income statement and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in other comprehensive income. Upon derecognition, the cumulative fair value change recognized in other comprehensive income is recycled to the income statement.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial assets at fair value through other comprehensive income (equity investments)

Upon initial recognition, the Group can elect to classify irrevocably its equity investments as equity investments designated at fair value through other comprehensive income when they meet the definition of equity under HKAS 32 Financial Instruments: Presentation and are not held for trading. The classification is determined on an instrument-by-instrument basis.

Gains and losses on these financial assets are never recycled to the income statement. Dividends are recognized as other income in the income statement when the right of payment has been established, it is probable that the economic benefits associated with the dividend will flow to the Group and the amount of the dividend can be measured reliably, except when the Group benefits from such proceeds as a recovery of part of the cost of the financial asset, in which case, such gains are recorded in other comprehensive income. Equity investments designated at fair value through other comprehensive income are not subject to impairment assessment.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss include financial assets held for trading, financial assets designated upon initial recognition at fair value through profit or loss, or financial assets mandatorily required to be measured at fair value. Financial assets are classified as held for trading if they are acquired for the purpose of selling or repurchasing in the near term. Derivatives, including separated embedded derivatives, are also classified as held for trading unless they are designated as effective hedging instruments. Financial assets with cash flows that are not sole payments of principal and interest are classified and measured at fair value through profit or loss, irrespective of the business model. Notwithstanding the criteria for debt instruments to be classified at amortized cost or at fair value through other comprehensive income, as described above, debt instruments may be designated at fair value through profit or loss on initial recognition if doing so eliminates, or significantly reduces, an accounting mismatch.

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in the income statement. This category includes derivative financial instruments and structured bank deposits.

A derivative embedded in a hybrid contract, with a financial liability or non-financial host, is separated from the host and accounted for as a separate derivative if the economic characteristics and risks are not closely related to the host; a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative; and the hybrid contract is not measured at fair value through profit or loss. Embedded derivatives are measured at fair value with changes in fair value recognized in the income statement. Reassessment only occurs if there is either a change in the terms of the contract that significantly modifies the cash flows that would otherwise be required or a reclassification of a financial asset out of the fair value through profit or loss category.

A derivative embedded within a hybrid contract containing a financial asset host is not accounted for separately. The financial asset host together with the embedded derivative is required to be classified in its entirety as a financial asset at fair value through profit or loss.

Financial instruments — impairment of financial assets

The Group recognizes an allowance for ECLs for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

General approach

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12-months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

At each reporting date, the Group assesses whether the credit risk on a financial instrument has increased significantly since initial recognition. When making the assessment, the Group compares the risk of a default occurring on the financial instrument as at the reporting date with the risk of a default occurring on the financial instrument as at the date of initial recognition and considers reasonable and supportable information that is available without undue cost or effort, including historical and forward-looking information.

The Group considers a financial asset in default when contractual payments are 120 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Debt instruments at fair value through other comprehensive income and financial assets at amortized cost are subject to impairment under the general approach and they are classified within the following stages for measurement of ECLs except for trade receivables which apply the simplified approach as detailed below.

Stage 1 — Financial instruments for which credit risk has not increased significantly since initial recognition and for which the loss allowance is measured at an amount equal to 12-month ECLs

Stage 2 — Financial instruments for which credit risk has increased significantly since initial recognition but that are not credit-impaired financial assets and for which the loss allowance is measured at an amount equal to lifetime ECLs

Stage 3 — Financial assets that are credit-impaired at the reporting date (but that are not purchased or originated credit-impaired) and for which the loss allowance is measured at an amount equal to lifetime ECLs

Simplified approach

For trade receivables that do not contain a significant financing component or when the Group applies the practical expedient of not adjusting the effect of a significant financing component, the Group applies the simplified approach in calculating ECLs. Under the simplified approach, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

For trade receivables that contain a significant financing component and lease receivables, the Group chooses as its accounting policy to adopt the simplified approach in calculating ECLs with policies as described above.

Financial instruments — derecognition of financial assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated balance sheet) when:

●	the rights to receive cash flows from the asset have expired; or

●	the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of the Group’s continuing involvement. In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Financial instruments — financial liabilities

Initial recognition and measurement

All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings, net of directly attributable transaction costs. The Group’s financial liabilities include trade payables, other payables, financial liabilities included in accruals and interest-bearing bank borrowings.

Subsequent measurement

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortized cost, using the effective interest rate method unless the effect of discounting would be immaterial, in which case they are stated at cost. Gains and losses are recognized in the income statement when the liabilities are derecognized as well as through the effective interest rate amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the effective interest rate. The effective interest rate amortization is included in finance costs in the income statement.

Financial instruments — derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or cancelled, or expires.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and a recognition of a new liability, and the difference between the respective carrying amounts is recognized in the income statement.

Financial instruments — offsetting financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the assets and settle the liabilities simultaneously.

Capital and Reserves

Share capital represents the nominal value of shares that have been issued by the Group. Share capital is determined using the nominal value of shares that have been issued.

Retained profits include all current and prior period results as determined in the combined statement of comprehensive income.

Foreign currency translation reserve arising on the translation are included in the currency translation reserve.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

All transactions with owners of the Group are recorded separately within equity.

Earnings/(loss) per share

Basic earnings per share (“EPS”) are computed by dividing income attributable to holders of common shares by the weighted average number of common shares outstanding during the year. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted into common shares. Potential dilutive securities are excluded from the calculation of diluted EPS in loss periods as their effect would be anti-dilutive.

The preparation of financial statements in conformity with IFRS requires management to exercise judgment in the process of applying the Group’s accounting policies and requires the use of accounting estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and reported amount of revenue and expenses during the reporting period. The following estimates that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year are disclosed below.

NOTE 4 — SIGNIFICANT MANAGEMENT JUDGEMENT IN APPLYING ACCOUNTING POLICIES

Impairment Losses

Impairment losses are based on an assessment of the investment or long-lived assets’ ability to generate future cash flows when there is evidence that these assets may be impaired. The calculation of the amount of impairment loss is based on estimates made by management when applying broad accounting principles governing the accounting for these assets. The determination of these estimates requires judgment by management. The final outcome may differ from the original estimates made by management, which may impact the carrying value of the assets which management has determined to be impaired and charged to the Company’s profit or loss during the period.

Provisions

Provisions for legal claims, service warranties and make good obligations are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are not recognized for future operating losses. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — SIGNIFICANT MANAGEMENT JUDGEMENT IN APPLYING ACCOUNTING POLICIES (cont.)

Income Tax

Significant judgment is involved in determining the Group’s provision for income taxes. There are certain transactions and computations for which the ultimate tax determination is uncertain during the ordinary course of business. The Group recognizes liabilities for expected tax issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recognized, such differences will impact the income tax and deferred tax provisions in the period in which such determination is made. The carrying amount of the Group’s income tax payable as at March 31, 2024 and 2023 amounted to $218,831 and $22,543, respectively.

NOTE 5 — KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies, which are described in Note 3, management is required to make estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that have a significant risk of causing a material adjustment to the carrying amounts of assets within the next financial year.

Depreciation of property, plant and equipment

The cost of property, plant and equipment is depreciated on a straight-line basis over the assets’ estimated useful lives. Management estimates the useful lives of these property, plant and equipment to be within 5 years. These are the common life expectancies applied in the same industry. Changes in the expected level of usage and technological developments could impact the economic useful lives and the residual values of these assets, therefore future depreciation charges could be revised.

Impairment of non-financial assets

Property, plant and equipment and intangible assets are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing, the recoverable amount (i.e. the higher of the fair value less cost to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the cash-generating-unit (“CGU”) to which the asset belongs.

If the recoverable amount of the asset (or CGU) is estimated to be less than its carrying amount, the carrying amount of the asset (or CGU) is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognized as an impairment loss in the income statement, unless the asset is carried at revalued amount, in which case, such impairment loss is treated as a revaluation decrease.

An impairment loss for an asset other than goodwill is reversed if, and only if, there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of any accumulated amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

A reversal of impairment loss for an asset other than goodwill is recognized in the income statement, unless the asset is carried at revalued amount, in which case, such reversal is treated as a revaluation increase.

During the year ended March 31, 2024 and 2023, the Company recognized impairment losses of $nil.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — KEY SOURCES OF ESTIMATION UNCERTAINTY (cont.)

Allowance for expected credit losses

The calculation of the Group’s expected credit loss allowances and provisions against trade receivables, under IFRS 9 requires the Group to make a number of judgements, assumptions and estimates. The expected outcome may be different from the original estimate, and such difference will impact carrying value of trade receivables and doubtful debt expenses in the period in which such estimate has been charged.

Critical judgements include:

●	Determining an appropriate definition of default against which a probability of default, exposure at default and loss given default parameter can be evaluated

●	Establishing the criteria for a significant increase in credit risk (SICR)

●	The individual assessment of material cases and the use of judgmental adjustments made to impairment modelling processes that adjust inputs, parameters and outputs to reflect risks not captured by models

Key source of estimation uncertainty includes:

●	Base case and multiple economic scenarios (MES) assumptions, including the rate of unemployment and the rate of change of house prices, required for creation of MES scenarios and forward-looking credit parameters

In accordance with the contracts, when the goods or services are delivered, the customers are due to pay the full amount of revenue. However, most customers may postpone paying the outstanding balance in one or two months after acceptance of the goods or services. In general, if a receivable’s ageing is more than 1 year, it is very possible to be uncollectable or with certain disputes. As such, the management will examine all balances longer than 1 year and distinguish which are in special events to be not collectable. The Company determines that any receivables with ageing longer than 2 year or any receivables identified by the management with special events to be uncollectable are deemed to be uncollectable and need to be written off.

As of March 31, 2024 and 2023, the Company has not identified any receivables that need to be written-off. Specifically, all trade receivables as of March 31, 2023 and all trade receivables aging longer than 1 year as of March 31, 2024 have been collected subsequently. As such, no allowance on expected credit loss is considered as of March 31, 2024 and 2023.

Share-based payments

The Company measures the share-based payments value, by reference to the fair value of the equity instruments granted. As no active market for the Company’s equity value, the Company used discounted cash flow analyses for valuing the fair value and made estimates about expected future cash flows and credit spreads. Interest rate spreads, credit spreads, earnings multiples and interest rate volatility are the key sources of estimation, which may takes significant impact on the value of the share-based payments.

Lease liability

The Company uses estimation in determining the incremental borrowing rate used to measure the lease liability, specific to the asset, underlying currency, and geographic location. Where the rate implicit in the lease is not readily determinable, the discount rate of the lease obligations are estimated using a discount rate similar to the Company's specific borrowing rate. This rate represents the rate that the Company would incur to obtain the funds necessary to purchase the asset of a similar value, with similar payment terms and security in a similar environment. The Company applies judgement in determining whether the contract contains an identified asset, whether they have the right to control the asset, and the lease term.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — CONCENTRATION RISKS

Geographical information

The Group’s operations are located in Hong Kong and all of the Group’s revenue is derived from sales in Hong Kong. Hence, no analysis by geographical area of operations is provided.

Information about major customers

Major distributors that make up 10% or more of revenue are as below:

	Year ended March 31, 2024	Year ended March 31, 2023
Customer A	$2,581,838	$5,963,165
Customer B	2,002,134	-
Total revenue	$16,688,364	$12,555,991

Information about major suppliers

Major suppliers that make up 10% or more of purchases are as below:

	Year ended March 31, 2024	Year ended March 31, 2023
Supplier A	$-	$1,400,450
Supplier B	2,794,019	-
Total purchase	$13,129,699	$9,817,066

NOTE 7 — REVENUE

	Year ended March 31, 2024	Year ended March 31, 2023
Supply chain services	$10,145,855	$8,051,575
Procurement and distribution	6,217,798	4,481,379
Consignment sales and other revenue	324,711	23,037
Total Revenue	$16,688,364	$12,555,991

During the fiscal year ended March 31, 2024 and 2023, $10,145,855 and $8,051,575 of revenue were recognized, respectively, over time when services are delivered to customers over a short period of time. During the fiscal year ended March 31, 2024 and 2023, $6,542,509 and $4,504,416 of revenue were recognized, respectively, in time when the goods are delivered to customers.

The Company presents the consideration that a customer pays before the Company transfers a service or goods to the customer as a contract liability when the payment is made. Contract liability is the Company’s obligation to transfer services to a customer for which the Company has received consideration from the customer. As of March 31, 2024 and 2023, the balance of contract liability are $191,066 and $268,028, respectively. The contract liability amounted to $268,028 and $58,093 as of March 31, 2023 and 2022 were recognized as revenue within the fiscal year ended March 31, 2024 and 2023, respectively.

NOTE 8 — BREAKDOWN OF EXPENSES BY NATURE

Cost of revenue mainly comprise the cost of products purchased, cost of packing material, transportation cost, warehouse leasing cost, labor cost, compensation cost for loss of goods, outsourcing packing cost, and other direct costs.

Selling, general and administrative expenses comprise labor costs, depreciation and amortization, professional expenses, utility expenses and other office expenses.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — BREAKDOWN OF EXPENSES BY NATURE (cont.)

The following table shows a breakdown of cost of sales, Selling, general and administrative expenses of all business for the periods presented for each category:

	Year ended March 31, 2024	Year ended March 31, 2023
Changes in inventories of merchandised goods	$6,023,207	$4,184,709
Storage cost	926,131	870,914
Transportation cost	2,865,295	1,520,804
Consumption of packing material	939,350	951,750
Depreciation and amortization	58,235	73,986
Labor cost	2,831,507	3,036,674
Outsourcing expenses	460,503	422,605
Others	914,926	513,704
Total cost of sales, selling, general and administrative expenses	$15,019,154	$11,575,146

NOTE 9 — OTHER INCOME

	Year ended March 31, 2024	Year ended March 31, 2023
Government grants	$2,052	$95,932
Others	1,986	297
Total	$4,038	$96,229

NOTE 10 — OTHER GAINS/(LOSSES), NET

	Year ended March 31, 2024	Year ended March 31, 2023
Foreign currency exchange loss	$(63,225)	$(31,240)
Gain on disposal of a subsidiary	11,559	-
Loss on disposal of property, plant and equipment	(10,851)	-
Others	(2,470)	(2,041)
Total	$(64,987)	$(33,281)

NOTE 11 — FINANCE COSTS, NET

	Year ended March 31, 2024	Year ended March 31, 2023
Interest income on bank balance	$474	$219
Finance income	474	219

Interest expenses for lease liability	(31,882)	(15,929)
Interest expenses on loans and longterm payable	(50,884)	(7,313)
Finance costs	(82,766)	(23,242)

Finance costs, net	$(82,292)	$(23,023)

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — INCOME TAX EXPENSE

	Year ended March 31, 2024	Year ended March 31, 2023
Hong Kong enterprises income tax:
Current tax	$196,252	$22,574
Deferred tax	—	—
Total	$196,252	$22,574

Hong Kong Pharma Digital Technology Holdings Limited was incorporated in the Cayman Islands, and, under the current laws of the Cayman Islands, is not subject to income taxes.

The tax charge for the Group can be divided into Hong Kong entities and PRC entity. Both Hong Kong entities and PRC entity are operating entities and may be subject to income tax and deferred tax.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2 million will be taxed at 16.5%.

The following table reconciles the statutory rate to the Company’s effective tax rate for the fiscal year ended March 31, 2024 and 2023:

	For the year Ended March 31, 2024	For the year Ended March 31, 2023
Hong Kong Statutory income tax rate	16.5%	16.5%
Permanent difference for non-deductible expense	0.6%	0.9%
Permanent difference for non-taxable income	(0.6)%	(3.0)%
Deferred tax not provided for	(0.2)%	0.9%
Previous years’ operating loss deducted in current year	(0.7)%	(11.0)%
Effect of Hong Kong preferential tax rate	(2.8)%	(2.1)%
Effective tax rate	12.8%	2.2%

NOTE 13 — PROFIT FOR THE YEAR

Profit for the year has been arrived at after charging:

	Year ended March 31, 2024	Year ended March 31, 2023
Depreciation of property, plant and equipment	$56,743	$72,644
Amortization of intangible assets	7,494	1,342
Amortization of ROU assets	$861,339	$640,600

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — DIRECTORS’ EMOLUMENTS

The emoluments paid or payable to the directors of the Company were as follows:

	Year ended March 31, 2024	Year ended March 31, 2023
Salaries
Lap Sun Wong	$76,668	$43,313
Zhifang Zhang	76,668	49,682
Total	$153,336	$92,995

NOTE 15 — EARNINGS PER SHARE

	Year ended March 31, 2024	Year ended March 31, 2023
Basic Earnings Per Share Numerator
Profit for the year attributable to owners of the Company	1,329,717	$998,196

Diluted Earnings Per Share Numerator
Profit for the year attributable to owners of the Company	1,329,717	$998,196

Basic Earnings Per Share Denominator
Original shares (Class A and Class B common share):	6,843,000	6,843,000
Additions from actual events:
– Issuance of ordinary shares, weighted	522,570	—
Basic weighted average shares outstanding	7,365,570	6,843,000

Diluted Earnings Per Share Denominator
Basic weighted average shares outstanding	7,365,570	6,843,000
Dilutive shares: Potential additions from dilutive events:
	—	—
Diluted Weighted Average Shares Outstanding:	7,365,570	6,843,000

Earnings Per Share
– Basic*	0.180	$0.146
– Diluted*	0.180	$0.146
Weighted Average Shares Outstanding
– Basic*	7,365,570	6,843,000
– Diluted*	7,365,570	6,843,000

*	The Company effected a 1:10 forward stock split on October 24, 2024, as a result, the shares issued and outstanding and per share number presented here are adjusted retrospectively.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — PROPERTY, PLANT AND EQUIPMENT

	Leasehold improvements	Warehouse equipment	Furniture and fixtures	Office equipment	Motor vehicles*	Electronic equipment	Total
COST
At April 1, 2022	$57,676	$12,783	$8,192	$2,635	$—	$30,243	$111,529
Additions	24,774	33,766	4,845	941	62,509	19,700	146,535
Written-off	(57,629)	—	—	—	—	—	(57,629)
Translation adjustment	$(82)	$(76)	$(24)	$(6)	$(88)	$(94)	$(370)
At March 31, 2023	$24,739	$46,473	$13,013	$3,570	$62,421	$49,849	$200,065
Additions	23,682	25,642	-	979	-	2,433	52,736
Disposal	-	-	-	-	(62,623)	-	(62,623)
Translation adjustment	72	138	39	10	202	153	614
At March 31, 2024	$48,493	$72,253	$13,052	$4,559	$-	$52,435	$190,792

DEPRECIATION AND IMPAIRMENT
At April 1, 2022	(21,180)	(4,320)	(1,677)	(871)	—	(6,242)	(34,290)
Additions	(37,529)	(7,671)	(4,243)	(715)	(12,502)	(9,984)	(72,644)
Written-off	57,629	—	—	—	—	—	57,629
Translation adjustment	$19	$20	$9	$3	$18	$29	$98
At March 31, 2023	$(1,061)	$(11,971)	$(5,911)	$(1,583)	$(12,484)	$(16,197)	$(49,207)
Additions	(23,394)	(13,764)	(2,315)	(863)	(6,019)	(10,388)	(56,743)
Disposal	-	-	-	-	18,543	-	18,543
Translation adjustment	-	(34)	(17)	(4)	(40)	(48)	(143)
At March 31, 2024	$(24,455)	$(25,769)	$(8,243)	$(2,450)	$-	$(26,633)	$(87,550)

CARRYING AMOUNT
At March 31, 2023	$23,678	$34,502	$7,102	$1,987	$49,937	$33,652	$150,858
At March 31, 2024	$24,038	$46,484	$4,809	$2,109	$-	$25,802	$103,242

*	The Motor vehicles represent a car held in trust by Mr. Wong, the Chairman of the Company.

Depreciation is provided on straight-line basis for all property, plant and equipment over their estimated useful lives of the assets as follows:

	Useful life	Residual Value
Leasehold improvements-warehouse and offices	Shorter of estimated useful life of 5 years or expected lease term	Nil
Warehouse equipment	5 years	Nil
Furniture and fixtures	5 years	Nil
Office equipment	5 years	Nil
Motor vehicles	5 years	Nil
Electronic equipment	5 years	Nil

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — INTANGIBLE ASSETS

Amount
COST
At April 1, 2022	$3,651
additions for the year	3,062
translation adjustment	$(12)
At March 31, 2023	$6,701
additions for the year	35,282
translation adjustment	$15
At March 31, 2024	$41,998
AMORTIZATION
At April 1, 2022	(1,335)
charge for the year	(1,342)
translation adjustment	$5
At March 31, 2023	$(2,672)
charge for the year	(7,494)
translation adjustment	$(7)
At March 31, 2024	$(10,173)
CARRYING AMOUNTS
At March 31, 2023	$4,029
At March 31, 2024	$31,825

NOTE 18 — INVENTORIES

	As at March 31, 2024	As at March 31, 2023
Low value consumables	$53,877	$65,955
Merchandised goods	544,652	124,932
Consignment inventories	334,770	-
Provision for obsolete inventories	$-	$-
Total	$933,299	$190,887

None of the inventory are expired. There was no inventory provision or written-off during the year ended March 31, 2024 and 2023.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — TRADE RECEIVABLES, OTHER RECEIVABLES AND PREPAYMENTS

	As at March 31, 2024	As at March 31, 2023
Trade receivables	$3,698,757	$1,646,491
Bad debt provision for trade receivables	-	-
Total	$3,698,757	$1,646,491

The aging analysis of trade receivables is as follows:

	As at March 31, 2024	As at March 31, 2023
Less than 90 days	$2,504,389	$1,373,506
90-180 days	992,290	272,985
180-365 days	195,601	-
>365 days	6,477	-
Total	$3,698,757	$1,646,491

As disclosed in Note 5, the Company estimated the expected credit loss for accounts receivable based on certain assumptions and historical bad debt identified. As of March 31, 2024 and 2023, the Company has not identified any receivables that need to be written-off. Specifically, all trade receivables as of March 31, 2023 and all trade receivables aging longer than 1 year as of March 31, 2024 have been collected subsequently. As such, no allowance on expected credit loss is considered as of March 31, 2024 and 2023. There was no bad debt provision or written-off during the year ended March 31, 2024 and 2023.

	As at March 31, 2024	As at March 31, 2023
Prepayments	$85,616	$66,196
Shares issued in advance for services *	914,858	-
Deposits	261,877	236,359
Total	$1,262,351	$302,555

*	Shares issued in advance for services represents the shares issued to 3 parties for the services in connection with IPO of the Company. Note 27 gives a detail of how to determine the value of the asset.

Prepayments include advances to suppliers and prepaid expenses.

Deposits represent the deposit for rentals or utilities.

The fair value of trade and other receivables have not been disclosed as, due to their short duration, management considers the carrying amounts recognized in the consolidated statements of financial position to be reasonable approximation of their fair values. No credit term is granted to debtors.

NOTE 20 — CASH AND CASH EQUIVALENTS

	As at March 31, 2024	As at March 31, 2023
Cash on hand	$2,055	$1,363
Cash at bank	617,520	523,250
	-	$-
Total	$619,575	$524,613

Cash and cash equivalents comprise cash held by the Group and cash at bank. Cash at bank as at March 31, 2024 and 2023 carry interest at market rates which ranged from 0.30% to 0.40% per annum. Majority of our cash is deposited with financial institution in Hong Kong.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — DEFERRED IPO COSTS

	As at March 31, 2024	As at March 31, 2023
Financial advisory fee	$944,858	$-
Attorney fee	84,162	-
Audit fee	94,564	-
Underwriter’s fee	91,139	-
Industrial research*	21,000	-
Accounting service	20,717	-
Others	$3,635	$-
Total	$1,260,075	$-

*	Industrial research is the cost incurred in connection with the independent industrial analysis report, which will be quoted by the prospectus in the F1 filing.

NOTE 22 — TRADE AND OTHER PAYABLES

	As at March 31, 2024	As at March 31, 2023
Trade payables	$1,323,135	$1,400,644
Employee benefits payable	59,267	82,610
Accrual and other payables	$33,780	$65,796
Total	$1,416,182	$1,549,050

The fair value of trade and other payables have not been disclosed as, due to their short duration, management considers the carrying amounts recognized in the consolidated statements of financial position to be reasonable approximation of their fair values.

Trade payables comprise amounts outstanding for trade purchase. The aging analysis of trade payables is as follows:

	As at March 31, 2024	As at March 31, 2023
<90 days	$1,056,527	$1,320,853
90-180 days	37,232	74,560
180-365 days	229,376	2,468
>365 days	$-	$2,763
Total	$1,323,135	$1,400,644

NOTE 23 — RELATED PARTIES

(1)	Nature of relationship with related parties

Name	Relationship with the Group
Mr. Lap Sun Wong	CEO, Chairman and Controlling shareholder
Mr. Zhifang Zhang	Director
LS International Holdings Limited	A company is controlled by two Directors of the Company
Wing Hong Pharmaceutical Limited	A company is controlled by two Directors of the Company
HongKong Hao Le Ku Limited	A company was controlled by COO of the Company
HongKong Cweili Group Limited	A company was a minority shareholder of the Company
HongKong Profit Fields Group Limited	A company is a minority shareholder of the Company
Hangzhou Liku Electronic Commercial Co., Ltd.	A company is controlled by son of the Chairman of the Company
My Brand Management Limited	A company is controlled by the Chairman of the Company
Billion Built International Limited	A company is controlled by the Chairman of the Company
Fame overseas Supply Chain Limited	A company is controlled by the Chairman of the Company

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23 — RELATED PARTIES (cont.)

(2)	Significant receivables/(payables), on a net basis, between the Group and the above related parties:

Name	As at March 31, 2024	As at March 31, 2023
Wing Hong Pharmaceutical Limited	$1,503	$51,301
My Brand Management Limited	-	3,337
HongKong Profit Fields Group Limited	14,959
Fame overseas Supply Chain Limited	3,509
LS International Holdings Limited	$-	$29,280
Total	$19,971	$83,918

Name	As at March 31, 2024	As at March 31, 2023
Mr. Lap Sun Wong	$(457,145)	$(211,528)
Mr. Zhifang Zhang	(1,194)	(7,756)
HongKong Profit Fields Group Limited	-	(13,099)
HongKong Hao Le Ku Limited	-	(58,145)
Hangzhou Liku Electronic Commercial Co., Ltd.	$(42,338)	$(287)
	$(500,677)	$(290,815)

Related parties receivables/(payables) were unsecured, non-interest bearing and repayment on demand.

The above related parties receivables/(payables) did not include the long term related party payable as disclosed in Note 24

(3)	Significant related parties transactions between the Group and the above related parties for the year ended March 31, 2024:

Name	Sales to	Purchase from		Loan to	Loan from
Mr. Lap Sun Wong	$—		$—	$—	$243,427
Mr. Zhifang Zhang	—		—	—	124,889
LS International Holdings Limited	—		—	3,025	-
My Brand Management Limited	—		—	876	-
Billion Built International Limited	—		—	24,282	-
Wing Hong Pharmaceutical Limited	36,628		—	140,489	-
HongKong Hao Le Ku Limited	—		306,948	-	399,954
HongKong Cweili Group Limited	—		—	-	-
HongKong Profit Fields Group Limited	—		28,662	-	-
Hangzhou Liku Electronic Commercial Co., Ltd.	—		237,777	-	-
Fame overseas Supply Chain Limited	$—	$		$3,510	$-

(4)	Significant related parties transactions between the Group and the above related parties for the year ended March 31, 2023:

Name	Sales to	Purchase from	Loan to	Loan from
Mr. Lap Sun Wong	$—	$62,509	$—	$105,631
Mr. Zhifang Zhang	—	—	—	83,577
LS International Holdings Limited	—	—	2,021	—
My Brand Management Limited	—	—	1,648	—
Billion Built International Limited	—	—	—	—
Wing Hong Pharmaceutical Limited	26,010	—	10,721	—
HongKong Hao Le Ku Limited	—	545,082	—	—
HongKong Cweili Group Limited	3,086	192,905	—	—
HongKong Profit Fields Group Limited	—	42,621	—	—
Hangzhou Liku Electronic Commercial Co., Ltd.	$—	$271,188	$—	$—

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 24 — LONGTERM RELATED PARTY PAYABLE

	As at March 31, 2024	As at March 31, 2023
Longterm related party payable – current portion	$-	$10,548
Longterm related party payable – noncurrent portion	-	12,347
Total Longterm payable	$-	$22,895

In April 2022, the Group bought a vehicle amounting to HK$490,000 (approximately US$62,509) from Mr. Wong, the controlling shareholder of the Group. The vehicle was held in trust by Mr. Wong as of March 31, 2023. In accordance with the vehicle purchase agreement between the Group and Mr. Wong, the Group to pay Mr. Wong HK$240,000 upon receipt of the vehicle and the remaining balance of HK$250,000 (approximately US$31,969) payable per month in 36 instalments till April 29, 2025, with annual interest rate of 3.95%. Subsequently, on September 23, 2023, the vehicle was further sold to a 3rd party. The longterm payable was settled as well during the fiscal year ended March 31, 2024.

NOTE 25 — SHORT-TERM AND LONG-TERM BANK LOAN

	As at March 31, 2024	As at March 31, 2023
Instalment bank loan – current portion	$180,493	$51,805
Instalment bank loan – noncurrent portion	1,119,276	104,515
Total loan	$1,299,769	$156,320

Bank loans represent the amounts due to various banks. As of March 31, 2024 and 2023, short-term and long-term bank loans consisted of the following:

Summary of short-term bank loan and Current portion of long-term bank loans

	Annual Interest	Last payment	As of March 31,	As of March 31,
	Rate	date	2024	2023
Short-term bank loans:
Livi Bank (1)	3.0%	July 5, 2024	$34,704	$-
Total			$34,704	$-
Current portion of long-term bank loans:
Bank of China Ltd. (1)	3.625%	February 4, 2026	53,822	51,805
Bank of China Ltd. (1)	3.625%	October 19, 2033	35,173	-
Standard Charted Bank (2)	3.96%	April 24, 2027	$91,498	$-
Total			$180,493	$51,805

Summary of non-current portion of long-term bank loans

	Annual Interest	Last payment	As of March 31,	As of March 31,
	Rate	date	2024	2023
Non-current portion of long-term bank loans:
Bank of China Ltd. (1)	3.625%	February 4, 2026	$51,052	$104,515
Bank of China Ltd. (1)	3.625%	October 19, 2033	853,722	-
Standard Charted Bank (2)	3.96%	April 24, 2027	$214,502	$-
Total			$1,119,276	$104,515

(1)	The loans are guaranteed by Mr. Wong, Chairman of the Board of Directors of the Company.

(2)	The loan is guaranteed by Mr. Wong and Mr. Zhang, two Directors of the Company.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 26 — LEASE

The Company primarily has operating leases for warehouse, administrative offices and dormitories, through third-parties. A summary of supplemental balance sheet information related to operating leases as of March 31, 2024 and 2023 was as follows:

	As of March 31, 2024	As of March 31, 2023
Lease right-of-use assets, net	$730,451	$503,403

Lease liabilities, current	634,504	357,271
Lease liabilities, non-current	117,836	154,590

Total lease liabilities	$752,340	$511,861

Weighted average remaining lease term	15.6 months	23.2 months

Weighted average discount rate*	3.28%	2.75%

*	The discount rate is based on its historical internal long-term bank loan borrowing rate. In addition, since all of the Company’s leases are warehouse lease which are all located in Hong Kong, which have similar nature and similar economic environment, the Company use the same discount rate for all of lease agreements.

A summary of lease expenses recognized in the consolidated statement of income and comprehensive income(loss) as of March 31, 2024 and 2023 and supplemental cash flow information related to operating leases were as follows:

	For the year ended March 31, 2024	For the year ended March 31, 2023
Operating lease expenses – short-term lease	$38,682	$151,135

Interest for lease liability	31,882	15,929

Right-of-use assets amortization	$861,339	$640,600

Minimum future lease payments under non-cancellable operating leases described above as of March 31, 2024 were as follows:

As of March 31, 2024
By March 31, 2025	$647,235
By March 31, 2026	112,895
By March 31, 2027	6,389
By March 31, 2028	$-
Total future lease payments	766,519

Less: present value discount	(14,179)

Total operating lease liabilities	$752,340

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27 — SHARE CAPITAL AND SHARE PREMIUM

The details of the Group’s share capital are as follows:

	Number of shares * (Class A)	Amount (Class A)	Number of shares * (Class B)	Amount (Class B)	Subscription receivable	Additional Paid-in Capital
Shares outstanding as April 1, 2022	6,843,000	6,843	—	$—	$(6,843)	$388,193
Issuance of shares	—	—	—	—	—	—
Shares outstanding as March 31, 2023	6,843,000	6,843	—	$—	$(6,843)	$388,193
Issuance of Class A shares	2,658,000	2,658			6,843	1,829,715
Issuance of Class B shares			499,000	499	(300,000)	799,501
Shares outstanding as March 31, 2024	9,501,000	9,501	499,000	499	(300,000)	3,017,409

	Number of shares	Amount	Additional Paid-in Capital
Authorized Class A Ordinary shares of US$0.001 as at March 31, 2023 and 2024 *	49,501,000	$49,501	$—
Authorized Class B Ordinary shares of US$0.001 as at March 31, 2023 and 2024 *	499,000	499	$—
Issued Class A Ordinary shares of US$0.001 as at March 31, 2023 *	6,843,000	$6,843	$388,193
Issued Class B Ordinary shares of US$0.001 as at March 31, 2023 *	—	—	$—
Issued Class A Ordinary shares of US$0.001 as at March 31, 2024 *	9,501,000	9,501	$2,217,908
Issued Class B Ordinary shares of US$0.001 as at March 31, 2024 *	499,000	499	$799,501

*	The Company effected a 1:10 forward stock split on October 24, 2024, as a result, the shares issued and outstanding and per share number presented here are adjusted retrospectively.

Class A Ordinary Shares

On December 1, 2023, the Company issued to two shareholders, 617,850 shares each, at unit price $0.001 per share as instructed by old shareholder of the Company to reflect transferring of shares.

On December 1, 2023, the Company issued to three shareholders 474,100 shares each, for their services in connection with the IPO and pre-IPO financing and cash consideration of $1,422 in total. As the services were going to be provided over the time till closing of IPO of the Company, the Company determined the value of the shares at average price over the whole service period in accordance with IFRS 2-13. During the fiscal year ended March 31, 2024, the fair value of the shares were valued at $1,831,137. After deducting the $1,422 cash consideration received by the Company, remaining value of $1,829,715 were determined as the service fee prepaid to the three parties. The services are estimated at 2-years service period, thus $914,857 were recorded as a deferred IPO costs for the services provided and $914,858 were recorded as a prepayment for the service to be provided for the next year.

Class B Redeemable Ordinary Shares

On December 15, 2023, the Company issued 499,000 Class B Redeemable Ordinary Shares, to a shareholder to obtain US$800,000 cash proceeds. As of March 31, 2024, cash proceeds of $500,000 were received, and the remaining $300,000 were recorded as a subscription receivable.

All Class B Redeemable Ordinary Shares have the same par value of USD0.001 per share.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27 — SHARE CAPITAL AND SHARE PREMIUM (cont.)

The major rights, preferences and privileges of the Class B Redeemable Ordinary Shares are as follows:

Description	Contents
Ordinary shares

Where the Directors issue a Share having no preferred, deferred, redemption or other special rights, it shall be issued as an ordinary Share and entitle the holder, subject to any other Share having any preferred, deferred, redemption or other special rights, to

(a) receive notice of, attend and vote at any general meeting of the Company and on any Ordinary Resolution or Special Resolution;

(b) an equal share in any dividend or other Distribution paid by the Company; and

(c) an equal share in the distribution of the surplus assets of the Company.

Voting rights

(i) Holders of Class B Redeemable Ordinary Shares shall be entitled to receive notice of meetings of Members in accordance with these Articles and on the same basis as holders of the Class A Ordinary Shares. Except in relation to the maters as provided below or as otherwise provided by law or from time to time by the provisions hereof, the Class B Redeemable Ordinary Shares and the Class A Ordinary Shares shall vote as a single class.

(ii) Upon any resolution proposed at a general meeting of the Company, every holder of Class B Redeemable Ordinary Shares who is present in person, by its duly authorized representative or by proxy, shall have one vote and on a poll every holder shall have one vote in respect of each Class B Redeemable Ordinary Share registered in the name of such holder.

Redemption Rights

(i) In the event that an Event of Default occurs, upon demand in writing by the Holder, the Company shall redeem out of lawfully available funds the Class B Redeemable Ordinary Shares held by the Holder in full at an amount equal to the proportion of Subscription Monies paid to the Company up to the Redemption Date (which, for the avoidance of doubt, shall mean the Subscription Monies in the amount of US$800,000 less any amount thereof unpaid) plus the interests accrued but not yet paid to the Holder for each portion of the Subscription Monies paid to the Company for the period between the date of payment of such portion of the Subscription Monies and the Redemption Date (both dates inclusive) at the rate of 12% per annum compounded annually (the “Default Redemption Price”).

(ii) In the event that the IPO is not completed due to any Force Majeure Event happening after the end of the 24th month after the Completion Date, upon demand in writing by the Holder, the Company shall redeem out of lawfully available funds the Class B Redeemable Ordinary Shares held by the Holder in full at an amount equal to the proportion of Subscription Monies paid to the Company up to the Redemption Date (which, for the avoidance of doubt, shall mean the Subscription Monies in the amount of US$800,000 less any amount thereof unpaid) plus the interests accrued but not yet paid to the Holder for each portion of the Subscription Monies paid to the Company for the period between the date of payment of such portion of the Subscription Monies and the Redemption Date (both dates inclusive) at the rate of 8% per annum compounded annually (the “Force Majeure Redemption Price”). For the avoidance of doubt, if both Event of Default and the Force Majeure Event have occurred, the Company shall redeem the Subscription Shares in full at the Default Redemption Price.

(iii) In the event that the IPO is not completed for any reason other than an Event of Default and Force Majeure Event which happened after the end of the 15th month after the Completion Date, upon demand in writing by the Holder, the Company shall redeem out of lawfully available funds the Class B Redeemable Ordinary Shares held by the Holder in full at an amount equal to the proportion of Subscription Monies paid to the Company up to the Redemption Date (which, for the avoidance of doubt, shall mean the Subscription Monies in the amount of US$800,000 less any amount thereof unpaid) plus the interests accrued but not yet paid to the Holder for each portion of the Subscription Monies paid to the Company for the period between the date of payment of such portion of the Subscription Monies and the Redemption Date (both dates inclusive) at the rate of 8% per annum compounded annually in relation to such proportion of Subscription Monies (the “Expiry Redemption Price”).

Other Rights	Each Class B Redeemable Ordinary Share shall, unless otherwise provided in this Article 5.8, have attached to it the same rights as a Class A Ordinary Share.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 27 — SHARE CAPITAL AND SHARE PREMIUM (cont.)

Description	Contents
Conversion Right

(a) The Holder is free to convert the Class B Redeemable Ordinary Shares into Class A Ordinary Shares at the Conversion Ratio (as defined below) at any time upon written request to the Company after the Completion Date. “Conversion Ratio” shall be 1:1, ie. One Class B Redeemable Ordinary Share in exchange for one Class A Ordinary Share at the time of the Completion Date, with subsequent customary and proportional adjustments due to stock split, stock dividend etc. of the securities issued by the Company or other corporate events alike. For the avoidance of doubt, the Conversion Ratio shall be adjusted if needed such that the Holder shall not suffer any dilution in its equity interest in any member of the Group before the IPO. Upon tendering of the written request, the Company shall undertake to complete the conversion within 2 Business Days.

(b) In case the Class B Redeemable Ordinary Shares are converted to Class A Ordinary Shares in anticipation of IPO, and that the Company fails to complete the IPO after 15 months of the Completion Date or the occurrence of an Event of Default, whichever is earlier, upon the written request of the Holder, the Company shall convert all the Class A Ordinary Shares held by the Holder back to the Class B Redeemable Ordinary Shares with the associated rights of the Class B Redeemable Ordinary Shares reinstated within 30 calendar days from the written request.

(c) Notwithstanding Article 5.13, any stock split, stock dividend etc. of the securities issued by the Company or other corporate events alike should require the prior written consent of the Holder.

Accounting of Class B Redeemable Ordinary Shares (“Class B shares”)

The Company classified all redeemable Class B shares as an equity in the consolidated statements of financial position as analyzed below, item by item for all criteria in accordance with IAS32 16A and 16B for classification liabilities and equities of puttable instruments:

IAS terms	Analysis Results
16A (a)	Yes, the Class B shares share with the same rights as Class A ordinary shares on liquidation as defined in Article of Association of 5.8 d.

16A (b)	Yes, the Class B shares does not have priority on liquidation as defined in Article of Association of 5.8 d.

16A (c)	Yes, all shares in this Class B have the same term

16A (d)	Yes, the Company does not have other obligation to deliver cash or assets to the holder of the Class B shares

16A (e)	Yes, the expected cash flow of the Class B shares is either from shares sold out or dividend.

16B (a)	No, no other instruments attached in the Class B shares having certain features as described in 16B (a)

16B (b)	No, no any restriction on the return or make it fixing the return

As analyzed above, all criteria are met. Thus, the redeemable Class B shares can be reclassified as an equity.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 28 — RETAINED EARNINGS AND ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME

Retained earnings

The retained earnings comprise the cumulative net gains and losses recognized in the Company’s consolidated profit or loss and other comprehensive income.

Accumulated other comprehensive (loss) income

Accumulated other comprehensive (loss) income represents the foreign currency translation difference arising from the translation of the financial statements of companies within the Group from their functional currency to the Group’s presentation currency.

NOTE 29 — RISK MANAGEMENT AND FAIR VALUES

1.	Capital risk

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximizing the return to owners through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged during the year.

The capital structure of the Group consisted of borrowings net of bank balances and cash, and equity attributable to owners of the Company comprising issued share capital and various reserves.

The directors of the Company review the capital structure regularly. As part of this review, the Group considers the cost of capital and the risks associated with each class of capital, and will balance its overall capital through the payment of dividends, new share issues as well as the issue of new debt or the redemption of existing debt.

The Group monitors capital using the Gearing Ratio, which is net debt divided by total equity. Net debt represents borrowings less cash and cash equivalents. The Company met its objective by minoring borrowing activities.

The Company and its subsidiaries are not subject to externally imposed capital requirements.

	March 31, 2024	March 31, 2023
Total loans and longterm related party payable	1,334,473	$179,215
Less: cash and cash equivalents	(627,257)	(524,613)
Net debt	707,216	(345,398)
Total equity	4,253,659	$585,242
Gearing ratio	17%	(59)%

2.	Financial risk

Financial risk management objectives and policies

The Group’s major financial instruments include trade and other receivables, related parties receivables, cash and cash equivalents, trade and other payables, related parties payables and short-term loans. Details of these financial instruments are disclosed in the respective notes. The risks associated with these financial instruments include credit risk, market risk (interest rate risk and currency risk) and liquidity risk. The policies on how to mitigate these risks are set out below. The management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

3.	Market risk

(i)	Foreign currency risk

While our reporting currency is the U.S. dollar, substantially all of our consolidated revenues and consolidated costs and expenses are denominated in HK$. Substantially all of our assets are denominated in HK$. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and the HK$. If the HK$ depreciates against the U.S. dollar, the value of our HK$ revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and equity is translated at historical exchange rates. Any resulting translation adjustments are not included in determining net income but are included in determining other comprehensive income, a component of equity. As of March 31, 2024, our accumulated other comprehensive loss was $4,858. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29 — RISK MANAGEMENT AND FAIR VALUES (cont.)

(ii)	Interest rate risk

We deposit surplus funds with Hong Kong banks earning daily interest. We do not invest in any instruments for trading purposes. Most of our outstanding debt instruments carry fixed rates of interest. Our operations generally are not directly sensitive to fluctuations in interest rates and we currently do not have any long-term debt outstanding. Management monitors the banks’ prime rates in conjunction with our cash requirements to determine the appropriate level of debt balances relative to other sources of funds. We have not entered into any hedging transactions in an effort to reduce our exposure to interest rate risk.

4.	Credit risk

As at March 31, 2024, the Group’s maximum exposure to credit risk which will cause a financial loss to the Group due to failure to perform an obligation by the counterparties is arising from the carrying amount of the respective recognized financial assets as stated in the consolidated balance sheet.

In order to minimize the credit risk, the management of the Group has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the recoverable amount of each individual trade debt at the end of each reporting period to ensure that adequate impairment losses are made for irrecoverable amounts. In this regard, the directors of the Group consider that the Group’s credit risk is significantly reduced.

The Group’s exposure to credit risk on receivables in influenced mainly by the individual characteristics of each customer therefore concentrations of credit risk primarily arise when the Group has significant exposure to individual customers. In order to minimize the credit risk, management continuously monitors the level of exposure to ensure that follow-up actions and/or corrective actions are taken promptly to lower the risk exposure or to recover overdue balances.

5.	Liquidity risk

In the management of the liquidity risk, the Group monitors and maintains a level of cash and bank balances deemed adequate by the management to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. The management monitors the utilization of bank borrowings and ensures compliance with loan covenants.

Liquidity tables

The following tables detail the Group’s remaining contractual maturity for its non-derivative financial liabilities as at March 31, 2024 based on agreed repayment terms. The tables have been drawn up based on undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The tables include both interest and principal cash flows.

As at March 31, 2024

	Within 1 year	Over 1 year	Total
Bank loans and longterm related party payable	$215,197	$1,119,276	$1,334,473
Lease liability	634,504	117,836	752,340
Trade and other payables	1,416,182	-	1,416,182
Income tax payable	218,831	-	218,831
Related parties payables	$500,677	$-	$500,677
Total	$2,985,391	$1,237,112	$4,222,503

HONG KONG PHARMA DIGITAL TECHNOLOGY HOLDINGS LIMITED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 29 — RISK MANAGEMENT AND FAIR VALUES (cont.)

6.	Fair value

The fair value of financial assets and financial liabilities is determined in accordance with generally accepted pricing models based on discounted cash flow analysis.

The following table presents the fair value of the Group’s financial instruments measured at the end of the reporting period on a recurring basis, categorized into the three-level fair value hierarchy as defined in IFRS 13, Fair Value Measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

—	Level 1 valuations: Fair value measured using only Level 1 inputs i.e. unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.

—	Level 2 valuations: Fair value measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available.

—	Level 3 valuations: Fair value measured using significant unobservable inputs.

During the year ended March 31, 2024, there were no transfers between Level 1 and Level 2, or transfers into or out of Level 3. The Group’s policy is to recognize transfers between levels of fair value hierarchy as at the end of the reporting period in which they occur.

Valuation techniques and inputs used in Level 2 fair value measurements

The directors of the Company consider that the carrying amounts of financial assets and financial liabilities recorded at amortized cost approximate their fair values.

NOTE 30 — COMMITMENTS AND CONTINGENCIES

(1)	Apart from the bank loans and lease liability as disclosed in Note 25 and Note 26, no other commitment was identified by the Company.

(2)	Please see Note 24 and Note 25 for the obligation of future payment.

No contingency is identified by the Company as of March 31, 2024.

NOTE 31 — EVENTS AFTER THE BALANCE SHEET

The Company effected a 1:10 forward stock split on October 24, 2024, as a result, the shares issued and outstanding and per share number presented are adjusted retrospectively.

Ordinary Shares

HONG KONG PHARMA DIGITAL TECHNOLOGY
HOLDINGS LIMITED

PROSPECTUS

January 14, 2025

Until February 8, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.